As filed with the Securities and Exchange Commission on April 28, 1995

                                                 Registration No. 33-___________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  -----------
                                    FORM S-4

                             REGISTRATION STATEMENT
                                     under
                           THE SECURITIES ACT OF 1933
                                  -----------
                             MIDLANTIC CORPORATION
             (Exact name of registrant as specified in its charter)

       New Jersey                      6711                    22-2699903
    (State or other              (Primary Standard          (I.R.S. Employer
    Jurisdiction of                   Industrial           Identification No.)
     Incorporation                 Classification
   or Organization)                 Code Number)

                         Metro Park Plaza, P.O. Box 600
                            Edison, New Jersey 08818
                                  908-321-8000
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

           Joseph H. Kott, Executive Vice President, General Counsel
                             Midlantic Corporation
                         Metro Park Plaza, P.O. Box 600
                            Edison, New Jersey 08818
                                  908-321-8127
               (Name, address, including zip code, and telephone
               number, including area code, of agent for service)
                                  -----------
                  Please send copies of all communications to:

     JOSEPH LUNIN, ESQ.                           ALAN FELLHEIMER, ESQ.
  Pitney, Hardin, Kipp & Szuch           Fellheimer, Eichen, Braverman & Kaskey
       P.O. Box 1945                     One Liberty Place, 1650 Market Street
  Morristown, New Jersey 07962-1945        Philadelphia, Pennsylvania 19103
       (201) 966-6300                              (215) 575-3800
                                  -----------
     Approximate date of proposed sale to the public: At the Effective Date of the Merger, as defined in the Agreement and Plan of Merger, dated as of December 29, 1994 (the "Agreement"), among the Registrant, Midlantic Bank, National Association, Old York Road Bancorp, Inc. and Bank and Trust Company of Old York Road, attached as Appendix A to the Proxy Statement/Prospectus.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE
================================================================================
   Title of
  each class                        Proposed         Proposed
 of securities         Amount        maximum         Maximum         Amount of
    to be              to be        offering         aggregate      registration
  registered         registered  price per unit*  offering price*       fee
- --------------------------------------------------------------------------------
Common Stock,         1,051,299
Par Value $3.00       Shares**       $32.92         $34,608,763       $11,934
================================================================================

 * Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f) under the Securities Act of 1933, as amended, based on the average of the high and low prices reported for Old York Road Bancorp, Inc. Common Stock as of April 27, 1995. For purposes of this calculation, it is assumed that all shareholders of Old York Road Bancorp, Inc. elect to receive common stock in exchange for their shares and that there is no anti-dilution or price adjustment.

** The Registrant also registers hereby such additional shares of its common stock as may be issuable in the Merger pursuant to the anti-dilution and price adjustment provisions of the Agreement.
                                  -----------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 AS AMENDED OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.
================================================================================

                                ---------------

                                     PART I

                       INFORMATION REQUIRED IN PROSPECTUS
                             CROSS REFERENCE SHEET

Item 1.  Cross Reference Sheet.

     Pursuant to Item 501 of Regulation S-K, this cross-reference sheet shows the location in the Proxy Statement of responses to Items 1 through 19 of Part I of Form S-4.


Item                                         Location or Heading
 No.              Caption                    in Proxy Statement/Prospectus
- ----              -------                    -----------------------------

A. INFORMATION ABOUT THE TRANSACTION

1.  Forepart of Registration Statement
    and Outside Front Cover Page
    of Prospectus..........................  Forepart of Registration Statement;
                                             Cross Reference Sheet; Cover Page
                                             of Proxy Statement
2.  Inside Front and Outside Back Cover
    Pages of Prospectus....................  Inside Front Cover

3.  Risk Factors, Ratio of Earnings to
    Fixed Charges and Other Information ...  SUMMARY OF PROXY STATEMENT

    (a)....................................  SUMMARY OF PROXY STATEMENT--
                                             Principal Businesses

    (b) ...................................  SUMMARY OF PROXY STATEMENT--
                                             Principal Businesses

    (c) ...................................  SUMMARY OF PROXY STATEMENT--
                                             The Merger

    (d) ...................................  SELECTED FINANCIAL INFORMATION;
                                             COMPARATIVE PER SHARE DATA

    (e) ...................................  Not Applicable

    (f) ...................................  COMPARATIVE PER SHARE DATA

    (g) ...................................  MARKET PRICE DATA

    (h) ...................................  SUMMARY OF PROXY STATEMENT--
                                             The Merger

    (i) ...................................  SUMMARY OF PROXY STATEMENT--
                                             The Merger

    (j) ...................................  SUMMARY OF PROXY STATEMENT--
                                             The Merger

    (k) ...................................  SUMMARY OF PROXY STATEMENT--
                                             The Merger

Item                                          Location or Heading
 No.              Caption                     in Prospectus/Proxy Statement
- ----              -------                     -----------------------------

4.  Terms of the Transaction
    (a) ...................................  THE PROPOSED MERGER

    (b) ...................................  THE PROPOSED MERGER--Fairness
                                             Opinion

    (c) ...................................  THE PROPOSED MERGER--General
                                             Description

5.  Pro Forma Financial Information .......  Not Applicable

6.  Material Contacts with the Company
    Being Acquired ........................  THE PROPOSED MERGER

7.  Additional Information Required for
    Reoffering by Persons and Parties
    Deemed to be Underwriters .............  Not Applicable

8.  Interests of Named Experts and
    Counsel................................  LEGAL OPINION

9.  Disclosure of Commission Position on
    Indemnification for Securities Act
    Liabilities............................  Not Applicable

B.  INFORMATION ABOUT THE REGISTRANT

10. Information with Respect to S-3
    Registrants ...........................  INFORMATION DELIVERED AND
                                             INCORPORATED BY REFERENCE


11. Incorporation of Certain Information
    by Reference ..........................  INFORMATION DELIVERED AND
                                             INCORPORATED BY REFERENCE

12. Information with Respect to S-2 or
    S-3 Registrants .......................  Not Applicable

13. Incorporation of Certain Information
    by Reference ..........................  Not Applicable

14. Information with Respect to Registrants
    other than S-3 or S-2 Registrants......  Not Applicable

C.  INFORMATION ABOUT THE COMPANY BEING ACQUIRED

15. Information with Respect to S-3
    Companies .............................  Not Applicable

16. Information with Respect to S-2 or
    S-3 Companies .........................  INFORMATION DELIVERED AND
                                             INCORPORATED BY REFERENCE

Item                                         Location or Heading
 No.              Caption                    in Prospectus/Proxy Statement
- ----              -------                    -----------------------------

17. Information with Respect to Companies
    Other than S-2 or S-3 Companies........  Not Applicable

D.  VOTING AND MANAGEMENT INFORMATION

18. Information if Proxies, Consents or
    Authorizations are to be Solicited.....  INTRODUCTORY STATEMENT; THE
                                             PROPOSED MERGER--Consideration;
                                             INFORMATION DELIVERED AND
                                             INCORPORATED BY REFERENCE
19. Information if Proxies, Consents or
    Authorization Are Not to be Solicited
    or in an Exchange Offer................  Not Applicable

                          OLD YORK ROAD BANCORP, INC.
                             York and Easton Roads
                     Willow Grove, Pennsylvania 19090-3282

                                                                 April ___, 1995

To Our Shareholders:

     Old York Road Bancorp, Inc. ("Old York") has entered into an Agreement and Plan of Merger dated as of December 29, 1994 (the "Agreement"), by and among Old York, Old York's bank subsidiary, Bank and Trust Company of Old York Road (the "Bank"), Midlantic Corporation ("Midlantic"), and Midlantic's national bank subsidiary, Midlantic Bank, National Association ("MB"), providing for the merger of Old York with and into Midlantic. Pursuant to the merger, Old York's shareholders will be entitled to receive either $10.00 in cash or 0.3721 of a share of Midlantic's common stock in exchange for each share of Old York's common stock that they own on the effective date of the merger, subject to adjustment and to the limitations and election and allocation provisions set forth in the Agreement, pursuant to which no more than 49% of the number of shares of Old York common stock outstanding (subject to downward adjustment pursuant to the Agreement) may be exchanged for cash.

     The special meeting of the shareholders of Old York to consider and act upon the Agreement will be held on __________, 1995. If the merger is not approved at the special meeting, an annual meeting of shareholders of Old York will thereafter be scheduled for the election of directors. If the merger is approved, Old York anticipates dispensing with the annual meeting for 1995.

     In the accompanying material, you will find the Notice of Special Meeting of Shareholders of Old York and a Proxy Statement/Prospectus setting forth actions to be taken at the meeting, the details of the proposed merger, the conditions to consummation of the merger and information concerning Midlantic, MB, Old York and the Bank, together with a proxy form.

     The Board of Directors of Old York has carefully considered this transaction and believes that consummation of the merger in accordance with the Agreement to be fair to Old York's shareholders and in their best interests. THE BOARD OF DIRECTORS OF OLD YORK HAS UNANIMOUSLY APPROVED THE AGREEMENT AND RECOMMENDS A VOTE FOR THE AGREEMENT. The executive officers and directors of Old York intend to vote all of their shares in favor of the Agreement.

     Because of the importance of the merger to the shareholders of Old York, we urge you to complete and sign the enclosed proxy form and return it as soon as possible in the enclosed postage-prepaid return envelope so that your shares will be represented in the meeting. You may nevertheless attend Old York's meeting and vote in person if you wish to do so.

     The enclosed Proxy Statement also constitutes a Prospectus of Midlantic with respect to the shares of Midlantic's common stock to be issued to the shareholders of Old York if the merger is consummated.

                                                Sincerely,



                                                James M. Mack
                                                President and Chief Executive
                                                  Officer

                          OLD YORK ROAD BANCORP, INC.
                             York and Easton Roads
                     Willow Grove, Pennsylvania 19090-3282

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON __________, 1995

To Our Shareholders:

     NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (the "Meeting") of Old York Road Bancorp, Inc. ("Old York") will be held at ______________________________ on _______________________________________, 1995
at 10:00 a.m., for the purpose of considering and voting upon the following matters:

          1. A proposal to approve an Agreement and Plan of Merger, dated as of December 29, 1994 (the "Agreement"), by and among Old York, Old York's bank subsidiary, Bank and Trust Company of Old York Road (the "Bank"), Midlantic Corporation ("Midlantic"), and Midlantic's national bank subsidiary, Midlantic Bank, National Association ("MB"), providing for the merger (the "Merger") of Old York with and into Midlantic. Pursuant to the Merger, Old York shareholders will be entitled to receive either $10.00 in cash or
     0.3721 of a share of Midlantic's common stock in exchange for each share of Old York's common stock that they own on the effective date of the Merger, subject to adjustment and to the limitations and election and allocation provisions set forth in the Agreement, pursuant to which no more than 49% of the outstanding shares of Old York common stock (subject to downward adjustment pursuant to the Agreement) may be exchanged for cash.

          2. The transaction of such other business as may properly come before the Meeting or any adjournment thereof.

     Only those shareholders of record as of the close of business on [____________], 1995 will be entitled to notice of, and to vote at, the Meeting. A list of such shareholders will be available at the Meeting.

     Consummation of the Merger is subject to certain conditions, including approval of the Merger by the affirmative vote at the Meeting of holders of at least a majority of the shares of Old York common stock voting at the Meeting, whether in person or by proxy. Your vote is important regardless of the number of shares that you own. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT AS SOON AS POSSIBLE IN THE ENCLOSED STAMPED ENVELOPE. You may revoke the proxy at any time prior to its exercise.

                                         By Order of the Board of Directors,



                                         James M. Mack
                                         President and Chief Executive Officer

Willow Grove, Pennsylvania
[_______________], 1995

     THE MERGER IS OF MAJOR IMPORTANCE TO THE SHAREHOLDERS OF OLD YORK. ACCORDINGLY, SHAREHOLDERS ARE URGED TO READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED IN THE ATTACHED PROXY STATEMENT.

                                PROXY STATEMENT

                          OLD YORK ROAD BANCORP, INC.

                                      for

         Special Meeting of Shareholders of Old York Road Bancorp, Inc.

                       to be held on ____________ , 1995

                                   PROSPECTUS

                             MIDLANTIC CORPORATION

                         Common Stock (Par Value $3.00)

                                  ------------

     This Prospectus of Midlantic Corporation ("Midlantic") and Proxy Statement of Old York Road Bancorp, Inc. ("Old York") (such Proxy Statement/Prospectus being hereinafter referred to as the "Proxy Statement") is being furnished in connection with the solicitation of proxies by the Board of Directors of Old York to be used at a special meeting of its shareholders (the "Meeting") to be held on __________, 1995. The purpose of the Meeting is to consider and vote upon an Agreement and Plan of Merger dated as of December 29, 1994 (the "Agreement"), by and among Old York, Old York's bank subsidiary, Bank and Trust Company of Old York Road (the "Bank"), Midlantic and Midlantic's national bank subsidiary, Midlantic Bank, National Association ("MB"), pursuant to which Old York will be merged with and into Midlantic. In addition, the Bank will be merged with and into MB. A copy of the Agreement is attached as Appendix A to this Proxy Statement.

     This Proxy Statement, the accompanying Notice of Special Meeting and form of proxy are first being mailed to the shareholders of record of Old York on or about _____________, 1995.

     In accordance with the terms of the Agreement, upon approval of the Agreement by the shareholders of Old York, receipt of all requisite regulatory approvals and satisfaction or waiver of all conditions, Old York will merge into Midlantic (the "Merger"), which will be the surviving entity in the Merger. In connection with the Merger, each share of common stock of Old York, $1.00 par value per share (the "Old York Common Stock"), issued and outstanding immediately prior to the Effective Time (as hereinafter defined), will be exchanged for the right to receive either $10.00 in cash or 0.3721 of a share (the "Exchange Ratio") of common stock of Midlantic, $3.00 par value (the "Midlantic Common Stock"), subject to the limitations and election and allocation provisions set forth in the Agreement, pursuant to which no more than 49% of Old York Common Stock outstanding (subject to downward adjustment pursuant to the Agreement) may be exchanged for cash, and subject to certain adjustments as more fully described in this Proxy Statement. See "THE MERGER-- Consideration," "--Election Procedure" and "--Allocation Procedure." In connection with the Merger, the Bank will also be merged into MB (the "Bank Merger"), with MB continuing to operate thereafter as a wholly-owned subsidiary of Midlantic.

     Midlantic has filed a Registration Statement pursuant to the Securities Act of 1933, as amended (the "Act"), covering the shares of Midlantic Common Stock which will be issued in connection with the Merger. In addition to constituting the Old York Proxy Statement for the Meeting, this document constitutes a Prospectus of Midlantic with respect to Midlantic Common Stock to be issued if the Merger is consummated.

     OLD YORK STOCK CERTIFICATES SHOULD NOT BE SENT WITH THE ENCLOSED PROXY FORM AND SHOULD NOT BE FORWARDED until after receipt of an election form and a letter of transmittal which will be provided to Old York shareholders on or prior to the Effective Time (as hereinafter defined) of the Merger.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROXY STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO SELL, TO ANY PERSON IN ANY JURISDICTION IN WHICH IT WOULD BE UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT AT ANY TIME, NOR ANY DISTRIBUTION OF SHARES OF MIDLANTIC COMMON STOCK, SHALL UNDER ANY CIRCUMSTANCES IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

The date of this Proxy Statement is _____________, 1995.

                             AVAILABLE INFORMATION

     Midlantic and Old York are both subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's Regional Offices located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

     Midlantic has filed with the Commission a Registration Statement on Form S-4 under the Act (together with all amendments and supplements thereto, the "Registration Statement"), with respect to the securities being offered by this Proxy Statement. As permitted by the rules and regulations of the Commission, this Proxy Statement omits certain information, exhibits and undertakings contained in the Registration Statement. For further information with respect to Midlantic and the securities offered hereby, reference is made to the Registration Statement, including the exhibits thereto.

     Statements contained in this Proxy Statement or in any document incorporated by reference in this Proxy Statement, as to the contents of any document referred to herein or therein, are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the Registration Statement or such other document, each such document being qualified in all respects by such reference.

              INFORMATION DELIVERED AND INCORPORATED BY REFERENCE

     A copy of Old York's Annual Report on Form 10-KSB for the year ended December 31, 1994 accompanies this Proxy Statement.

     The following documents filed by Midlantic with the Commission are incorporated herein by reference:

1.   Midlantic's Annual Report on Form 10-K for the year ended December 31,
     1994.

2. The description of Midlantic Common Stock set forth in Midlantic's Registration Statement on Form 8-A filed by Midlantic pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating such description.

     The following documents filed by Old York with the Commission are incorporated herein by reference:

1.   Old York's Annual Report on Form 10-KSB for the year ended December 31,
     1994.

2. Old York's Annual Report to Shareholders for the year ended December 31, 1994, except for lists of Old York's and the Bank's management.

3. Old York's Current Reports on Form 8-K dated December 29, 1994 and March 7, 1995.

     All documents filed by Midlantic pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Proxy Statement and prior to the Meeting shall be deemed incorporated by reference into this Proxy Statement and a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

     THIS PROXY STATEMENT INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THOSE DOCUMENTS PERTAINING TO MIDLANTIC, OTHER THAN CERTAIN EXHIBITS TO SUCH DOCUMENTS, ARE AVAILABLE WITHOUT CHARGE UPON WRITTEN OR ORAL REQUEST MADE TO CORPORATE SECRETARY, MIDLANTIC CORPORATION, METRO PARK PLAZA, 499 THORNALL STREET, P.O. BOX 600, NEW JERSEY 08818; TELEPHONE NUMBER (908) 321-2793. THOSE DOCUMENTS PERTAINING TO OLD YORK, OTHER THAN CERTAIN EXHIBITS TO SUCH DOCUMENTS, ARE AVAILABLE WITHOUT CHARGE UPON WRITTEN OR ORAL REQUEST MADE TO CORPORATE SECRETARY, OLD YORK ROAD BANCORP, INC., YORK AND EASTON ROADS, P.O. BOX W, WILLOW GROVE, PENNSYLVANIA 19090-3282; TELEPHONE NUMBER (215) 659-3400. IN ORDER TO INSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY [_______________], 1995.

     All information contained or incorporated by reference in this Proxy Statement with respect to Midlantic and MB was supplied by Midlantic and all information contained or incorporated by reference in this Proxy Statement with respect to Old York and the Bank was supplied by Old York. Although neither Midlantic nor Old York have any knowledge that would indicate that any statements or information relating to the other party contained or incorporated herein are inaccurate or incomplete, neither Midlantic nor Old York can warrant the accuracy or completeness of such information or statements as they relate to the other entity or its subsidiaries.

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN AS CONTAINED HEREIN AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROXY STATEMENT DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS DOCUMENT NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF MIDLANTIC OR OLD YORK SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                             TABLE OF CONTENTS                           Page
                                                                         ----
Available Information...................................................
Information Incorporated by Reference...................................
Summary of Proxy Statement/Prospectus...................................
Principal Businesses....................................................
Certain Information Regarding Midlantic.................................
  General ..............................................................
  Midlantic Bank, National Association..................................
Certain Information Regarding Old York..................................
  General ..............................................................
  Recent Developments ..................................................
Comparative Per Share Data..............................................
Market Price Data.......................................................
Selected Financial Information..........................................
  Selected Financial Information of Midlantic...........................
  Selected Financial Information of Old York............................
Introductory Statement..................................................
  Purpose of Meeting....................................................
  Vote Required; Shares Entitled to Vote................................
  Solicitation, Voting and Revocation of Proxies........................
The Proposed Merger.....................................................
  General Description...................................................
  Consideration ........................................................
  Election Procedure ...................................................
  Allocation Procedure .................................................
  Payment of Cash and Delivery of Shares................................
  Federal Income Tax Consequences.......................................
  Rights of Dissenting Old York Shareholders............................
  Background of and Reasons for the Merger..............................
  Interests of Management in the Merger.................................
  Fairness Opinion .....................................................
  Resale Considerations with Respect to Midlantic Common Stock..........
  Conditions to the Merger..............................................
  Regulatory Approvals..................................................
  Management and Operations After the Merger............................
  Effective Time; Amendments; Termination...............................
  Stock Option for Shares of Old York Common Stock......................
Description of Midlantic Capital Stock..................................
  General ..............................................................
  Common Stock..........................................................
  Preferred Stock.......................................................
  Shareholder Nomination of Directors...................................
  Limitation of Liability of Directors and Officers.....................
  Comparison of the Rights of Shareholders under Pennsylvania and New Jersey Law .................................................
Security Ownership of Certain Beneficial Owners and Management of
 Old York ..............................................................
Shareholder Proposals...................................................
Legal Opinion...........................................................
Experts ................................................................

APPENDICES:
Appendix A:
  Agreement and Plan of Merger among Midlantic Corporation,
    Midlantic Bank, National Association, Old York Road Bancorp,
    Inc. and Bank and Trust Company of Old York Road, dated as of
    December 29, 1994 ..................................................    A-1
Appendix B:
  Stock Option Agreement between Midlantic Corporation and Old York
    Road Bancorp, Inc. dated as of December 29, 1994 ...................    B-1
Appendix C:
  Fairness Opinion of Sandler O'Neill & Partners, L.P. .................    C-1
Appendix D:
  Subchapter 15D of the Pennsylvania Business Corporation Law ..........    D-1

                           SUMMARY OF PROXY STATEMENT

     The following information is a brief summary of certain information with respect to the matters to be considered at the Meeting of Old York. This summary is necessarily incomplete and is qualified in its entirety by the more detailed information contained elsewhere in this Proxy Statement. Shareholders should read carefully the details of this Proxy Statement. Certain capitalized terms used in this Summary are defined elsewhere in this Proxy Statement.

                        MEETING OF OLD YORK SHAREHOLDERS

Date, Time and Place of
Meeting of Old York...................                 , 1995, 10:00 a.m. at

Record Date ..........................   [             , 1995]

Shares Outstanding on Record
Date and Entitled to Vote.............           Shares of Old York Common Stock

Purpose of Meeting....................   (i) To consider and vote upon a
                                         proposal to approve the Agreement and
                                         Plan of Merger dated as of December 29,
                                         1994, by and among Old York, Old York's
                                         bank subsidiary, Bank and Trust Company
                                         of Old York Road, Midlantic and
                                         Midlantic's national bank subsidiary,
                                         Midlantic Bank, National Association,
                                         providing for the merger of Old York
                                         with and into Midlantic and (ii) to
                                         transact any other business that
                                         properly may be brought before the
                                         Meeting.

                                   THE MERGER

Description of the Merger.............   Pursuant to the Agreement (a copy of
                                         which is attached as Appendix A to this
                                         Proxy Statement at page A-1), Old York
                                         will be merged into Midlantic with
                                         Midlantic as the surviving corporation.
                                         In addition, the Bank will be merged
                                         into MB, with MB as the surviving
                                         entity and which will continue to
                                         operate as a subsidiary of Midlantic.
                                         See "THE PROPOSED MERGER -- General
                                         Description" and "-- Consideration."

Consideration.........................   At the Effective Time (as hereinafter
                                         defined), each outstanding share of Old
                                         York Common Stock (except for shares
                                         owned by shareholders of Old York who
                                         perfect dissenters' rights in
                                         accordance with applicable law) will be
                                         converted into the right to receive
                                         either $10.00 in cash or 0.3721 of a
                                         share of Midlantic Common Stock,
                                         subject to adjustment and to the
                                         limitations and election and allocation
                                         provisions set forth in the Agreement.
                                         Under the terms of the Agreement, no
                                         more than 49% of Old York Common Stock
                                         outstanding (subject to downward
                                         adjustment pursuant to the Agreement)
                                         may be exchanged for cash. Accordingly,
                                         if the holders of more than 49% of Old
                                         York Common Stock elect cash, then the
                                         shareholders so electing will receive a
                                         combination of cash and Midlantic
                                         Common Stock in exchange for their
                                         shares of Old York Common Stock as
                                         determined in accordance with the
                                         allocation procedures set forth in the
                                         Agreement. In addition, under the
                                         Agreement the price which Old York
                                         shareholders are entitled to receive in
                                         exchange for their shares of Old York
                                         Common Stock will be adjusted downward
                                         if Old York does not meet certain
                                         minimum capital (as adjusted in
                                         accordance with the Agreement)
                                         requirements. The Exchange Ratio is
                                         also subject to adjustment in certain
                                         other circumstances, as more fully
                                         described in this Proxy Statement. No
                                         fractional shares of Midlantic Common
                                         Stock will be issued in the Merger.
                                         Cash payments in exchange for shares of
                                         Old York Common Stock and in lieu of
                                         fractional shares will be received
                                         without interest. See "THE PROPOSED
                                         MERGER -- Consideration," "--Election
                                         Procedure," "-- Allocation Procedure"
                                         and "-- Effective Time; Amendments;
                                         Termination; Price Adjustment."

Election
and Allocation Procedures ............   Each record holder of Common Stock will
                                         receive an election form (the "Election
                                         Form") after the Meeting date and prior
                                         to the Election Date (as defined
                                         below). The Election Form is to be used
                                         by Old York shareholders to submit
                                         their Old York share certificates and,
                                         if they wish, to specify whether they
                                         elect to have their shares converted
                                         into the right to receive cash or into
                                         Midlantic Common Stock. SUCH
                                         SPECIFICATIONS WILL BE EFFECTIVE ONLY
                                         IF SUCH SPECIFICATIONS, ACCOMPANIED BY
                                         THE SHARE CERTIFICATES FOR THE SHARES
                                         TO WHICH THEY RELATE, ARE RECEIVED BY
                                         THE EXCHANGE AGENT, NO LATER THAN 5:00
                                         P.M. ON THE DATE ANNOUNCED BY
                                         MIDLANTIC, IN A NEWS RELEASE DELIVERED
                                         TO THE DOW JONES NEWS SERVICE ("THE
                                         "ELECTION DATE"). The Election Date
                                         must be at least twenty days following
                                         the date of such news release and may
                                         be no more than five business days
                                         prior to the Effective Time and no
                                         later than the date on which the
                                         Effective Time occurs. Except with
                                         respect to shareholders who hold shares
                                         for two or more beneficial owners, a
                                         shareholder may not specify a
                                         preference that part of such
                                         shareholder's shares be converted into
                                         cash and part into Midlantic Common
                                         Stock and must include in his Election
                                         Form all shares of Old York Common
                                         Stock owned by such holder. See "THE
                                         MERGER -- Election Procedures." ANY
                                         SHAREHOLDER WHO DOES NOT SUBMIT A
                                         PROPERLY COMPLETED ELECTION FORM ON OR
                                         PRIOR TO THE ELECTION DATE WILL BE
                                         DEEMED TO HAVE MADE A STOCK ELECTION.
                                         OLD YORK STOCK CERTIFICATES SHOULD NOT
                                         BE SENT WITH THE ENCLOSED PROXY FORM
                                         AND SHOULD NOT BE FORWARDED until after
                                         receipt of an Election Form and a
                                         letter of transmittal which will be
                                         provided to Old York shareholders on or
                                         prior to the effective time of the
                                         Merger. The Agreement contains
                                         provisions governing the allocation of
                                         cash and Midlantic Common Stock, based
                                         upon the tabulation of the Election
                                         Forms submitted to the Exchange Agent.
                                         In general, the allocation procedures
                                         contemplate that the preferences set
                                         forth in the Election Forms will be
                                         honored to the maximum extent
                                         consistent with the cash limitations
                                         provided for in the Agreement. Under
                                         the terms of the Agreement, no more
                                         than 49% of Old York Common Stock
                                         outstanding (subject to downward
                                         adjustment pursuant to the Agreement)
                                         may be exchanged for cash. Accordingly,
                                         if the holders of more than 49% of Old
                                         York Common Stock outstanding elect
                                         cash, then the shareholders so electing
                                         will receive a combination of cash and
                                         Midlantic Common Stock in exchange for
                                         their shares of Old York Common Stock
                                         as determined in accordance with the
                                         allocation procedures set forth in the
                                         Agreement. See "THE MERGER --
                                         Allocation Procedure".

Certain Federal Income
Tax Consequences......................   The Merger is conditioned upon the
                                         receipt of an opinion of counsel to
                                         Midlantic to the effect that the Merger
                                         will constitute a tax-free
                                         reorganization as defined in Section
                                         368(a)(1) of the Internal Revenue Code
                                         of 1986, as amended, and that,
                                         accordingly, (i) no gain or loss will
                                         be recognized by the shareholders of
                                         Old York upon the exchange of their
                                         shares of Old York Common Stock solely
                                         for shares of Midlantic Common Stock
                                         pursuant to the Merger; (ii) in the
                                         case of Old York shareholders who
                                         receive cash in whole or in part in
                                         exchange for their Old York Common
                                         Stock, gain, if any, realized by the
                                         recipient on the exchange will be
                                         recognized, but in an amount not in
                                         excess of the amount of such cash; and
                                         (iii) in the case of Old York
                                         shareholders who recognize gain on the
                                         exchange of their Old York Common Stock
                                         and in whose hands such stock was a
                                         capital asset, such gain will be
                                         treated as a capital gain (except in
                                         the case of any shareholder as to which
                                         the exchange has the effect of a
                                         dividend by reason of the applicability
                                         of certain attribution rules described
                                         in this Proxy Statement. For a more
                                         detailed discussion regarding federal
                                         income tax matters, including the tax
                                         treatment of cash received in lieu of
                                         fractional shares, see "The Proposed
                                         Merger -- Federal Income Tax
                                         Consequences."

Vote Required for Approval
of Merger.............................   The affirmative vote, in person or by
                                         proxy, of the holders of at least a
                                         majority of the shares of Old York
                                         Common Stock voting at the Meeting is
                                         required to approve the Agreement. The
                                         holders of a majority of the
                                         outstanding shares of Old York Common
                                         Stock entitled to vote will constitute
                                         a quorum at the Meeting. See
                                         "Introductory Statement -- Vote
                                         Required; Shares Entitled to Vote."

Rights of Dissenting
Old York Shareholders.................   Pursuant to the provisions of Section
                                         1571 of the Pennsylvania Business
                                         Corporation Law (the "PaBCL"),
                                         shareholders of Old York have the right
                                         to dissent from the Merger and obtain
                                         payment of the "fair value" of their
                                         shares by giving notice in writing
                                         prior to the Meeting to the presiding
                                         officer of Old York that they dissent
                                         from the Merger and thereafter not
                                         effecting a change in the beneficial
                                         ownership of their shares and not
                                         voting in favor of the Merger. If the
                                         Merger is consummated, dissenting Old
                                         York shareholders who fully comply with
                                         the requirements of Subchapter 15D of
                                         the PaBCL will be entitled to receive
                                         from Midlantic a cash payment equal to
                                         the fair value of their Old York shares
                                         as of the Effective Time. Old York
                                         shareholders wishing to dissent from
                                         the Merger are urged to carefully read
                                         "The Proposed Merger -- Rights of
                                         Dissenting Old York Shareholders" and
                                         Appendix D to this Proxy Statement and
                                         to consult with their own legal
                                         advisers.

Recommendation of the
Board of Directors of Old York........   The Board of Directors of Old York has
                                         unanimously approved the Merger and
                                         recommends that shareholders vote "FOR"
                                         the Agreement. See "Introductory
                                         Statement -- Purpose of Meeting" and
                                         "The Proposed Merger -- Reasons for the
                                         Merger."

Interests of Management
in the Merger.........................   As of January 31, 1995, the directors
                                         and executive officers of Old York
                                         beneficially owned in the aggregate
                                         357,326 shares of Old York Common
                                         Stock, or 12.65% of the then issued and
                                         outstanding shares of Old York Common
                                         Stock.

Fairness Opinion......................   The Board of Directors of Old York has
                                         retained Sandler O'Neill & Partners,
                                         L.P. ("Sandler O'Neill") to evaluate
                                         the terms of the Merger.

                                         Sandler O'Neill has delivered a written
                                         opinion dated __________, 1995 to the
                                         Board of Directors of Old York to the
                                         effect that the consideration to be
                                         received by the Old York shareholders
                                         pursuant to the Agreement is, as of the
                                         date of such opinion, fair to such
                                         shareholders from a financial point of
                                         view. A copy of Sandler O'Neill's
                                         opinion is attached as Appendix C to
                                         this Proxy Statement at page C-1. For
                                         information concerning the matters
                                         reviewed, assumptions made and factors
                                         considered by Sandler O'Neill, see "THE
                                         PROPOSED MERGER -- Fairness Opinion."

Resale Considerations with Respect
to Midlantic Common Stock.............   The shares of the Midlantic Common
                                         Stock to be issued in the Merger will
                                         be registered under the Act and will be
                                         freely transferable, except for shares
                                         received by persons, including
                                         directors and executive officers of Old
                                         York, who may be deemed to be
                                         "affiliates" of Midlantic under Rule
                                         145 promulgated under the Act. See "THE
                                         PROPOSED MERGER -- Resale
                                         Considerations with Respect to the
                                         Midlantic Common Stock."

Conditions to the Merger..............   Consummation of the Merger is
                                         contingent upon a number of conditions,
                                         including receiving all necessary
                                         regulatory approvals; the approval of
                                         the Merger by the holders of at least a
                                         majority of the shares of Old York
                                         Common Stock voting at the Meeting; an
                                         opinion of counsel to Midlantic
                                         relating to the tax aspects of the
                                         Merger; and an opinion of Sandler
                                         O'Neill, advisors to Old York, that the
                                         Merger is fair to the shareholders of
                                         Old York from a financial point of
                                         view. Sandler O'Neill's opinion is
                                         included as Appendix C. In addition, as
                                         a condition to the Merger, Old York
                                         must maintain certain minimum capital
                                         (as adjusted in accordance with the
                                         Agreement) requirements and certain
                                         representations and warranties made by
                                         Old York and the Bank in the Agreement
                                         must be true in all material respects
                                         at the Effective Time of the Merger.
                                         The final outcome of a class action
                                         suit filed against Old York, which was
                                         dismissed without prejudice on
                                         April 25, 1995, may impact
                                         whether certain conditions necessary
                                         for the Merger to occur will be
                                         satisfied. See "THE PROPOSED MERGER --
                                         Fairness Opinion," "-- Conditions to
                                         the Merger" and "--Regulatory
                                         Approvals."

Regulatory Approvals..................   Consummation of the Merger requires the
                                         approval or waiver of the Board of
                                         Governors of the Federal Reserve System
                                         (the "Federal Reserve Board") and the
                                         approval of the Department of Banking
                                         of the Commonwealth of Pennsylvania
                                         (the "Pennsylvania Banking
                                         Department"). Consummation of the Bank
                                         Merger requires the approval of the
                                         Comptroller of the Currency (the
                                         "OCC"). Applications for such approvals
                                         or waivers have been filed by
                                         Midlantic. While Midlantic and Old York
                                         anticipate receiving the approvals or
                                         waivers, there can be no assurance that
                                         they will be granted, or that they will
                                         be granted on a timely basis without
                                         conditions unacceptable to Midlantic or
                                         Old York. See "THE PROPOSED MERGER --
                                         Regulatory Approvals."

Closing...............................   The Merger will be consummated (the
                                         "Closing") on the later of (i) the date
                                         on which the Merger is approved by Old
                                         York shareholders and (ii) three days
                                         after all conditions required for
                                         consummation of the Merger have been
                                         satisfied (or waived), or on such other
                                         date as the parties may agree. The
                                         Merger requires that a Certificate of
                                         Merger be filed with the New Jersey
                                         Secretary of State and Articles of
                                         Merger be filed with the Secretary of
                                         the Commonwealth of Pennsylvania. The
                                         effective time of
                                         the Merger (the "Effective Time") will
                                         be the time at which the foregoing
                                         documents have become effective. The
                                         Merger is expected to close late in the
                                         second quarter or early in the third
                                         quarter of 1995. See "THE PROPOSED
                                         MERGER -- Effective Time; Amendments;
                                         Termination."

Termination Rights and Price
Adjustment............................   The Agreement may be terminated by
                                         either Midlantic or Old York if the
                                         Closing has not occurred by December
                                         31, 1995. The Agreement may be
                                         terminated by Old York if the price of
                                         Midlantic Common Stock over a specified
                                         period of time is less than
                                         approximately $22.84 ($26.87 multiplied
                                         by 0.85) and also less than an index
                                         ratio based upon a selected peer group
                                         of other bank holding companies;
                                         provided, however, that in such event
                                         Midlantic, in its sole discretion, may
                                         elect to increase the Exchange Ratio to
                                         avoid such termination. In addition, if
                                         Old York's capital (as adjusted in
                                         accordance with the terms of the
                                         Agreement) falls below a specified
                                         level, Midlantic is not obligated to
                                         effect the Merger. The Agreement also
                                         provides that if Old York does not meet
                                         certain minimum capital (as adjusted in
                                         accordance with the Agreement)
                                         requirements, the price which Old York
                                         shareholders are entitled to receive in
                                         exchange for their shares of Old York
                                         Common Stock will be adjusted downward.
                                         See "-- Effective Time; Amendments;
                                         Termination; Price Adjustment." For a
                                         more complete description of other
                                         termination rights available to
                                         Midlantic and Old York and the price
                                         adjustment provisions, see "THE
                                         PROPOSED MERGER -- Effective Time;
                                         Amendments; Termination" and "--
                                         Conditions to the Merger."

Stock Option to Midlantic
for Old York Shares...................   Midlantic and Old York entered into a
                                         Stock Option Agreement dated December
                                         29, 1994 (the "Stock Option
                                         Agreement"), in connection with the
                                         negotiation by Midlantic and Old York
                                         of the Agreement. Pursuant to the Stock
                                         Option Agreement, Old York has granted
                                         to Midlantic an option (the "Option"),
                                         exercisable only under certain limited
                                         and specifically defined circumstances,
                                         to purchase up to 19.9% of the shares
                                         of Old York Common Stock which would be
                                         outstanding immediately following the
                                         exercise of the Option, for an exercise
                                         price of $7.25 per share. Midlantic
                                         does not have any voting rights with
                                         respect to the shares of Old York
                                         Common Stock subject to the Option
                                         prior to exercise of the Option.
                                         Midlantic has the right to exercise the
                                         Option only upon the occurrence of
                                         certain events including, but not
                                         limited to, the acquisition of
                                         beneficial ownership of at least 20% of
                                         the outstanding shares of Old York
                                         Common Stock by a person or group other
                                         than Midlantic or an affiliate. The
                                         Stock Option Agreement is attached as
                                         Appendix B hereto at page B-1. See "THE
                                         PROPOSED MERGER -- Stock Option for
                                         Shares of Old York Common Stock."

Certain Differences in
Shareholders' Rights..................   On the Effective Date, shareholders of
                                         Old York, except those who receive cash
                                         in the Merger (including those who
                                         perfect dissenters' rights in
                                         accordance with the PaBCL),
                                         automatically will become shareholders
                                         of Midlantic. The rights of
                                         shareholders of Midlantic are
                                         determined by the New Jersey Business
                                         Corporation Act and by Midlantic's
                                         Certificate of Incorporation and
                                         By-laws. The rights of shareholders of
                                         Midlantic differ from the rights of
                                         shareholders of Old York with respect
                                         to certain matters. For a summary of
                                         these differences, see "COMPARISON OF
                                         SHAREHOLDERS RIGHTS UNDER PENNSYLVANIA
                                         AND NEW JERSEY LAW."

                     COMPARATIVE PER SHARE DATA (Unaudited)

     The following table sets forth the income and dividends per common share and year-end book value per common share of Midlantic Common Stock and Old York Common Stock for the year ended December 31, 1994, on an historical and pro forma basis. The historical per share data have been derived from the financial statements of Midlantic and Old York which are incorporated by reference herein. The pro forma combined per share data have been derived after giving effect to the Merger as if it occurred at the beginning of the period presented. See "SELECTED FINANCIAL INFORMATION -- Selected Financial Information of Midlantic Corporation" and "-- Selected Financial Information of Old York Road Bancorp, Inc."

                                                               Year Ended
                                                            December 31, 1994
                                                            -----------------
Midlantic Common Stock

Income Per Share From Continuing Operations:
 Primary
  Historical                                                    $  5.18
  Pro Forma --Midlantic and Old York                               5.10
 Fully Diluted
  Historical                                                       5.11
  Pro Forma -- Midlantic and Old York                              5.03

Cash Dividends Declared Per Share (1)
  Historical                                                        .40
  Pro Forma -- Midlantic and Old York                               .40

Book Value Per Share at Year-end
  Historical                                                      25.19
  Pro Forma -- Midlantic and Old York                             25.11

Old York Common Stock

Income (Loss) Per Share From Continuing Operations:
  Historical (Primary and Fully Diluted)                        $ (1.24)
  Pro Forma Equivalent (Primary)--
   Midlantic and Old York (2)                                      1.90
  Pro Forma Equivalent (Fully Diluted)--
   Midlantic and Old York (2)                                      1.87

Cash Dividends Declared Per Share
  Historical                                                       --
  Pro Forma Equivalent -- Midlantic and Old York (2)                .15

Book Value Per Share at Year-end
  Historical                                                       4.44
  Pro Forma Equivalent -- Midlantic and Old York (2)               9.34
- -----------

(1) The amount of future dividends payable by Midlantic, if any, is subject to the discretion of the Board of Directors of Midlantic. Midlantic's Board of Directors normally considers the cash requirements of Midlantic and its subsidiaries, general business conditions, the dividend paying capacity of MB and applicable governmental regulations and policies. Pro forma amounts assume that Midlantic would have declared cash dividends per share of Midlantic Common Stock equal to the historical cash dividends declared per share of Midlantic Common Stock.

(2) Equivalent pro forma income, cash dividends declared and book value per share of Old York Common Stock represent the income, cash dividends and book value per share of Midlantic Common Stock on a pro forma basis multiplied by 0.3721. Such multiplier represents the exchange ratio (assuming no adjustment) for those shareholders of Old York who elect to receive Midlantic Common Stock in exchange for Old York Common Stock.

     The following table presents the closing sale price reported by Nasdaq per share of Midlantic Common Stock and the last sale price reported by Nasdaq per share of Old York Common Stock on December 29, 1994, the last full trading day prior to the public announcement that Midlantic and Old York had entered into the Agreement and April ____, 1995, a date shortly prior to the mailing of this Proxy Statement. Midlantic Common Stock is traded on The Nasdaq National Market(R). Old York Common Stock is traded on The Nasdaq SmallCap Market(SM). See "MARKET PRICE DATA." The table also presents the equivalent value of Midlantic Common Stock per Old York share which has been calculated by multiplying the market price of Midlantic Common Stock on the dates indicated by the Exchange Ratio of 0.3721. Old York shareholders are urged to obtain current market quotations for Midlantic Common Stock. Because the Exchange Ratio is fixed (subject to adjustment), Old York shareholders are not assured of receiving any specific market value of Midlantic Common Stock. See "THE MERGER
- -- Conditions to the Merger" and "-- Effective Time; Amendments; Termination; Price Adjustment." The price of Midlantic Common Stock at the Effective Time may be higher or lower than the market price at either the time of entering into the Agreement, the time of mailing this Proxy Statement or at the time of the Meeting.

                                                                  Pro Forma
                                                                Equivalent Per
                         Midlantic           Old York            Share of Old
                          Common              Common             York Common
                          Stock                Stock                Stock
                         --------            --------            -----------
 December 29, 1994        $26.75              $7.25                 $9.95
 April _____, 1995        $                   $                     $
                          ------              -----                 -----

                              PRINCIPAL BUSINESSES

Midlantic.............................   Midlantic is a regional bank holding
                                         company organized under the laws of the
                                         State of New Jersey and registered
                                         under the Bank Holding Company Act of
                                         1956, as amended (the "Bank Holding
                                         Company Act"). Midlantic has one bank
                                         subsidiary, Midlantic Bank, National
                                         Association, which operates 261
                                         branches in New Jersey and 63 branches
                                         in southeastern Pennsylvania. At
                                         December 31, 1994, Midlantic on a
                                         consolidated basis had total assets of
                                         $13.3 billion. Midlantic's principal
                                         executive offices are located at Metro
                                         Park Plaza, 499 Thornall Street, P.O.
                                         Box 600, Edison, New Jersey 08818, and
                                         its telephone number is (908) 321-8000.
                                         See "AVAILABLE INFORMATION,"
                                         "INFORMATION INCORPORATED BY REFERENCE"
                                         and "CERTAIN INFORMATION REGARDING
                                         MIDLANTIC."

Old York..............................   Old York is a bank holding company
                                         organized under the laws of the
                                         Commonwealth of Pennsylvania and
                                         registered under the Bank Holding
                                         Company Act. Old York has one bank
                                         subsidiary, Bank and Trust Company of
                                         Old York Road, which operates 14
                                         banking offices in Montgomery, Bucks
                                         and Philadelphia counties,
                                         Pennsylvania. At December 31, 1994, Old
                                         York had total assets of $231.2
                                         million. Old York's principal executive
                                         offices are located at York & Easton
                                         Roads, P.O. Box W, Willow Grove,
                                         Pennsylvania 19090-3282, and its
                                         telephone number is (215) 659-3400. See
                                         "AVAILABLE INFORMATION," "INFORMATION
                                         INCORPORATED BY REFERENCE" and "CERTAIN
                                         INFORMATION REGARDING OLD YORK."

Recent Developments...................   Certain changes in the management of
                                         Old York have occurred in recent
                                         months. In addition, a class action
                                         lawsuit has been filed against Old
                                         York, the outcome of which may impact
                                         whether certain conditions necessary
                                         for the Merger to occur will be
                                         satisfied. See "CERTAIN INFORMATION
                                         REGARDING OLD YORK -- Recent
                                         Developments" for a more detailed
                                         discussion of these matters.

                    CERTAIN INFORMATION REGARDING MIDLANTIC

General

     Midlantic is a regional bank holding company registered with the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") under the Bank Holding Company Act. In addition to MB, Midlantic directly or indirectly through MB, owns additional nonbank subsidiaries. Nonbank subsidiaries owned directly by Midlantic are engaged in the discount brokerage business and credit-related reinsurance. MB's direct subsidiaries primarily hold properties acquired through foreclosure. MB also directly owns a subsidiary engaged in the leasing of motor vehicles. The corporate headquarters of Midlantic is located in Edison, New Jersey.

     As of December 31, 1994, Midlantic was the fourth largest bank holding company headquartered in New Jersey based on total assets. At December 31, 1994, Midlantic reported on a consolidated basis total assets of $13.3 billion, total loans (net of unearned income) of $8.2 billion, total deposits of $10.8 billion and shareholders' equity of $1.4 billion.

Midlantic Bank, National Association

     MB, headquartered in Newark, New Jersey, is a commercial bank established under the laws of the United States. As of December 31, 1994, MB operated 261 branches in 20 counties of New Jersey and 63 branches in Bucks, Chester, Delaware, Montgomery and Philadelphia counties of Pennsylvania. In August 1994, Continental Bank, which was headquartered in Norristown, Pennsylvania and which had been a wholly-owned subsidiary of Midlantic, merged with and into MB, with MB the surviving entity in the merger.

     MB provides a full range of commercial and retail bank services, as well as trust services, which are provided through several offices located within MB's market area. At December 31, 1994, MB constituted in excess of 95 percent of Midlantic's consolidated total assets.

     Additional information about Midlantic and MB is included in documents incorporated by reference in this Proxy Statement. See "INFORMATION DELIVERED AND INCORPORATED BY REFERENCE."

                     CERTAIN INFORMATION REGARDING OLD YORK
General

     Old York is a bank holding company registered with the Federal Reserve Board under the Bank Holding Company Act and subject to examination by the Federal Reserve Board. Old York is headquartered in Willow Grove, Pennsylvania and was incorporated under the laws of the Commonwealth of Pennsylvania for the purposes of acting as a holding company for the Bank which is Old York's sole operating subsidiary.

     The Bank, which is a commercial bank incorporated under the laws of the Commonwealth of Pennsylvania, provides a full range of commercial banking services and trust and other fiduciary services. The Bank presently operates 14 banking offices located in the Pennsylvania counties of Montgomery, Bucks and Philadelphia. The Bank owns, in whole or in part, additional nonbank subsidiaries which primarily hold properties that were acquired in satisfaction of debts previously contracted.

Recent Developments

     (a) On March 2, 1995, the Bank entered into a termination agreement (the "Termination Agreement") with Erwin K. Wenner pursuant to which Mr. Wenner's employment as President and Chief Executive Officer of the Bank and Old York was terminated effective that day. On March 2, 1995, the Bank also entered into an employment agreement with James M. Mack to serve as President and Chief Executive Officer of the Bank. Subsequent thereto, Mr. Mack was elected to serve as President and Chief Executive Officer of Old York and became a director of Old York in place of Mr. Wenner. See "THE MERGER -- Interests of Management in the Merger" for a more detailed discussion of these agreements.

     (b) In early 1995, Richard Goldberg, an Old York shareholder, filed an alleged class action suit (the "Goldberg Litigation") against Old York and various directors and officers of Old York alleging, among other things, that the price to be received by Old York shareholders in the Merger is unfair and that Old York shareholders will be damaged if the Merger is consummated, and further seeking to enjoin the Merger. On April 25, 1995, the Goldberg Litigation was dismissed without prejudice to the right of the plaintiff to appeal the dismissal or to reinstitute the matter at a future date. The status of the Goldberg Litigation immediately prior to the anticipated Closing may directly impact whether certain conditions necessary for the Merger to occur will be satisfied. See "THE MERGER -- Conditions to the Merger."

     For a more detailed discussion of the Goldberg Litigation and other legal proceedings involving Old York and the Bank, reference is made to Old York's Annual Report to Shareholders for the year ended December 31, 1994, which is being delivered with this Proxy Statement and is incorporated herein by reference.

                               MARKET PRICE DATA

     Midlantic Common Stock is traded on The Nasdaq National Market(R) under the symbol "MIDL". Old York Common Stock is traded on The Nasdaq SmallCap Market(SM) under the symbol "BOYR". The following table presents information concerning the market price of Midlantic Common Stock and Old York Common Stock, for the periods indicated, and the cash dividends declared per share of Midlantic
Common Stock. Old York has not declared any cash dividends since 1990.

                                       Midlantic                   Old York
                                      Common Stock               Common Stock
                              ---------------------------       --------------
                                    Price       Dividends         Bid/Price
                                High     Low     Declared        High    Low
                              -------  -------  ---------       ------  ------
1993
1st Quarter ................  $ 22.38  $ 18.13    $ --          $ 6.00  $ 3.00
2nd Quarter ................    25.13    17.50      --            6.50    4.00
3rd Quarter ................    27.75    21.13      --            4.50    3.75
4th Quarter ................    28.63    22.25      --            4.50    3.75

1994
1st Quarter ................  $ 30.88  $ 24.25    $ --          $ 4.88  $ 4.63
2nd Quarter ................    31.88    27.50     .10            5.50    4.88
3rd Quarter ................    30.63    27.63     .13            7.50    7.00
4th Quarter ................    28.63    24.00     .17            9.13    8.63

1995
1st Quarter ................  $ 34.88  $ 26.25    $.22          $ 9.50  $ 8.25
2nd Quarter (through
  April 27, 1995) ..........    38.13    33.88     .32
                              -------  -------   -------        ------  ------

     The following table presents the closing sale price reported by Nasdaq per share of Midlantic Common Stock and the last sale price reported by Nasdaq per share of Old York Common Stock on December 29, 1994, the last full trading day prior to the public announcement that Midlantic and Old York had entered into the Agreement and April ____, 1995, a date shortly prior to the mailing of this Proxy Statement. The table also presents the equivalent value of Midlantic Common Stock per Old York share which has been calculated by multiplying the market price of Midlantic Common Stock on the dates indicated by the Exchange Ratio of 0.3721. Old York shareholders are urged to obtain current market quotations for Midlantic Common Stock. Because the Exchange Ratio is fixed (subject to adjustment), Old York shareholders are not assured of receiving any specific market value of Midlantic Common Stock. See "THE MERGER -- Conditions to the Merger" and "-- Effective Time; Amendments; Termination; Price Adjustment." The price of Midlantic Common Stock at the Effective Time may be higher or lower than the market price at either the time of entering into the Agreement, the time of mailing this Proxy Statement or at the time of the Meeting.

                                                                                                   Pro Forma
                                                                                                 Equivalent Per
                                                           Midlantic            Old York          Share of Old
                                                             Common              Common           York Common
                                                              Stock              Stock              Stock
                                                           ---------            --------         --------------
         December 29, 1994 ...............................   $26.75              $7.25              $9.95
         April 27, 1995 ..................................   $37.13              $                  $
                                                             ------              -----              -----

                   SELECTED FINANCIAL INFORMATION (Unaudited)

     The following tables present certain selected consolidated financial information of Midlantic and Old York. During 1990, 1991 and 1992, Midlantic sold several bank and nonbank subsidiaries as well as certain assets which, in the aggregate, reduced total assets by nearly $6 billion. The tables should be reviewed in conjunction with Midlantic's Annual Report on Form 10-K and Old York's Annual Report on Form 10-KSB for the year ended December 31, 1994, which are incorporated herein by reference (See "Information Delivered and Incorporated by Reference").

            SELECTED FINANCIAL INFORMATION OF MIDLANTIC CORPORATION


                                                                                  Years Ended December 31,
                                                          ------------------------------------------------------------------------
                                                              1994           1993          1992             1991          1990
                                                          -----------     -----------    -----------     -----------   -----------
                                                                (Dollar amounts in thousands, except share and per share data)
Selected Statement of Income Data:
Total interest income ..................................  $   863,484     $   825,547     $1,062,207     $ 1,742,380   $ 2,208,119
Total interest expense .................................      278,947         310,857        542,012       1,104,779     1,370,822
                                                          -----------     -----------    -----------     -----------   -----------
Net interest income ....................................      584,537         514,690        520,195         637,601       837,297
Provision for loan losses ..............................       21,625          81,343        140,580         643,940       701,489
                                                          -----------     -----------    -----------     -----------   -----------
Net interest income (loss) after provision for loan
  losses ...............................................      562,912         433,347        379,615          (6,339)      135,808
Total noninterest income ...............................      214,210         186,453        290,365         244,361       284,591
Total noninterest expenses .............................      473,117         599,447        660,108         824,801       716,238
Income (loss) before income taxes and
  cumulative effect of accounting changes ..............      304,005          20,353          9,872        (586,779)     (295,839)
Income tax expense (benefit) ...........................       24,900        (111,043)         2,844         (43,476)     (100,834)
                                                          -----------     -----------    -----------     -----------   -----------
Income (loss) before cumulative effect of
  accounting changes ...................................      279,105         131,396          7,028        (543,303)     (195,005)
Cumulative effect of accounting changes ................       (7,528)         38,962           --              --            --
                                                          -----------     -----------    -----------     -----------   -----------
Net income (loss) ......................................  $   271,577     $   170,358     $    7,028     $  (543,303)  $  (195,005)
                                                          ===========     ===========     ==========     ===========   ===========

Selected Statement of Condition Data:
Total assets ...........................................  $13,293,538     $13,909,178    $14,397,138     $18,132,081   $25,530,149
Investment securities ..................................    2,756,543       2,455,410      2,114,812       2,655,712     2,738,093
Loans* .................................................    8,237,959       8,409,697      9,050,477      12,586,744    16,894,529
Allowance for loan losses ..............................      349,520         400,311        670,545         847,998       742,172
Other interest-earning assets ..........................    1,113,659       1,778,821      1,995,681       1,108,896     1,237,452
Deposits ...............................................   10,807,334      11,587,801     12,560,029      16,089,823    20,151,931
Short-term borrowings ..................................      584,489         674,497        370,718         588,132     1,307,698
Obligations under capital leases .......................        8,473           8,861          9,386           9,627         9,814
Long-term debt .........................................      373,000         386,752        437,112         463,989       448,178
Shareholders' equity ...................................    1,374,186       1,122,564        843,462         727,299     1,272,775
Weighted average common shares (primary) ...............   52,978,041      50,943,324     41,569,086      38,094,934    38,097,294
Weighted average common shares
 (fully diluted) .......................................   54,521,851      52,568,539     41,953,805      38,094,934    38,097,294

Per Common Share Data:
Income (loss)--primary:
Before cumulative effect of
  accounting changes ...................................      $ 5.18          $ 2.51         $  .08          $(14.36)      $ (5.22)
Cumulative effect of accounting changes ................        (.14)            .76           --               --            --
Net income .............................................        5.04            3.27            .08           (14.36)        (5.22)
Income (loss)--fully diluted:
Before cumulative effect of
  accounting changes ...................................        5.11            2.51            .08           (14.36)        (5.22)
Cumulative effect of accounting changes ................        (.14)            .74           --               --            --
Net income .............................................        4.97            3.25            .08           (14.36)        (5.22)
Book value .............................................       25.19           20.56          17.19            17.78         32.10
Dividends ..............................................         .40            --             --               --            1.19

Financial Ratios:
Return on average assets ...............................        2.02%           1.24%           .04%           (2.49)%        (.82)%
Return on average shareholders' equity .................       21.95           17.50            .92           (52.58)       (13.44)
Net interest margin ....................................        4.79            4.12           3.50             3.20          3.84

Liquidity and Capital Ratios:
Average loans to average deposits* .....................       74.68%          73.06%         77.79%           82.20%        91.00%
Tier 1 risk based ......................................       13.07            9.28           6.83             4.29          5.93
Total risk based .......................................       17.22           13.29          10.76             7.69          8.86
Leverage ...............................................        9.43            6.81           5.19             3.43          4.81

Asset Quality Ratios:
Nonaccrual loans to total loans* .......................        2.00%           3.15%          8.95%            9.96%         6.70%
Nonaccrual assets to total assets ......................        1.86            2.86           8.76             9.99          6.30
Allowance for loan losses to total loans* ..............        4.24            4.76           7.41             6.74          4.39
Allowance for loan losses to nonaccrual loans ..........      211.83          150.89          82.82            67.68         65.55
Net charge-offs to average loans* ......................         .78            1.96           2.49             3.07          1.92

- -----------------
* Loans are stated net of unearned income.


         SELECTED FINANCIAL INFORMATION OF OLD YORK ROAD BANCORP, INC.

                                                                    Years Ended December 31,
                                        -----------------------------------------------------------------------------------
                                           1994              1993               1992             1991               1990
                                        -----------       -----------       -----------       -----------       -----------
                                                      (Dollar amounts in thousands, except share and per share data)
Selected Statement of Income Data:
Total interest income ...............   $    15,485       $    15,089       $    18,285       $    22,150       $    24,915
Total interest expense ..............         5,562             5,245             8,026            12,495            14,142
                                        -----------       -----------       -----------       -----------       -----------
Net interest income .................         9,923             9,844            10,259             9,655            10,773

Provision for loan losses ...........         2,474             1,953             4,222             5,273             2,127
                                        -----------       -----------       -----------       -----------       -----------
Net interest income after
 provision for loan losses ..........         7,449             7,891             6,037             4,382             8,646
Total noninterest income ............         1,766             2,356             2,023             1,946             1,309
Total noninterest expenses ..........        12,714            10,623            11,609            12,284            10,132
                                        -----------       -----------       -----------       -----------       -----------
Income (loss) before income taxes ...        (3,499)             (376)           (3,549)           (5,956)             (177)
Income tax expense (benefit) ........          --                  28               724              (991)             (179)
                                        -----------       -----------       -----------       -----------       -----------
Net income (loss) ...................   $    (3,499)      $      (404)      $    (4,273)      $    (4,965)      $         2
                                        ===========       ===========       ===========       ===========       ===========

Selected Statement of Condition Data:
Total assets ........................   $   231,185       $   223,603       $   222,697       $   260,813       $   269,165
Investment securities ...............        57,948            49,073            33,450            27,258            32,763
Loans* ..............................       148,274           140,112           153,900           200,226           206,688
Allowance for loan losses ...........         5,026             5,502             4,044             5,271             3,963
Other interest-earning assets .......         4,400            13,200             6,500             3,925             4,650
Deposits ............................       216,673           206,076           210,397           243,015           245,818
Shareholders' equity ................        12,537            16,305            10,541            14,722            19,487
Weighted average common shares
 (primary and fully diluted) ........     2,825,312         1,428,525         1,301,545         1,301,545         1,301,861


Per Common Share Data:
Net income (loss)--primary and
  fully diluted .....................   $     (1.24)      $     (0.28)      $     (3.28)      $     (3.81)       $     --
Book value ..........................          4.44              5.77              8.10             11.31             14.97
Dividends ...........................          --                --                --                --                 .50

Financial Ratios:
Return on average assets ............         (1.52)%           (0.19)%           (1.75)%           (1.87)%            --  %
Return on average shareholders'
 equity .............................        (21.93)            (3.30)           (30.42)           (26.29)             --
Net interest margin .................          4.90              5.38              4.84              4.26              4.78

Liquidity and Capital Ratios:
Average loans to average deposits*...         67.58%            71.95%            81.30%            83.55%            84.36%
Tier I risk based ...................          7.90             10.32              6.30              6.30              8.07
Total risk based ....................          9.17             11.60              7.57              7.83              9.58
Leverage ............................          5.50              7.51              4.70              5.71              7.28

Asset Quality Ratios:
Nonaccrual loans to total loans* ....          4.63%             3.27%             3.39%             5.06%             4.34%
Nonaccrual assets to total assets ...          6.36              7.14              7.78              8.61              6.57
Allowance for loan losses
 to total loans* ....................          3.39              3.93              2.63              2.63              1.92
Allowance for loan losses
 to nonaccrual loans ................         73.13            120.00             77.55             52.06             44.21
Net charge-offs to average loans* ...          1.91               .34              2.95              1.95               .83

- --------------------------
*Loans are stated net of unearned income

                             INTRODUCTORY STATEMENT

     All information contained in or incorporated by reference into this Proxy Statement with respect to Old York and the Bank was supplied by Old York for inclusion herein. All information contained herein or incorporated by reference herein with respect to Midlantic and MB was supplied by Midlantic. The first date on which this Proxy Statement, the accompanying Notice of Special Meeting and the enclosed form of proxy are being sent to the shareholders of Old York is on or about [__________, 1995].

     This Proxy Statement does not cover any resales of shares of Midlantic Common Stock to be received by shareholders of Old York upon consummation of the transactions described herein. Affiliates of Old York may be subject to restrictions on their ability to resell the Midlantic Common Stock received by them in the Merger. See "THE PROPOSED MERGER -- Resale Considerations with Respect to the Midlantic Common Stock."

Purpose of Meeting

     At the Meeting, the Old York shareholders will (i) consider and vote upon a proposal to approve the Agreement; and (ii) act on such other matters as may be properly brought before the Meeting. A copy of the Agreement is attached as Appendix A to this Proxy Statement and is incorporated herein by reference. The Agreement provides for the right to receive either $10.00 in cash or 0.3721 of a share of Midlantic Common Stock in exchange for each share of Old York Common Stock outstanding at the time the Merger becomes effective, subject to the limitations and election and allocation provisions set forth in the Agreement, and subject to adjustment in certain circumstances. See "THE PROPOSED MERGER.

THE BOARD OF DIRECTORS OF OLD YORK RECOMMENDS THAT THE SHAREHOLDERS OF OLD YORK VOTE IN FAVOR OF THE MERGER.

Vote Required; Shares Entitled to Vote

     Only holders of record of Old York Common Stock at the close of business on [______________], 1995 (the "Record Date") are entitled to notice of and to vote at the Meeting. The holders of a majority of the outstanding shares of Old York Common Stock entitled to vote will constitute a quorum at the Meeting. The number of shares of Old York Common Stock issued, outstanding and entitled to vote at the close of business on the Record Date was [ ]. The Agreement must be approved by the affirmative vote at the Meeting, either in person or by proxy, of the holders of at least a majority of the votes cast at the meeting.

     Holders of Old York Common Stock of record on the Record Date are entitled to one vote per share on any matter that may properly come before the Meeting.

Solicitation, Voting and Revocation of Proxies

     The enclosed proxy is designed to permit each shareholder of record on the Record Date to vote on all matters to come before the Meeting. This proxy is solicited by the Board of Directors of Old York. Any proxy may be revoked at any time before its exercise by giving written notice of revocation to the Secretary of Old York, at the main office of Old York at York & Easton Roads, Willow Grove, Pennsylvania 19090-3282. A subsequently dated and duly executed proxy, if properly presented, will revoke a prior proxy. Shareholders entitled to vote who have previously executed a proxy may attend the Meeting and vote in person, provided they have filed a written notice of revocation of such proxy with the Secretary of the Meeting prior to the voting of such proxy. Where a shareholder specifies a choice in the form of proxy with respect to a matter being voted upon, the shares represented by the proxy will be voted in accordance with such specification. If no such specification is made, the shares represented by proxies will be voted for the Agreement and in the discretion of the proxyholder as to any matters which may properly come before the Meeting.

     The Board of Directors of Old York knows of no matters, other than the proposed Merger described in this Proxy Statement, that will be presented for consideration at the Meeting. However, if other matters properly come before the Meeting, it is intended that the persons designated as proxies will vote upon such additional matter(s) in accordance with their best judgment.

     The cost of soliciting proxies for the Meeting will be borne by Old York. In addition to the use of the mails, proxies may be solicited personally, by telephone or telegram, and by directors, officers and employees of Old York acting without additional compensation. Arrangements may also be made with brokers, dealers, nominees and other custodians for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and such persons may be reimbursed by Old York for reasonable out-of-pocket expenses.

                              THE PROPOSED MERGER

General Description

     DESCRIPTIONS OF THE MERGER AND THE AGREEMENT (WHICH IS ATTACHED AS APPENDIX A TO THIS PROXY STATEMENT) ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE AGREEMENT WHICH IS HEREBY INCORPORATED IN THIS PROXY STATEMENT BY REFERENCE. SHAREHOLDERS ARE URGED TO CAREFULLY REVIEW THE AGREEMENT.

     The Agreement provides that, at the Effective Time, Old York will be merged with and into Midlantic and Midlantic will be the surviving corporation (the "Surviving Corporation") and all the property, rights, powers and franchises of each of Old York and Midlantic will vest in the Surviving Corporation. Immediately following the Effective Time, the Bank will be merged into MB (the "Bank Merger") and MB will be the surviving bank (the "Surviving Bank"). The separate identity and existence of the Bank will cease upon consummation of the Merger and all property, rights, powers and franchises of each of the Bank and MB will vest in the Surviving Bank and the Surviving Bank will continue to operate as a wholly-owned subsidiary of Midlantic. At the Effective Time, each share of Old York Common Stock outstanding immediately prior to the Effective Time (except for shares, if any, owned by shareholders of Old York who duly exercise dissenting rights pursuant to Section 1571 of the Pennsylvania Business Corporation Law ("PaBCL")) will be converted into the right to receive either $10.00 in cash or 0.3721 of a share (the "Exchange Ratio") of newly issued Midlantic Common Stock, subject to the limitations and election and allocation provisions set forth in the Agreement, and subject to certain adjustments, as more fully described under "-- Consideration," "-- Election Procedures," "-- Allocation Procedures" and "-- Rights of Dissenting Old York Shareholders."

Consideration

     At the Effective Time, each share of Old York Common Stock outstanding (except for shares, if any, owned by shareholders of Old York who perfect their rights of dissent from the Merger pursuant to, and who are entitled to the rights and remedies provided in, Subchapter 15D of the PaBCL) will automatically be converted into the right to receive (i) 0.3721 of a share of Midlantic Common Stock, or (ii) if an Old York shareholder specifically elects to receive cash, $10.00 in cash, subject to the limitations and election and allocation provisions set forth in the Agreement, and subject to certain adjustments. The Agreement provides that no more than 49% of Old York Common Stock outstanding (subject to downward adjustment pursuant to the Agreement) may be exchanged for cash. Accordingly, if the holders of more than 49% of Old York Common Stock elect cash, then the shareholders so electing will receive a combination of cash and Midlantic Common Stock in exchange for their shares of Old York Common Stock as determined in accordance with the allocation procedures set forth in the Agreement. See "--Election Procedure" and "-- Allocation Procedure." Also, see "--Rights of Dissenting Old York Shareholders."

     The Agreement provides that if Old York does not meet certain minimum capital (as adjusted in accordance with the Agreement) requirements, the price which Old York shareholders are entitled to receive in exchange for their shares of Old York Common Stock will be adjusted downward. In addition, in the event Old York's capital (as adjusted in accordance with the terms of the Agreement) falls below a specified level, Midlantic is not obligated to effect the Merger. See "-- Conditions to the Merger," and "-- Effective Time; Amendments; Termination; Price Adjustment."

     In addition, the Exchange Ratio is subject to adjustment to take into account any stock split, stock dividend, stock combination, reclassification or similar transaction by Midlantic with respect to the Midlantic Common Stock. In addition, Old York has the right to terminate the Agreement if the price of Midlantic Common Stock over a specified period of time is less than approximately $22.84 ($26.87 multiplied by 0.85) and less than an index ratio based upon a selected peer group of other bank holding companies. See "MARKET PRICE DATA" for information concerning the market price of Midlantic Common Stock and Old York Common Stock. Midlantic could avoid such termination by agreeing to increase the Exchange Ratio in accordance with the terms of the Agreement, however, Midlantic is under no obligation to adjust the Exchange Ratio in such circumstances. See "-- Effective Time; Amendments; Termination; Price Adjustment" for a more complete description of the termination rights available to Midlantic and Old York.

     No holder of Old York Common Stock will be entitled to receive any fractional shares of Midlantic Common Stock, but instead will be entitled to receive, without interest, a cash payment in the amount equal to the value of such fractional share interest, based on the Last Price (as hereinafter defined) of Midlantic Common Stock. All shares of Midlantic Common Stock that individual Old York shareholders are entitled to receive in exchange for each share of Old York Common Stock held will be aggregated to constitute as many whole shares of Midlantic Common Stock as possible before determining the amount of a cash payment for fractional shares.

Election Procedure

     An election form ("Election Form") will be mailed to each Old York shareholder after the Meeting and prior to the Election Date (as hereinafter defined). An Election Form will also be mailed to persons who become shareholders of record of Old York after the Record Date and before the business day immediately prior to the Election Date.

     The Election Form will enable record holders of Old York Common Stock to specify that they desire to have all of their shares of Old York Common Stock converted into the right to receive cash in the Merger (a "Cash Election") or the right to receive Midlantic Common Stock in the Merger (a "Stock Election"). Any shareholder who (i) validly submits an Election Form and does not make a Cash Election in such Election Form, (ii) or who does make a Cash Election and thereafter validly revokes such Cash Election, (iii) or who does not validly submit an Election Form, shall be deemed to have made a Stock Election.

     An election in an Election Form will be effective only if the Form is properly completed and signed and accompanied by certificates for the shares of Old York Common Stock to which such Election Form relates, received by MB, the Exchange Agent, at 499 Thornall Street, Edison, New Jersey 08837 if sent by mail or overnight delivery, and at 111 Wood Avenue South, Iselin, New Jersey 08830 if delivered by hand, no later than 5:00 p.m., New Jersey local time, on the Election Date. Old York share certificates should not be sent with the enclosed proxy form and should not be forwarded until after receipt of the Election Form and letter of transmittal.

     The method of delivery of the Election Form and the certificates for the shares of Old York Common Stock to which it relates is at the election and risk of the shareholder submitting them. If delivery is by mail, insured registered mail, return receipt requested, should be considered.

     Any Election Form relating to shares of Old York Common Stock with respect to which the record holder thereof has filed and not withdrawn as of the Effective Time a written demand for payment of the fair value of Old York Common Stock pursuant to Subchapter 15D of the PaBCL will be deemed to have been automatically revoked as of the Election Date.

     A combined Election Form containing a single election (a "Combined Election Form") may be submitted by two or more record holders of Old York Common Stock if either holder may be deemed constructively to own the holders' shares of Old York Common Stock by reason of the ownership attribution rules of Section 318 of the Internal Revenue Code of 1986, as amended. Any Combined Election Form and any change or revocation in such Combined Election Form must be signed by or on behalf of all record holders of the Old York Common Stock covered thereby. All shares of Old York Common Stock covered by a single Combined Election Form held by record holders of Old York Common Stock submitting such Combined Election Form will be treated as being held by a single record holder.

     Any record holder of Old York Common Stock who holds such stock as nominee for two or more beneficial owners may submit separate Election Forms for the shares owned by each beneficial owner, each Election Form to contain a different specification of preference (or non-preference). For purposes of the allocation procedures referred to below, each such separate Election Form will be deemed to be submitted by a separate Old York stockholder.

     Any record holder of Old York Common Stock may at any time prior to the Election Date change such holder's election by written notice received by the Exchange Agent at or prior to the Election Date accompanied by a properly completed, revised Election Form. Any record holder of Old York Common Stock may at any time prior to the Election Date revoke such record holder's election by
(i) written notice received by the Exchange Agent at or prior to the Election Date or (ii) withdrawal prior to the Election Date of (x) such record holder's certificates for Old York Common Stock or (y) of the guarantee of delivery of such certificates, previously deposited with the Exchange Agent.

Allocation Procedure

     The allocation among Old York shareholders (other than holders of shares of Old York Common Stock who have filed and not withdrawn a written demand for payment of the fair value of their Old York Common Stock pursuant to Subchapter 15D of the PaBCL) of rights to receive cash or Midlantic Common Stock in the Merger will be effected as follows:

          (I) IF THE NUMBER OF SHARES OF OLD YORK COMMON STOCK FOR WHICH CASH ELECTIONS ARE RECEIVED ("CASH ELECTION SHARES") IS EQUAL TO OR LESS THAN
     (A) 49% OF THE NUMBER OF SHARES OF OLD YORK COMMON STOCK OUTSTANDING IMMEDIATELY PRIOR TO THE EFFECTIVE TIME MINUS (B) THE SUM OF (i) THE SHARES OF OLD YORK COMMON STOCK PURCHASED BY MIDLANTIC OR ANY SUBSIDIARY OF MIDLANTIC ON OR AFTER THE DATE OF THE AGREEMENT, (ii) THE SHARES OF OLD YORK COMMON STOCK REDEEMED BY OLD YORK, IF ANY, FROM THE DATE OF THE AGREEMENT TO THE EFFECTIVE TIME, (iii) THE SHARES OF OLD YORK COMMON STOCK WHICH WERE SUBJECT TO AN OPTION AS TO WHICH A CASH AMOUNT IS TO BE PAID TO ERWIN K. WENNER IN ACCORDANCE WITH THE TERMS OF THE TERMINATION AGREEMENT BETWEEN THE BANK AND MR. WENNER, AND (iv) THE SHARES OF OLD YORK COMMON STOCK, IF ANY, AS TO WHICH THE HOLDERS OF SUCH SHARES HAVE FILED AND NOT WITHDRAWN A WRITTEN DEMAND FOR PAYMENT OF THE FAIR VALUE OF THEIR OLD YORK COMMON STOCK PURSUANT TO SUBCHAPTER 15D OF THE PABCL AT OR BEFORE THE MEETING. (THE "MAXIMUM CASH CONVERSION NUMBER"), THEN:

               (a) all shares of Old York Common Stock for which Stock Elections have been made or deemed made ("Stock Election Shares") and all shares of Old York Common Stock as to which an election is not in effect on the Election Date ("Non-Electing Common Shares") will be converted into Midlantic Common Stock (except as otherwise provided for fractional shares); and

               (b) all Cash Election Shares will be converted into the right to receive cash.

          (II) IF THE NUMBER OF CASH PREFERENCE SHARES IS GREATER THAN THE MAXIMUM CASH CONVERSION NUMBER, THEN:

               (a) all Stock Election Shares and Non-Electing Common Shares will be converted into Midlantic Common Stock (except as otherwise provided for fractional shares); and

               (b) each Cash Election Share shall be converted into the right to receive (i) an amount in cash, without interest, equal to the product of (x) $10.00 and (y) a fraction (the "Cash Fraction"), the numerator of which shall be the Maximum Cash Conversion Number and the denominator of which shall be the total number of Cash Election Shares, and (ii) a number of shares of Midlantic Common Stock equal to the product of (x) the Exchange Ratio and (y) a fraction equal to one minus the Cash Fraction.

     Midlantic will have the right to make rules, not inconsistent with the terms of the Agreement, governing the manner and extent to which Election Forms are to be taken into account, the issuance and delivery of certificates for Midlantic Common Stock into which Old York Common Stock is converted in the Merger and the payment for shares of Old York Common Stock converted into the right to receive cash in the Merger. All such rules and determinations thereunder shall be final and binding on all holders of shares of Old York Common Stock.

Payment of Cash and Delivery of Shares

     As soon as practicable after the Effective Time, the required allocations will be completed and distributions of cash (by check of the Exchange Agent) and delivery of certificates for Midlantic Common Stock will be effected; provided, however, that no cash or new certificates will be delivered to or for the account of any holder of Old York Common Stock until the Merger is consummated and the holder has surrendered to the Exchange Agent (to the extent not previously surrendered with an Election Form) the old certificates for such holder's Old York Common Stock, accompanied by a duly executed letter of transmittal in proper form. A reminder notice will be sent by the Exchange Agent after the Effective Time of the Merger to all Old York shareholders of record who have not submitted an Election Form.

     Holders of outstanding certificates for Old York Common Stock (other than those who have perfected their dissenters' rights or those receiving cash in exchange for their shares), upon proper surrender of such certificates to Midlantic, will receive, promptly after the Effective Time, a certificate representing the full number of shares of Midlantic Common Stock into which the shares of Old York Common Stock previously represented by the surrendered certificates have been converted. At the time of issuance of a new stock certificate, each shareholder so entitled will receive a check for the amount of the fractional share interest, if any, to which such shareholder may be entitled.

     Each share of Midlantic Common Stock for which shares of Old York Common Stock are exchanged will be deemed to have been issued at the Effective Time. Accordingly, Old York shareholders who receive Midlantic Common Stock in the Merger will be entitled to receive any dividend or other distribution which may be payable to holders of record of Midlantic Common Stock as of dates on or after the Effective Time. However, no dividend or other distribution will actually be paid with respect to any shares of Midlantic Common Stock exchanged for Old York Common Stock until the certificate or certificates formerly representing shares of Old York Common Stock have been surrendered, at which time any accrued dividends and other distributions on such shares of Midlantic Common Stock will be paid without interest. See "-- Consideration."

     Holders of Old York Common Stock should not send in their certificates until they receive instructions from Midlantic.

Federal Income Tax Consequences

     THE FEDERAL INCOME TAX DISCUSSION SET FORTH BELOW IS INCLUDED FOR GENERAL INFORMATION ONLY. IT MAY NOT BE APPLICABLE TO CERTAIN CLASSES OF TAXPAYERS, INCLUDING INSURANCE COMPANIES, SECURITIES DEALERS, FINANCIAL INSTITUTIONS, FOREIGN PERSONS AND PERSONS WHO ACQUIRED SHARES OF OLD YORK COMMON STOCK AS COMPENSATION. OLD YORK SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISERS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL AND OTHER TAX LAWS.

     GENERAL. It is intended that the Merger will be treated as a tax-free reorganization as defined in Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), and that, accordingly, no gain or loss will be recognized by Midlantic, Old York, MB or the Bank pursuant to the Merger. Counsel to Midlantic is required, as a condition of closing, to provide an opinion to Midlantic and to Old York with respect to the matter covered by the foregoing sentence and certain other tax matters discussed below. As of the date of this Proxy Statement, counsel has indicated that, based upon the circumstances as they presently exist, it expects to be able to render the required opinion.

     CONSEQUENCES TO SHAREHOLDERS RECEIVING STOCK ONLY. No gain or loss will be recognized by the shareholders of Old York upon the exchange for their shares of Old York Common Stock solely for shares of Midlantic Common Stock pursuant to the Merger. The basis of Midlantic Common Stock received by an Old York shareholder who receives solely Midlantic Common Stock will be the same immediately after the exchange as the basis of such shareholder's Old York Common Stock exchanged therefor. See below as to the receipt of cash in lieu of fractional shares.

     CONSEQUENCES TO SHAREHOLDERS RECEIVING CASH ONLY. Shareholders (including shareholders who perfect dissenters' rights) who receive only cash for their shares of Old York Common Stock will recognize gain or loss for federal income tax purposes measured by the difference, if any, between their basis in the stock and the amount received by them for their stock. The gain or loss will be characterized for federal income tax purposes as a capital gain or loss or as ordinary income. The gain or loss will be characterized as a capital gain if (a) the holder's shares of Old York Common Stock are held as capital assets and (b) the holder receives cash with respect to all shares of Old York Common Stock which the holder owns actually and by application of the attribution rules of
Section 318 of the Code discussed below. If a shareholder is not considered as having disposed of all of his stock by reason of such attribution rules, the characterization of the gain as ordinary income or as capital gain will depend upon whether the receipt of the cash has the "effect of the distribution of a dividend." The application of this standard is discussed below. See "--Consequences to Shareholders Receiving Cash and Midlantic Common Stock."

     Section 318 of the Code provides, in part, that a shareholder will be considered to be the owner of shares which are owned by corporations, partnerships, trusts and estates in which the shareholder has a beneficial ownership interest, shares which such shareholder has an option to acquire, and shares owned by certain members of such shareholders family (not including brothers and sisters of the shareholder). Under certain circumstances, the attribution rules with respect to shares attributed from a family member may be waived by the shareholder.

     CONSEQUENCES TO SHAREHOLDERS RECEIVING CASH AND MIDLANTIC COMMON STOCK. Shareholders who receive or are considered to have received not only cash in exchange for their Old York Common Stock but also Midlantic Common Stock (through application of the allocation procedures described above, the attribution rules of Section 318 of the Code or otherwise) must recognize any gain realized (measured by the excess of (a) the sum of the cash received and the fair market value of the Midlantic Common Stock received over (b) the shareholder's basis), but not in excess of the cash received. No loss may be recognized. The characterization of the gain as either a dividend or as capital gain will be determined on a shareholder-by-shareholder basis. In general, if the distribution of the cash is considered as having the "effect of the distribution of a dividend," then any gain recognized will be taxed as a dividend. If the cash is considered as not having the "effect of the distribution of a dividend," then any gain recognized will be taxed as a capital gain if the Old York Common Stock was held as a capital asset.

     The Internal Revenue Service (the "Service") applies two tests to determine whether a distribution has the "effect of the distribution of a dividend." Capital gains treatment will apply if the exchange is either "not essentially equivalent to a dividend" or "substantially disproportionate" with respect to the shareholder's interest.

     Whether a distribution is "not essentially equivalent to a dividend" depends on the facts and circumstances concerning the individual shareholder. It is difficult to rely upon this test because it is not subject to objective measure and because the Service takes the view that only in very special circumstances (generally, circumstances unrelated to the Merger) will this test be considered to be met. The "substantially disproportionate" test, according to the Service, apparently would be satisfied if an Old York shareholder exchanged a portion of his Old York Common Stock for cash under circumstances in which there has been a significant reduction in such shareholder's percentage interest in Old York. The percentage reduction which is required by the Service involves an analysis in which there has been a hypothetical redemption by Old York. The analysis is complex but, in general, the Service would assume that the Old York shareholder received solely Midlantic Common Stock and then immediately redeemed a portion of the Midlantic Common Stock for cash. The shareholder's percentage of all of the Midlantic Common Stock after this hypothetical redemption would be compared to the percentage owned by the shareholder immediately before the hypothetical redemption. If the first percentage is less than 80% of the second percentage, no dividend will be present. If the first percentage is equal to or greater than 80% of the second percentage, the cash, according to the Service, will be taxed as a dividend. All hypothetical measurements will include shares constructively owned by application of the attribution rules. Any shareholder who seeks to rely on this test should exercise extreme caution in light of the complex analysis involved.

     Where an Old York shareholder receives both Midlantic Common Stock and cash, the basis of the Old York Common Stock received will equal (i) the basis of the Old York Common Stock exchanged therefor, (ii) decreased by the amount of cash received and (iii) increased by the amount of gain recognized, if any, on the exchange.

     CONSEQUENCES OF RECEIPT OF CASH IN LIEU OF FRACTIONAL SHARES. In general, cash paid in lieu of fractional share interests in corporate reorganizations is treated as having been received in part or full payment in exchange for the fractional share interest (and therefore subject to capital gains treatment if the related shares are held as capital assets) if the cash distribution is undertaken solely for purposes of saving the corporation the expense and inconvenience of issuing and transferring fractional shares and is not separately bargained for consideration.

     HOLDING PERIOD. The holding period of Midlantic Common Stock received by an Old York shareholder will include the holding period for the Old York Common Stock exchanged therefor.

Rights of Dissenting Old York Shareholders

     Pursuant to the provisions of Section 1571 of the PaBCL, dissenting shareholders of Old York who follow the procedures specified in Subchapter 15D of the PaBCL ("Subchapter 15D") will be entitled to the rights and remedies of dissenting shareholders as provided in Subchapter 15D. Pursuant to Subchapter 15D, shareholders of Old York have the right to dissent from the Merger and to obtain payment of the "fair value" (determined as provided herein) of their shares of Old York Common Stock if the Merger is consummated.

     SHAREHOLDERS OF OLD YORK WHO CONTEMPLATE EXERCISING THEIR RIGHT TO DISSENT ARE URGED TO READ CAREFULLY THE APPLICABLE PROVISIONS OF SUBCHAPTER 15D, WHICH ARE ATTACHED AS APPENDIX D TO THIS PROXY STATEMENT. THE FOLLOWING IS A SUMMARY OF THE STEPS TO BE TAKEN IF THE RIGHT TO DISSENT IS TO BE EXERCISED. THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE FULL TEXT OF APPENDIX D TO THIS PROXY STATEMENT.

     Each step must be taken in the indicated order and in strict compliance with the applicable provisions of Subchapter 15D in order to perfect dissenter's rights. Any deviations from such steps may result in the forfeiture of dissenter's rights.

     Prior to the Meeting, Old York shareholders who wish to dissent and obtain payment of the fair value of their shares must (1) file with Old York a written notice of intention to demand that they be paid the fair value for their shares if the Merger is consummated (addressed to James M. Mack, President and Chief Executive Officer, Old York Road Bancorp, Inc., York and Easton Roads, Willow Grove, Pennsylvania 19090-3282), (2) effect no change in the beneficial ownership of their shares from the date of such filing continuously through the Effective Time and (3) refrain from voting their shares in approval of the Merger. DISSENTERS WHO FAIL TO COMPLY WITH THE FOREGOING IN ANY RESPECT WILL NOT ACQUIRE ANY RIGHT TO PAYMENT OF THE FAIR VALUE OF THEIR SHARES UNDER SUBCHAPTER 15D. NEITHER A PROXY NOR A VOTE AGAINST THE MERGER WILL CONSTITUTE THE WRITTEN NOTICE REQUIRED BY SUBCHAPTER 15D.

     If the Merger is approved by the affirmative vote at the Meeting, either in person or by proxy, of the holders of at least a majority of the votes cast at the meeting, Old York will mail a further notice to all dissenters who gave due notice of intention to demand payment of the fair value of their shares and who refrained from voting in favor of the Merger. Such notice will (1) state where and when a demand for payment must be sent and certificates for certificated shares must be deposited in order to obtain payment, (2) inform holders of uncertificated shares to what extent transfer of shares will be restricted from the time that demand for payment is received, (3) supply a form for demanding payment that includes a request for certification of the date on which the shareholder, or the person on whose behalf the shareholder dissents, acquired beneficial ownership of the shares and (4) be accompanied by a copy of Subchapter 15D.

     The time set for receipt of the demand for payment and the deposit of certificated shares will not be less than 30 days from the mailing of the notice by Old York. SHAREHOLDERS WHO FAIL TO TIMELY DEMAND PAYMENT, OR FAIL (IN THE CASE OF CERTIFICATED SHARES) TO TIMELY DEPOSIT CERTIFICATES AS REQUIRED BY THE NOTICE SENT BY OLD YORK WILL NOT HAVE ANY RIGHT TO RECEIVE PAYMENT OF THE FAIR VALUE OF THEIR SHARES OF OLD YORK COMMON STOCK UNDER SUBCHAPTER 15D.

     Promptly after the consummation of the Merger, or upon timely receipt of demand for payment if the Merger has already been consummated, Old York will either (i) remit to dissenters who have made demand and (if their shares are certificated) have deposited their certificates the amount that Old York estimates to be the fair value of the shares, or (ii) give written notice that no remittance will be made under Section 1577 of the PaBCL. The remittance or notice will be accompanied by: (1) the closing balance sheet and statement of income of Old York for the fiscal year ending December 31, 1994 together with the latest available interim financial statements, (2) a statement of Old York's estimate of the fair value of the shares, and (3) a notice of the right of the dissenter to demand payment or supplemental payment, as the case may be, accompanied by a copy of Subchapter 15D. If dissenters believe that the amount stated or remitted is less than the fair value of their shares, they may send to Old York their own respective estimates of the fair value of the shares, which will be deemed a demand for payment of the amount or the deficiency.

     See Sections 1579 and 1580 of the PaBCL with respect to valuation proceedings and the manner in which costs and expenses of valuation proceedings are determined and assessed.

Background of and Reasons for the Merger

     In early 1993, the Board of Directors of Old York considered the prospects for the Bank and whether it would have been, at that time, better to remain independent or seek a merger partner. At that time, the Board determined to remain independent and to proceed with a rights offering for the issuance of its common stock. Pursuant to the rights offering, 1,523,767 shares of common stock were issued. The rights offering expired on November 18, 1993.

     Thereafter, the Board did not again consider a merger until some time in June, 1994. At that time, one of the directors wrote to the entire Board to encourage the Board to reconsider the future direction of Old York, and accordingly, the Board, as a group, discussed the future of Old York. Shortly thereafter, an unsolicited inquiry arrived with respect to a foreign investor who was interested in acquiring a financial institution in the United States. Although a confidentiality agreement was negotiated and signed, the foreign institution did not pursue due diligence or make any other offer and that matter was dropped. Although other similar inquiries were received, none of them materialized into offers.

     In August, 1994, the Bank learned that Royal Bank had purchased approximately 8.2% of the common stock of Old York and, although it indicated that it was purchasing the shares for investment at that time, it did not preclude the possibility that it would seek to acquire more shares or Old York in its entirety. The Board of Directors resolved to pursue a determination of how to maximize shareholder value on a methodical basis. Accordingly, considering the then recent unprofitability of the Bank, the long-range prospects for the Bank, and the desire to realize the value of the business franchise for the area in which the Bank is located, the Board determined to interview investment bankers for the purpose of seeking advice on how to proceed. In early September, after interviewing three investment bankers, a Mergers and Acquisitions Committee of the Board (including Messrs. Hankin, Fiorillo, Hunn, Nappen, Poley and Wenner) formed for the purpose, recommended Sandler O'Neill to the Board of Directors. The Board then permitted Sandler O'Neill to review materials relating to Old York, interviewed Sandler O'Neill, received a presentation by Sandler O'Neill concerning the alternatives available to Old York, and, in late September, determined to retain Sandler O'Neill. Sandler O'Neill was requested to provide general guidance as to possible courses of action which could be taken by Old York, including remaining independent or merging with another financial institution.

     Initially, after executing a retainer agreement in early October, Sandler O'Neill met with the Executive Committee of the Board of Directors and determined that in order to effectively consider all options, the Committee and the Board would need to know possible ranges of values that could be obtained in an acquisition transaction. Sandler O'Neill developed a list of financial institutions to be approached to inquire as to the institution's interest in acquiring Old York in a negotiated transaction. The Executive Committee reviewed the identity of the financial institutions that would be initially approached, which had been selected on the basis of the Company's market area, financial ability to complete a transaction, and either a prior history of making acquisitions or prior indication of possible interest in making an acquisition. During the months of October and November, 1994, Sandler O'Neill contacted various financial institutions to ascertain possible interest and permitted certain of those financial institutions which had executed a confidentiality agreement to conduct due diligence on the premises of the Bank and to meet with representatives of the Company either by telephone or in person. Each of the institutions was asked to submit an indication of interest indicating a proposed price and a proposed transaction structure. Royal Bank, although having negotiated a confidentiality agreement, did not sign a confidentiality agreement and, accordingly, did not conduct any due diligence. However, it did make an offer along with other offerors.

     In late November, as a result of the request for indications of interest, five institutions (including Midlantic) submitted indications of interest with various prices and ranges of prices. Other than the proposal from Midlantic, the proposed transactions were for all cash with a price range of $4.00 to $10.02 per share, each with various terms which could have an impact on the ultimate price paid. Only the offer by

Midlantic held open the possibility of a tax-free exchange. Midlantic's offer of $10.00 per share with the possibility of stock as well as cash, did not appear to the Board to be subject to any significant conditions which would cause the $10.00 per share to be significantly reduced. Conversely, the offers from the other institutions were either at a price significantly less than $10.00 per share, or subject to conditions which the Board thought might not be met and, if not met, would have likely resulted in a purchase price significantly less than $10.00 per share.

     Accordingly, the Board determined to pursue the Midlantic offer as being the best offer and instructed its Merger Negotiation Committee (consisting of Messrs. Hankin, Fiorillo and Reibman) to enter into final negotiations with Midlantic for a definitive agreement. Between December 5 and December 29, 1994, representatives of Old York and Midlantic engaged in arms-length negotiations regarding the terms and conditions of a definitive agreement, which ultimately resulted in Midlantic's final offer of $10.00 per share, payable in either cash or stock with certain adjustments and limitations.

     On December 27, 1994, the Board convened a special meeting to consider the proposed agreement and other details of the proposed transaction. The Board of Directors reviewed the procedure that had been used to reach the proposed agreements, the valuation of Old York as an independent entity, and the value of the indications of interest received by Old York. The Board of Directors considered the value of the proposal based on current market prices, the exchange ratio, the anticipated relative initial earnings impact that the acquiror might experience with an acquisition of Old York, and the effect the transaction would have on the prospective acquiror's stock price. The Board also reviewed extensive information presented by Sandler O'Neill on the prospective acquiror, including its past financial performance, historical common stock dividends, stock price performance, stock liquidity and other financial characteristics. The Board took particular note of the fact that Midlantic had submitted the highest diligence adjusted offer and that it was proposing a flexible cash/stock mix at the discretion of the shareholders within limits provided. Finally, Sandler O'Neill presented an extensive analysis of each proposal and indicated that Midlantic's offer was, in Sandler O'Neill's judgment, superior to the other proposals from a financial point of view. The Board also noted that the Bank would effectively become part of a larger entity that would compete more effectively in the communities served by the Bank by offering a number of new or expanded services to residents of such communities.

     At the meeting, Sandler O'Neill rendered its oral opinion, subsequently confirmed in writing, that, as of that date, the Merger consideration proposed to be received by the shareholders pursuant to the Agreement was fair, from a financial point of view. The oral opinion of Sandler O'Neill was based on similar facts and analysis considered in rendering its written Fairness Opinion discussed below.

     The Board of Directors concluded that the $10.00 cash/stock offer made by Midlantic was superior to all other proposals based on the following factors:
(1) the offer as adjusted by contingency charges was higher than all other final proposals; (2) the offer was a choice of cash or stock subject to certain limitations; (3) the likelihood of closing the proposed Merger was substantial because Midlantic has a history of completing other acquisitions; and (4) the downward price protection provided by the adjustment formula.

     THE BOARD OF DIRECTORS OF OLD YORK HAS UNANIMOUSLY APPROVED THE AGREEMENT, BELIEVES IT TO BE FAIR TO THE SHAREHOLDERS OF OLD YORK AND IN THEIR BEST INTERESTS, AND RECOMMENDS THAT OLD YORK SHAREHOLDERS VOTE "FOR" THE AGREEMENT. All the Directors of Old York have indicated their intent to vote all of the Common Shares held by them for the Merger.

     On December 21, 1994, Midlantic's Board of Directors approved the Merger. After approval of the Merger by Old York's Board of Directors, Midlantic announced its participation in the Merger with Old York and, pursuant to a stock repurchase plan approved by its Board of Directors, announced that it expected to repurchase from time to time in the open market outstanding shares of Midlantic Common Stock in a number equal to the approximate number of shares of Midlantic Common Stock estimated to be issued in the Merger. The stock repurchase plan was thereafter amended. The stock repurchase plan now permits the repurchase of up to 5,000,000 shares of Midlantic Common Stock in connection with acquisitions, for Midlantic's dividend reinvestment plan, for Midlantic's stock-based benefit plans and for use in satisfying the requirements of certain corporate securities issued by Midlantic. Accordingly, Midlantic intends to purchase from time to time shares of Midlantic Common Stock in the open market in an amount in excess of the number of shares estimated to be issuable to Old York shareholders in the Merger, subject to restrictions applicable to such purchases under the Exchange Act and regulations thereunder.

Interests of Management in the Merger

     As of January 31, 1995, the directors and executive officers of Old York beneficially owned in the aggregate 357,326 shares of Old York Common Stock, or 12.65% of the shares of Old York Common Stock outstanding.

     The Agreement and Plan of Merger provides for Erwin K. Wenner, former President and Chief Executive Officer of the Bank and Old York, to receive certain options to purchase Old York Common Stock and, at the Effective Time, for such options to be cashed out for an amount equal to the excess, if any, of $10.00 over the applicable exercise price of the options. However, in lieu thereof, and with Midlantic's consent, Mr. Wenner entered into the Termination Agreement with the Bank pursuant to which Mr. Wenner's employment with Old York and the Bank has been terminated. The Termination Agreement terminated and cancelled such options, obligates the Bank to pay Mr. Wenner approximately $29,000 in severance pay and provides that, at the Effective Time, Mr. Wenner will be paid a lump sum of $75,000, subject to adjustment under certain circumstances, in lieu of all of the aforementioned Old York options and in satisfaction of all other obligations that may be owed to Mr. Wenner by Old York or the Bank. In the event that the Merger is not consummated, Mr. Wenner will not receive any payment for the cancellation of the options. Upon Mr. Wenner's termination, pursuant to an employment agreement, effective March 2, 1995, the Bank hired James M. Mack as its President and Chief Executive Officer at a salary of $125,000. Mr. Mack is also to serve as President and Chief Executive Officer of Old York. At the Effective Time, Mr. Mack's employment with the Bank will automatically be terminated and he will receive a cash payment of $100,000, subject to adjustment under certain circumstances.

     In addition to the foregoing, the Agreement requires Midlantic to provide the directors and officers of Old York indemnification against all claims, liabilities, damages and losses arising out of any claim, action, suit or proceeding pending at any time within a period of six years from the Effective Time to the full extent permitted by law (but not beyond the indemnification that would have been available to such directors and officers from Old York as of the date of the Agreement).


Fairness Opinion

     On October 7, 1994, Old York's Board of Directors retained the services of Sandler O'Neill & Partners, L.P. ("Sandler O'Neill") as Old York's financial advisor in connection with a possible acquisition transaction and requested that Sandler O'Neill render its opinion with respect to the fairness, from a financial point of view, of the consideration to be received by the shareholders of Old York in any such transaction.

     Sandler O'Neill is a nationally recognized investment banking firm whose principal business specialty is banks and other financial institutions, and in that connection, is regularly engaged in the valuation of such businesses and their securities in connection with mergers and acquisitions and other corporate transactions. As the financial advisor to Old York, Sandler O'Neill was involved in every stage of the discussions with various financial institutions that culminated in the offer by Midlantic, as well as the negotiations with Midlantic that resulted in the Agreement. There were no limitations imposed by Old York on Sandler O'Neill in connection with its rendering of the Fairness Opinion.

     Sandler O'Neill has delivered a written opinion, dated as of ______________, 1995, to the Old York Board of Directors that the consideration to be received by the holders of Old York common stock pursuant to the Agreement is fair, from a financial point of view, to such shareholders. The full text of Sandler O'Neill's fairness opinion, which sets forth assumptions made and matters considered, is attached as Appendix C to this Proxy Statement. Old York's shareholders are urged to read such opinion in its entirety. Sandler O'Neill's opinion is directed only to the financial terms of the Merger and does not constitute a recommendation to any Old York shareholder as to how such shareholder should vote at the Meeting. The summary information regarding Sandler O'Neill's opinion and the procedures followed in rendering such opinion set forth in this Proxy Statement is qualified in its entirety by reference to the full text of such opinion.

     In connection with this opinion, Sandler O'Neill reviewed among other things: (i) the Agreement, (ii) the Stock Option Agreement dated as of December 29, 1994 by and between Old York and Midlantic, (iii) the audited consolidated financial statements and management's discussion and analysis of the financial condition and results of operations of each of Old York and Midlantic for the three years ended December 31, 1994; (iv) the unaudited consolidated financial statements and management's discussion and analysis of the financial condition and results of operations for the interim period ending March 31, 1995 of each of Old York and Midlantic; (v) financial analyses and forecasts of Old York prepared by and/or reviewed with the management of Old York, (vi) the views of senior management of each of Old York and Midlantic of their respective past and current business operations, results thereof, financial condition and future prospects, (vii) the reported price and trading activity for Old York Common Stock and Midlantic Common Stock, including a comparison of certain financial and stock market information for Old York and Midlantic with similar information for certain other companies the securities of which are publicly traded; (viii) the financial terms of recent business combinations in the banking industry,
(ix) the pro forma impact of the transaction on Midlantic; (x) the current market environment generally and the banking environment in particular, and (xi) such other information, financial studies, analyses and investigations and financial, economic and market criteria as we considered relevant.

     In performing its review, Sandler O'Neill assumed and relied upon, without independent verification, the accuracy and completeness of all of the financial information, analyses and other information reviewed by and discussed with Sandler O'Neill, and Sandler O'Neill did not make any independent evaluation or appraisal of specific assets, the collateral securing assets or the liabilities of Old York or Midlantic or any of their subsidiaries, or the collectibility of any such assets (relying, where relevant, on the analyses and estimates of Old York and Midlantic). With respect to the financial projections reviewed with management, Sandler O'Neill assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of the respective future financial performances of each of Old York and Midlantic, and that such performances will be achieved. Sandler O'Neill also assumed that there has been no material change in Old York's or Midlantic's assets, financial condition, results of operations, business or prospects since the date of the last financial statements made available to us. Sandler O'Neill further assumed that Old York will remain as a going concern for all periods relevant to the analysis, and that the conditions precedent in the Agreement are not waived.

     In connection with rendering its fairness opinion to the Old York Board of Directors, Sandler O'Neill performed a variety of financial analyses. The following is a summary of such analyses, but does not purport to be a complete description of Sandler O'Neill's analysis. The preparation of a fairness opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analyses or summary description. Sandler O'Neill believes that its analyses must be considered as a whole and that selecting portions of such analyses and the factors considered therein, without considering all factors and analyses, could create an incomplete view of the analyses and the processes underlying Sandler O'Neill's opinion. In performing its analyses, Sandler O'Neill made numerous assumptions with respect to industry performance, business and economic conditions and various other matters, many of which cannot be predicted and are beyond the control of Old York, Midlantic or Sandler O'Neill. Any estimates contained in Sandler O'Neill's analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than such estimates. Estimates of values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold. Because such estimates are inherently subject to uncertainty, Sandler O'Neill assumes no responsibility for their accuracy.

     STOCK TRADING HISTORY. Sandler O'Neill examined the history of the trading prices and volume of Old York Common Stock and the historical performance of Old York Common Stock relative to the Standard & Poor's 500 Index, The NASDAQ banking stocks index and the following composite group of twenty-one publicly traded Maryland, New Jersey and Pennsylvania banking institutions (the "Peer Institutions").

     Since the secondary offering in November 1993, Old York Common Stock has primarily traded in the $4.25 to $5.75 range. In late August, there was a significant price appreciation and the stock began trading in the $5.50 to $7.50 range. In the year prior to the acquisition announcement, the largest volume (28.3%) of trades took place in the $5.375 to $6.125 range, while 23.1% of the trading volume was in the $6.875 to $7.625 range.

     Relative to the comparative indices, Old York Common Stock traded at par until August of 1994 where it began to consistently outperform all of the indices.

     COMPARABLE GROUP ANALYSIS. Sandler O'Neill also prepared a comparable group analysis, which analyzed the historical performance of the bank over the last five years, and compared such performance to two groups of institutions. The first group was composed of regional commercial banks in Maryland, New Jersey, and Pennsylvania with asset size similar to that of Old York. The second group included the most highly valued, nationwide commercial banks as of the date of the acquisition announcement within the same asset range. The analysis looked at key operating, balance sheet, capitalization, credit quality, profitability and valuation ratios. Of particular note was the capitalization of the bank which was significantly below that of its peers and the highly valued group. It also compared the asset quality ratios such as non-performing assets ("NPAs") to total assets and nonperforming loans to total loans; both statistics showed that Old York was well above the median for both groups. Old York did maintain strong net interest margins throughout 1993 and 1994, margins that were above its regional peers and even the highly valued group. Overall, Old York's efficiency ratio was extremely high and profitability low. Old York, however, had high expense ratios for the last four years relative to the peer groups.

     ANALYSIS OF SELECTED MERGER TRANSACTIONS. Sandler O'Neill reviewed 120 transactions (of which 49 were consummated and 71 were pending) announced January 1, 1994 to December 24, 1994 involving public commercial banks as targets with transactions value over $15 million ("All Transactions"), eleven transactions (of which seven were consummated and four were pending) announced from January 1, 1994 to December 24, 1994, involving public commercial banks in Maryland, New Jersey and Pennsylvania ("Regional Transactions"), and twelve transactions (of which seven were consummated and five were pending) announced from January 1, 1994 to December 24, 1994, involving public commercial banks with NPAs to total assets greater than 5.00% ("NPAs/Assets > 5.0% Transactions"). The NPAs/Assets > 5% Transactions were reviewed because of the fact that key features of this group of transactions, including a high level of non-performing assets and a high level of expenses associated with non-performing assets, were the predominant characteristics indicative of Old York. Sandler O'Neill calculated the ratios of price to earnings (based on net income), price to book value, price to tangible book value, price to deposits, price to total assets, and deposit premium paid in each such transaction and computed high, low, mean and median ratios for each such ratio and for the respective groups of transactions. Based upon the median multiples for All Transactions, Sandler O'Neill derived an imputed range of values per share of Old York Common Stock of $9.01 to $15.51. Based upon the median multiples for Regional Transactions, Sandler O'Neill derived an imputed range of value per share of Old York Common Stock of $10.19 to $15.18. Based upon the median multiples for NPAs/Assets > 5.00% Transactions, Sandler O'Neill derived an imputed range of values per share of Old York Common Stock of $6.43 to $9.45. Because the characteristics of this last group were most similar to those of Old York, within the context of the analysis of Selected Merger Transactions, Sandler O'Neill placed more weight on this analysis.

     DISCOUNTED CASH FLOW ANALYSIS. Sandler O'Neill performed an analysis which estimated the future cash flows of Old York through 1999 under various circumstances, assuming Old York performed in accordance with the earnings forecasts of its management and certain variations thereof (including variations with respect to the growth rate of assets, net interest spread, non-interest income, noninterest expenses and dividend payout ratio). To approximate the terminal value of Old York Common Stock at the end of the five year period, Sandler O'Neill applied price to earnings multiples ranging from 8.0x to 21.5x and applied multiples of book value ranging from 80% to 215%. The terminal values were then discounted to present values using different discount rates (ranging from 9% to 14%) chosen to reflect different assumptions regarding the required rates of return of holders or prospective buyers of Old York Common Stock. This analysis indicated a range of value per share of Old York Common Stock of $1.13 to $7.93. In connection with this analysis, Sandler O'Neill extensively used sensitivity tables to illustrate the effects that changes in the underlying assumptions would have on the resulting present value.

     Sandler O'Neill's retainer agreement provides that Old York will pay Sandler O'Neill a transaction fee in connection with the Merger, a substantial portion of which is contingent upon consummation of the Merger. Under the terms of the agreement, Old York has agreed to pay Sandler O'Neill a fee equal to 1% of the aggregate consideration paid to Shareholders and option holders in the
Merger, or approximately $    (based on the number of shares of Old York Common
Stock outstanding on the Record Date and assuming no adjustment to the Merger consideration). Under the terms of the agreement, Old York has also agreed to pay Sandler O'Neill an initial quarterly retainer fee of $15,000 and $10,000 per quarter thereafter for general advisory services, of which $15,000 has been paid as of the date hereof, and a fee of $50,000 in connection with the rendering of the fairness opinion, which has also been paid, with all such fees credited against the 1% Transaction Fee. Sandler O'Neill will receive reimbursement of its reasonable out-of-pocket expenses, and Old York has agreed to indemnify Sandler O'Neill against certain liabilities under federal securities laws.

Resale Considerations With Respect to the Midlantic Common Stock

     The shares of Midlantic Common Stock that will be issued if the Merger is consummated have been registered under the Act and will be freely transferable, except for shares received by persons, including directors and executive officers of Old York, who may be deemed to be "affiliates" of Old York under Rule 145 promulgated under the Act. An "affiliate" of an issuer is defined generally as a person who "controls" the issuer. Directors, executive officers and 10% shareholders are generally presumed by the Commission to control the issuer. Affiliates may not sell their shares of Midlantic Common Stock acquired pursuant to the Merger, except pursuant to an effective registration statement under the Act covering the Midlantic Common Stock or in compliance with Rule 145 or another applicable exemption from the registration requirements of the Act.

     Persons who may be deemed to be "affiliates" of Old York have delivered letters to Midlantic in which they have agreed to certain restrictions on their ability to sell, transfer or otherwise dispose of ("transfer") any Old York Common Stock owned by them and any Midlantic Common Stock acquired by them in the Merger.

     Pursuant to Rule 145, the affiliates have also agreed to refrain from transferring Midlantic Common Stock acquired by them in the Merger, except in compliance with certain restrictions imposed by Rule 145. Certificates representing the shares of Midlantic Common Stock acquired by each such person pursuant to the Merger will bear a legend reflecting that the shares are restricted in accordance with the letter signed by such person and may not be transferred except in compliance with such restrictions. However, the restrictions of Rule 145 are only applicable for a 2-year period, unless the Old York affiliate becomes an affiliate of Midlantic. Moreover, as a practical matter, the limitations of Rule 145 are minimized in that during any three-month period, so long as Midlantic is current in its reporting obligations under the Exchange Act, Old York affiliates may effect in any 3-month period, in normal brokers' transactions, the sale of the greater of (i) 1% of the outstanding Midlantic Common Stock or (ii) the average weekly trading volume of Midlantic Common Stock during a specified 4-week period.

Conditions to the Merger

     Consummation of the Merger is subject to the satisfaction or waiver of certain conditions, including (i) approval by the affirmative vote of the holders of a majority of the outstanding shares of Old York Common Stock voting at the meeting, whether in person or by proxy; (ii) the receipt of all consents, orders, approvals and authorizations of all necessary government authorities and expiration of all required waiting periods, necessary for the consummation of the Merger (see "-- Regulatory Approvals"); and (iii) the effectiveness of the registration statement covering the shares of Midlantic Common Stock to be issued to Old York shareholders, which shares shall also have been approved for designation on The Nasdaq National Market(R). In addition, consummation of the Merger is conditioned upon receipt by the parties of an opinion of counsel to Midlantic to the effect that the exchange of Old York Common Stock for Midlantic Common Stock is a tax-free reorganization within the meaning of
Section 368 of the Code. See "-- Federal Income Tax Consequences."

     Consummation of the Merger is also conditioned on, among other things, (i) the continued accuracy in all material respects of the representations and warranties of Old York, the Bank, Midlantic and MB contained in the Agreement;
(ii) the performance by Old York, the Bank, Midlantic and MB, in all material respects, of all of their respective obligations under the Agreement; (iii) the absence of any temporary restraining order, preliminary or permanent injunction or other court order that would prevent the consummation of the Merger; (iv) no loan or commitment to make a loan by Old York or the Bank to any principal shareholder of Old York or any director or executive officer of Old York or the Bank, since September 30, 1994, having been modified to extend or postpone any maturity date or the prepayment of any portion thereof (except in compliance with the Bank's underwriting standards, not in violation of any law or regulation and with notice to MB), increase any principal, release any collateral or otherwise adversely change its collectibility or the security thereof and no guarantee with respect to any such loan or commitment, whether currently effective or to become effective at any time or upon any condition, having been released or modified in any way to adversely change the guarantee or the availability of any collateral therefor; and (v) receipt by the Board of Directors of Old York of a Fairness Opinion of Sandler O'Neill. See "-- Fairness Opinion." In addition, consummation of the Merger is conditioned upon Old York satisfying certain minimum capital (as adjusted in accordance with the Agreement) requirements. If Old York's capital (as adjusted in accordance with the terms of the Agreement) falls below a specified level, Midlantic is not obligated to effect the Merger. The Agreement also provides that if Old York does not meet certain minimum capital (as adjusted in accordance with the Agreement) requirements, the price which Old York shareholders are entitled to receive in exchange for their shares of Old York Common Stock will be adjusted downward. See "-- Effective Time; Amendments; Termination; Price Adjustment."

     In addition, Old York may terminate the Agreement in the event that the price of Midlantic Common Stock over a specified period of time is less than approximately $22.84 ($26.87 multiplied by 0.85) and less than an index ratio based upon a selected agreed upon peer group of other bank holding companies. Midlantic could avoid such termination by agreeing to increase the Exchange Ratio in accordance with the terms of the Agreement, however, Midlantic is under no obligation to adjust the Exchange Ratio in such circumstances. Further, either Midlantic or Old York may terminate the Agreement (i) if the Effective Time shall not have occurred on or prior to December 31, 1995; (ii) if the shareholders of Old York fail to approve the Agreement at the Meeting; or (iii) if any application for any necessary regulatory or governmental approval is denied or withdrawn at the recommendation of the applicable regulatory agency or governmental authority. Either Midlantic or Old York may also terminate the Agreement if (i) there has occurred a material adverse change in the business, operations, assets or financial condition of any other party; (ii) any other party materially breaches any of its representations, warranties, covenants, agreements or obligations under the Agreement; or (iii) any closing condition cannot reasonably be met by any other party after the other party has had a reasonable opportunity to cure such condition. The Agreement may also be terminated with the written consent of all of the parties. See "-- Effective Time; Amendments; Termination; Price Adjustment."

     On April 25, 1995, the Goldberg Litigation was dismissed without prejudice to the right of the plaintiff to appeal the dismissal or to reinstitute the matter at a future date. It is possible that the status of the Goldberg Litigation immediately prior to the anticipated Closing may have a direct impact upon whether Old York will be able to satisfy all of the conditions precedent to consummation of the Merger. If a court were to enjoin the Merger, neither Old York nor Midlantic would be obligated under the Agreement to effect the Merger. See "CERTAIN INFORMATION REGARDING OLD YORK--Recent Developments" for a description of the Goldberg Litigation.

     No assurance can be given that all of the conditions necessary to consummate the Merger, as provided for in the Agreement, will be satisfied or waived.

     Old York has agreed that prior to the Effective Time, except as otherwise approved by Midlantic in writing or as permitted or required by the Agreement, it will not, among other things, (i) change any provision of its Articles of Incorporation or By-laws or any similar governing documents; (ii) change the number of shares of, or issue any more shares of or grant any option or right with respect to, Old York Common Stock, or split, combine or reclassify any shares of, or declare, set aside or pay any dividend, or other distribution in respect of, Old York Common Stock, or redeem or otherwise acquire any shares of Old York Common Stock; (iii) grant any severance or termination pay (other than pursuant to policies of Old York in effect on the date of the Agreement or as agreed to by Midlantic in writing) to, or enter into or amend any employment agreement with, any of its directors, officers or employees; adopt any new employee benefit plan or arrangement of any type or amend any such existing benefit plan or arrangement; or award any increase in compensation or benefits (except for increases pursuant to commitments existing on the date of the Agreement) to its directors, officers or employees; (iv) sell or dispose of any substantial amount of assets or incur any significant liabilities other than in the ordinary course of business consistent with past practices and policies; (v) take any action outside of the ordinary course of business or take any action that would interfere with its ability to perform its obligations under the Agreement; or (vi) agree to do any of the foregoing.

     Old York has further agreed that it shall not, directly or indirectly, encourage or solicit or hold discussions or negotiations with, or provide any information to, any person, entity or group (other than Midlantic) concerning any merger or sale of shares of capital stock or sale of substantial assets or liabilities not in the ordinary course of business, or similar transactions involving Old York (an "Acquisition Transaction"), except that Old York may enter into discussions or negotiations or provide information in connection with an unsolicited possible Acquisition Transaction if the Board of Directors of Old York, after consulting with counsel, determines that such discussions or negotiations should be commenced in the exercise of its fiduciary responsibilities or such information should be furnished in the exercise of its fiduciary responsibilities. Old York has agreed to promptly communicate to Midlantic the terms of any proposal, whether written or oral, which it may receive in respect of any Acquisition Transaction and the fact that it is having discussions or negotiations with, or supplying information to, a third party in connection with a possible Acquisition Transaction.

     The Agreement permits Midlantic to pursue business combinations other than the Merger and to issue securities in connection therewith. Midlantic may consider and pursue such other acquisition opportunities from time to time and may consummate one or more acquisition transactions prior to or after the consummation of the Merger. Such future acquisition opportunities could involve the issuance by Midlantic of cash, Midlantic Common Stock or other securities of Midlantic, or any combination thereof.

Regulatory Approvals

     Consummation of the Merger is subject, among other things, to prior receipt of all necessary regulatory approvals. On March 22, 1995, Midlantic submitted a letter to the Federal Reserve Board seeking a waiver of the requirement for approval of the Merger under Section 3 of the Bank Holding Company Act as well as a waiver of the requirements of filing an application thereunder. On March 22, 1995, Midlantic filed an application with the Pennsylvania Banking Department. On March 22, 1995, MB filed an application with the OCC for approval of the Bank Merger under the Bank Merger Act. The approval or waiver of the Federal Reserve Board and the approval of the Pennsylvania Banking Department and the OCC are required in order for the Merger and the Bank Merger to be consummated. While both Midlantic and Old York anticipate receiving such required approvals or waivers, there can be no assurance that the approvals or waivers will be granted, or that they will be granted on a timely basis and without conditions that Midlantic or Old York find unacceptable.

Management and Operations After the Merger

     At the Effective Time, as a result of the Merger, Old York will be merged into Midlantic, which will be the surviving entity in the Merger. In addition, immediately after the Effective Time, the Bank will merge into MB, with MB as the surviving entity. MB will continue to operate as a subsidiary of Midlantic.

Effective Time; Amendments; Termination; Price Adjustment

     Consummation of the Merger (the "Closing") will occur the later of (i) the day on which the Merger is approved by Old York shareholders and (ii) three days after all conditions required for consummation of the Merger have been satisfied (or waived), or on such other date agreed to by Midlantic and Old York. The Effective Time of the Merger will be the close of business on the day in which both the New Jersey Certificate of Merger and the Pennsylvania Articles of Merger have been filed. See "-- Conditions to the Merger." At the Closing, documents required to satisfy the conditions to the Merger of the respective parties will be exchanged.

     The Agreement may be amended, modified or supplemented with respect to any of its terms or terminated by the mutual consent of Midlantic, MB, Old York and the Bank at any time prior to the Effective Time.

     The Agreement may be terminated at any time prior to the Effective Time if:
(a) any representation or warranty of either party in the Agreement is not true and correct in all material respects, (b) either party breaches any covenant or agreement made by it in the Agreement, or (c) the Closing has not occurred on or prior to December 31, 1995. In addition, in the event Old York's Adjusted Capital (as hereinafter defined) falls below $12 million, as determined by Midlantic, Midlantic is not obligated to effect the Merger. "Adjusted Capital" of Old York is defined under the Agreement as the sum of shareholders' equity and the allowance for loan loss calculated by the method utilized in computing shareholders' equity and the allowance for loan loss for the Old York Financial Statements at September 30, 1994 (provided that shareholders' equity as so calculated shall not be less than $7.3 million), increased by amounts up to (i)
$300,000 paid to or accrued after the date of the Agreement for services rendered to Old York by Sandler O'Neill, in connection with the Agreement, (ii) $150,000 paid to or accrued after the date of the Agreement for legal services incurred by Old York in connection with the negotiation and consummation of the Agreement, (iii) $185,000 for the accrual of expenses incurred in connection with cancellation of Erwin Wenner's options to be cancelled pursuant to the Agreement, and (iv) $150,000 additional adjustment to the investment portfolio of the Bank incurred by reason of the application of certain accounting rules (FASB 115) relating to certain securities held for sale in addition to such amount as shown in the Old York Financial Statements as of September 30, 1994, without regard to any adjustments which are made pursuant to Section 5.2.6 of the Agreement. As of March 31, 1995, the Adjusted Capital of Old York computed as set forth above (assuming the maximum amounts referred to in clauses (i)-(iv) above have been accrued as of March 31, 1995) was $__________.

     Pursuant to the Agreement, if Old York does not meet certain minimum capital requirements, the price which Old York shareholders are entitled to receive in exchange for their shares of Old York Common Stock will be adjusted downward. Specifically, the Agreement provides that in the event Midlantic determines that Old York's Adjusted Capital is less than $17.6 million, the amount of cash and the number of shares of Midlantic Common Stock into which Old York Common Stock will be converted into the right to receive shall be adjusted as follows:

     (i) after determining the amount of cash and the number of shares of Midlantic Common Stock to which the holders of Old York Common Stock would otherwise be entitled to receive without regard to this condition,

     (ii) the amount of cash to be received by shareholders of Old York entitled to receive solely cash will be reduced below the amount of such cash by the amount of $0.01 per share for each full $100,000 by which such Adjusted Capital is less than $17.6 million, provided, however, if the Adjusted Capital is less than $15.5 million, the amount of such cash will be reduced by $0.22 plus $0.02 for each full $100,000 by which such Adjusted Capital is less than $15.5 million, provided further, if the Adjusted Capital is less than $12 million, Midlantic may elect, in its sole discretion, to determine that the minimum capital requirements condition of the Agreement has not been met or to decrease such cash amount by $0.92 plus $0.02 for each full $100,000 by which such Adjusted Capital is less than $12 million, and

     (iii) after determining the amount of cash to be paid to the shareholders of Old York entitled to receive solely cash, the shares of Midlantic Common Stock to be received by shareholders of Old York entitled to receive solely Midlantic Common Stock will be reduced by reducing the Exchange Ratio by multiplying the Exchange Ratio by a fraction (the "Reduction Fraction"), the numerator of which shall be the cash amount as so determined pursuant to the provisions in clause (ii) above and the denominator of which shall be the amount of cash to which the shareholders of Old York entitled to receive solely cash shall be entitled to without regard to the provisions in clause (ii) above, and

     (iv) after so determining the amount of cash to be paid to the shareholders of Old York entitled to receive solely cash, and the amount of Midlantic Common Stock to be received by the shareholders of Old York entitled to receive solely Midlantic Common Stock, the amount of cash and the amount of Midlantic Common Stock to be received by the shareholders of Old York entitled to receive both cash and Midlantic Common Stock shall be reduced by multiplying the amount of such cash (determined without regard to the provisions in clause (ii)) by the Reduction Fraction and the Exchange Ratio (determined without regard to the provisions of clause (iii) above) by the Reduction Fraction.

     The following examples illustrate the price adjustment provided for by the above formulas (for purposes of these examples, it is assumed that the amount of cash which would be received in exchange for each share of Old York Common Stock without applying the price adjustment is $10.00 and that the Exchange Ratio without applying the price adjustment is 0.3721):

     (a) If Old York's Adjusted Capital were determined to be $16.6 million, then for each share of Old York Common Stock exchanged in the Merger, Old York shareholders entitled to receive solely cash would be entitled to receive $9.90 (instead of $10.00) and Old York shareholders entitled to receive solely Midlantic Common Stock would be entitled to receive approximately
0.3684 (instead of 0.3721) of a share of Midlantic Common Stock. The amount of cash and Midlantic Common Stock to be received by Old York shareholders entitled to receive a combination of cash and stock as a result of the election and allocation procedures would be similarly proportionally reduced.

     (b) If Old York's Adjusted Capital were determined to be $15 million, then for each share of Old York Common Stock exchanged in the Merger, Old York shareholders entitled to receive solely cash would be entitled to receive $9.68 (instead of $10.00) and Old York shareholders entitled to receive solely Midlantic Common Stock would be entitled to receive approximately 0.3602 (instead of 0.3721) of a share of Midlantic Common Stock. The amount of cash and Midlantic Common Stock to be received by Old York shareholders entitled to receive a combination of cash and stock as a result of the election and allocation procedures would be similarly proportionally reduced.

     (c) If Old York's Adjusted Capital were determined to be at a level less than $12 million, then Midlantic could determine, in its sole discretion, not to effect the Merger or to effect the Merger. If Midlantic so determined to effect the Merger and assuming, for example, Old York's Adjusted Capital had been determined to be $11.5 million, then, for each share of Old York Common Stock exchanged in the Merger, Old York shareholders entitled to receive solely cash would be entitled to receive $8.98 (instead of $10.00) and Old York shareholders entitled to receive solely Midlantic Common Stock would be entitled to receive approximately 0.3341 (instead of 0.3721) of a share of Midlantic Common Stock. The amount of cash and Midlantic Common Stock to be received by Old York shareholders entitled to receive a combination of cash and stock as a result of the election and allocation procedures would be similarly proportionally reduced.

     The following chart shows the amount of cash and the number of shares of Midlantic Common Stock into which Old York Common Stock will be converted into the right to receive based upon the above examples:


                                            Then each share of Old York Common Stock
If the Adjusted                             would be converted into either:
Capital Level were:                         Cash     or    Shares of Midlantic Common Stock
- -------------------                         ----           --------------------------------

$  17.6 million or more..................   $10.00                      0.3721
   16.6 million..........................     9.90                      0.3684*
   15.0 million..........................     9.68                      0.3602*
   11.5 million**........................     8.98                      0.3341*

- ------------------

*    Approximate.

** If Adjusted Capital is determined to be less than $12 million, Midlantic has the option to determine that the minimum capital requirements condition of the Agreement has not been met.

     Neither the above illustrations nor the several assumed Adjusted Capital levels are intended to reflect what any shareholder of Old York necessarily will receive or what Old York's Adjusted Capital will be when finally determined in accordance with the Agreement. Management of Old York is unable as of the date of this Proxy Statement to determine whether there will be a price adjustment in accordance with the formulas described above.

     In addition, Old York may terminate the Agreement if both of the following conditions are satisfied: (a) the Acquiror Final Price (as hereinafter defined below) is less than $26.87 multiplied by 0.85 (which is approximately $22.84) and (b)(i) the number obtained by subtracting from 1.0 a fraction, in which the numerator is the Acquiror Final Price and the denominator is 26.87 (the "Acquiror Starting Price"), is greater than (ii) the number obtained by (x) subtracting from 1.0 a fraction (the "Index Ratio"), in which the numerator is the Index Final Price (as defined below) and the denominator is 100 (the "Index Starting Price"), and (y) multiplying the result by 1.15. Midlantic could avoid such termination by electing, in its sole discretion, to increase the Exchange Ratio to equal the lesser of (i) a number equal to a quotient, the numerator of which is 0.85 multiplied by the Acquiror Starting Price multiplied by the Exchange Ratio (as then in effect) and the denominator of which is the Acquiror Final Price, and (ii) a number equal to a quotient, the numerator of which is the Exchange Ratio (as then in effect) multiplied by the Acquiror Starting Price and by the number which results from
(x) 0.15 multiplied by (the Index Ratio subtracted from 1.0) (y) subtracted from the Index Ratio, and the denominator of which is the Acquiror Final Price. See "-- Conditions to the Merger."

     The "Acquiror Final Price" is defined in the Agreement as the average of Last Prices of Midlantic Common Stock for the 20 consecutive full trading days ending at the close of trading on the date on which the last required regulatory approval or waiver is received. "Last Price" is defined in the Agreement as the closing price per share of Midlantic Common Stock as quoted on The Nasdaq National Market(R) and published in the Wall Street Journal for each day trading in the relevant measuring period.

     The "Index Final Price" is defined in the Agreement as the average of the Index Prices (as defined below) for the 20 consecutive full trading days ending at the close of trading on the later to occur of the date of receipt of OCC approval of the Bank Merger or the date of Federal Reserve Board approval of the Merger. "Index Price" on a given date is defined in the Agreement as the weighted average (weighted as provided for in the Agreement) of the common stock closing prices of a selected agreed upon peer group of publicly traded bank holding companies.

     Upon the termination of the Agreement, the transactions contemplated thereby (other than the confidentiality provisions contained therein) will be abandoned without further action by any party and each party will bear its own expenses. In the event of a termination, each party will retain all rights and remedies it may have at law or equity under the Agreement.

Stock Option for Shares of Old York Common Stock

     Midlantic and Old York entered into a Stock Option Agreement dated December 29, 1994 (the "Stock Option Agreement"), in connection with the negotiation of the Agreement. THE STOCK OPTION AGREEMENT IS SET FORTH AS APPENDIX B HERETO. DESCRIPTIONS OF THE STOCK OPTION AGREEMENT IN THIS PROXY STATEMENT ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE STOCK OPTION AGREEMENT. Pursuant to the terms of the Stock Option Agreement, Old York has granted to Midlantic an option (the "Option") to purchase up to 19.9% of the shares of Old York Common Stock which would be outstanding immediately following the exercise of the Option, at a price of $7.25 per share (based upon the number of outstanding shares of Old York on December 29, 1994, the Option represents the right to purchase up to 701,919 shares). Midlantic does not have any voting rights with respect to shares of Old York Common Stock subject to the Option prior to exercise of the Option.

     In the event that certain specifically enumerated Triggering Events (as hereinafter described) occur, including, but not limited to, the acquisition of beneficial ownership of at least 20% of the outstanding shares of Old York Common Stock by a person or group other than Midlantic or an affiliate of Midlantic, Midlantic may exercise the Option in whole or in part. In the event that a Triggering Event occurs and the Merger is not consummated, Midlantic would recognize a gain on the sale of the shares of Old York Common Stock received pursuant to the exercise of the Option if such shares of Old York Common Stock were sold at prices exceeding $7.25 per share.

     The term "Triggering Event" is defined to mean the occurrence of any of the following events: a person or group, as such terms are defined in the Exchange Act and the rules and regulations thereunder, other than Midlantic or an affiliate of Midlantic, (i) acquires beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of at least 20% of the then outstanding shares of Old York Common Stock; (ii) enters into a letter of intent or an agreement with Old York pursuant to which such person or any affiliate of such person would (a) merge or consolidate, or enter into any similar transaction, with Old York, (b) acquire all or a significant portion of the assets or liabilities or Old York, or (c) acquire beneficial ownership of securities representing, or the right to acquire the beneficial ownership or to vote securities representing, 20% or more of the then outstanding shares of Old York Common Stock; (iii) makes a filing with the Commission or bank regulatory authorities or publicly announces a bona fide proposal (a "Proposal") for (a) any merger, consolidation or acquisition of all or a significant portion of all the assets or liabilities of Old York or any other business combination involving Old York, or (b) a transaction involving the transfer of beneficial ownership of securities representing, or the right to acquire beneficial ownership or to vote securities representing, 20% or more of the outstanding shares of Old York Common Stock, and thereafter, if such Proposal has not been publicly withdrawn (as defined below) at least 15 days prior to the Meeting and Old York's shareholders fail to approve the Merger by the vote required by applicable law at the Meeting; or (iv) makes a bona fide proposal and thereafter, but before such Proposal has been publicly withdrawn, Old York willfully takes any action in a manner that would materially interfere with its ability to consummate the Merger or materially reduce the value of the transaction to Midlantic. The definition of "Triggering Event" also includes (i) the taking of any direct or indirect action by Old York or any of its directors, officers or agents, to invite, encourage or solicit any proposal which has as its purpose a tender offer for the shares of Old York Common Stock, a merger, consolidation, plan of exchange, plan of acquisition or reorganization of Old York, or a sale of a significant number of shares of Old York Common Stock or any significant portion of its assets or liabilities. Under the Stock Option Agreement, a significant number means 10% of the outstanding shares of Old York Common Stock and a significant portion means 25% of the assets or liabilities of Old York. "Publicly withdrawn" for purposes of the Stock Option Agreement means an unconditional bona fide withdrawal of a Proposal coupled with a public announcement of no further interest in pursuing such Proposal or acquiring any controlling influence over Old York or in soliciting or inducing any other person (other than Midlantic or any affiliate) to do so.

     Midlantic may not sell, assign or otherwise transfer its rights and obligations under the Stock Option Agreement in whole or in part to any person or any group of persons other than to an affiliate of Midlantic, except upon the occurrence of a Triggering Event. The Option may not be exercised (i) in the absence of any required governmental or regulatory approval or consent necessary for Old York to issue the Old York Common Stock subject to the Option or Midlantic to exercise the Option, or prior to the expiration or termination of any waiting period required by law, or (ii) so long as any injunction or other order, decree or ruling issued by any federal or state court of competent jurisdiction is in effect which prohibits the sale or delivery of the Old York Common Stock subject to the Option.

     The Stock Option Agreement further provides that after the occurrence of a Triggering Event and upon receipt of a written request from Midlantic, Old York shall prepare and file a registration statement with the Commission covering the Option and such number of shares of Old York Common Stock subject thereto as Midlantic shall specify in its request, and shall use its best efforts to cause such registration statement to become effective; provided, however, that in no event will Midlantic have the right to have more than one such registration statement become effective.

     The Stock Option Agreement terminates upon either the termination of the Agreement or the consummation of the transactions contemplated thereby; provided that if the Agreement terminates after the occurrence of a Triggering Event, the Stock Option Agreement will not terminate until the later of 18 months following the date of termination of the Agreement or the consummation of any proposed transactions which constitute the Triggering Event.

     The ability of Midlantic to exercise the Option and to cause up to an additional 701,919 shares of Old York Common Stock to be issued may be considered a deterrent to other potential acquisitions of control of Old York because they are likely to increase the cost of an acquisition of all of the shares of Old York Common Stock that would be outstanding.

     The exercise of the Option by Midlantic may also make
"pooling-of-interests" accounting treatment unavailable to a subsequent acquiror.

                     DESCRIPTION OF MIDLANTIC CAPITAL STOCK

General

     The authorized capital stock of Midlantic consists of 150,000,000 shares of Common Stock and 40,000,000 shares of preferred stock. As of December 31, 1994, 52,564,346 shares of Common Stock were issued and outstanding and 500,000 shares of preferred stock were issued and outstanding. Midlantic's preferred stock is divided into two classes, Term Adjustable Rate Cumulative Preferred Stock--Series A ("Preferred Stock--A"), having no par value, consisting of 500,000 authorized shares, all of which are issued and outstanding, and Series B Junior Participating Preferred Stock ("Preferred Stock--B"), having no par value, consisting of 500,000 authorized shares, none of which are outstanding. From the authorized but unissued capital stock at December 31, 1994, 1,520,833 shares of Common Stock are reserved for issuance upon conversion of Midlantic's 8 1/4% Convertible Subordinated Debentures Due July 1, 2010 and 2,974,357 shares of Common Stock are reserved for issuance under Midlantic's employee stock option and stock award plans. See the last paragraph under "Background of and Reasons for the Merger" for a discussion of Midlantic's stock repurchase plan.

     The following description of Midlantic Common Stock sets forth certain general terms of the Midlantic Common Stock.

Common Stock

     DIVIDEND RIGHTS. Holders of Midlantic Common Stock are entitled to dividends when, as and if declared by Midlantic's Board of Directors out of funds legally available for the payment of dividends. Any declaration of dividends will depend on the earnings of Midlantic and its subsidiaries, their financial condition and need for funds and other relevant factors, including restrictions imposed on the payment of dividends by (i) applicable law, governmental policies and regulations, and agreements or other arrangements with banking regulators, and (ii) the long-term obligations of Midlantic and its subsidiaries. The only statutory limitation is that such dividends may not be paid if Midlantic is insolvent. Because funds for the payment of dividends by Midlantic must come primarily from the earnings of Midlantic's bank subsidiary, as a practical matter, any restrictions on the ability of MB to pay dividends will act as restrictions on the amount of funds available for payment of dividends by Midlantic.

     As a national banking association, MB is subject to limitation on the amount of dividends it may pay to Midlantic, MB's only shareholder. Prior approval by the OCC is required to the extent the total of all dividends to be declared by MB in any calendar year exceeds net income for that year combined with MB's retained net income for the preceding two calendar years. Under this limitation, MB could declare dividends at December 31, 1994 without prior approval of the OCC of up to $384.2 million.

     Midlantic is also subject to certain Federal Reserve Board policies which may, in certain circumstances, limit its ability to pay dividends. These policies require, among other things, that a bank holding company maintain certain minimum capital ratios. The Federal Reserve Board would most likely seek to prohibit any dividend payment which would reduce a holding company's capital below these minimum ratios.

     VOTING RIGHTS. At meetings of shareholders, holders of Midlantic Common Stock are entitled to one vote per share and do not have cumulative voting rights with respect to the election of directors. The quorum for shareholders' meeting is a majority of the outstanding shares. Generally, actions and authorizations to be taken or given by shareholders require the approval of a majority of the votes cast by holders of Midlantic Common Stock at a meeting at which a quorum is present.

     LIQUIDATION RIGHTS. In the event of liquidation, dissolution or winding up of Midlantic, holders of Midlantic Common Stock are entitled to share equally and ratably in assets available for distribution after payment of debts and liabilities, subject to the prior rights of holders of shares of any preferred stock which may be issued and outstanding.

     STOCK PURCHASE RIGHTS. On February 23, 1990, Midlantic's Board declared a distribution of one Stock Purchase Right (a "Right") for each outstanding share of Midlantic Common Stock to shareholders of record at the close of business on March 12, 1990 (the "record date"), and authorized the issuance of one Right for each share of Midlantic Common Stock (including the Midlantic Common Stock offered by this Proxy Statement) issued between the record date and the Distribution Date (described herein). The Rights will separate from the Midlantic Common Stock upon the date (the "Distribution Date") which is the 10th business day after a person or group acquires beneficial ownership of 15% or more of the outstanding Midlantic Common Stock or voting securities of Midlantic, or commences a tender or exchange offer that would result in such person or group acquiring beneficial ownership of 15% or more of the outstanding Midlantic Common Stock or voting securities of Midlantic. Each Right initially will entitle its holder to buy one one-hundredth of a share of Preferred Stock--B at an exercise price of $125. In the event that a person or group acquires 15% or more of Midlantic Common Stock or voting securities (except in transactions approved by the Board) and thereafter (i) Midlantic is acquired in a merger or other business combination or (ii) more than 50% of Midlantic's assets, earning power or cash flow is sold, each Right will entitle its holder to acquire shares of Midlantic or the acquiring person, as the case may be, having a value of twice the exercise price of the Right. Midlantic may redeem the Rights at $.01 per Right any time until the tenth business day following public announcement by Midlantic or an acquiring person or group that such a person or group has acquired a 15% position in Midlantic. The Rights will expire on March 12, 2000.

     OTHER COMMON STOCK. Midlantic's Board may issue authorized but unissued Midlantic Common Stock without shareholder approval, except as otherwise required by applicable law, to such persons and for such consideration as Midlantic's Board may determine for any corporate purposes, including acquisitions by Midlantic or its subsidiaries.

     Midlantic has outstanding two series of debt securities which, by the terms of their indenture, are to be exchanged at maturity for Midlantic Common Stock or perpetual preferred stock of Midlantic having a market value, at the respective maturity date of each series, equal to the aggregate principal amount of these debt securities or, upon the satisfaction of certain conditions, may be repaid in cash. The aggregate principal amount of the debt securities is $200 million, one-half of which is due on December 1, 1999 and the balance of which is due on August 1, 2001. Inasmuch as the number of shares which may be issued in connection with any such exchange is not presently determinable, no shares of Midlantic Common Stock or preferred stock are reserved for issuance with respect to any such exchange.

     PRE-EMPTIVE AND CONVERSION RIGHTS. The holders of Midlantic Common Stock do not have pre-emptive rights with respect to any securities or any conversion rights.

     ASSESSMENT AND REDEMPTION. All outstanding shares of Midlantic Common Stock are fully paid and nonassessable. The Midlantic Common Stock is not redeemable at the option of the issuer or the holders thereof.

     OTHER MATTERS. The transfer agent and registrar for Midlantic Common Stock is currently Midlantic Bank, National Association. Midlantic Common Stock is traded on The Nasdaq National Market(R) and is registered with the Commission under Section 12(g) of the Exchange Act.

Preferred Stock

     PREFERRED STOCK--A. The Preferred Stock--A has an annual dividend rate based on $100 stated value per share. For all dividend periods commencing on or after April 1, 1992 through the dividend period commencing on January 1, 1997, the dividend rate is 7.25%. Thereafter the dividend rate will become adjustable by reference to the rates of certain U.S. Treasury obligations, but in no event will the annual dividend be less than 6% or more than 12%. The Preferred Stock--A can be redeemed solely at the option of Midlantic at a redemption price of $100 per share plus accrued and unpaid dividends to the date of redemption provided, however, that Midlantic obtains prior approval for redemption from the Federal Reserve Bank of New York. On liquidation, holders of Preferred Stock--A are entitled to receive $100 per share plus accrued and unpaid dividends to the date of final distribution prior to any distribution to holders of Midlantic Common Stock. No dividends may be paid on the Midlantic Common Stock unless full cumulative dividends on all outstanding Preferred Stock--A have been paid or declared and set aside for payment for all dividend periods.

     Midlantic executed an agreement dated as of July 21, 1992 with the sole holder (the "Holder") of the Preferred Stock--A to pay the full cumulative dividends then in arrears on the Preferred Stock--A by issuing Midlantic Common Stock in lieu of a cash payment. The agreement also permits Midlantic to pay future dividends in either cash or Midlantic Common Stock so long as any such issuance of Midlantic Common Stock would not cause the Holder to be the beneficial owner of more than 4.99% of the outstanding shares of Midlantic Common Stock. On July 22, 1992, Midlantic issued shares of Midlantic Common Stock to the Holder in full satisfaction of dividends accrued to the Preferred Stock--A through June 30, 1992. For the dividend period from July 1992 through December 1993, Midlantic issued additional shares of Midlantic Common Stock to the Holder in full satisfaction of dividends accrued to the Preferred Stock--A during such dividend periods. Dividends payable on the Preferred Stock--A were paid by Midlantic in cash for all subsequent dividend periods.

     PREFERRED STOCK--B. The Preferred Stock--B is reserved for issuance in connection with the Rights distributed to holders of record of Midlantic Common Stock on March 12, 1990. See "-- Common Stock -- Stock Purchase Rights." Holders of Preferred Stock--B, if and when issued, subject to the dividend rights of any series of preferred stock ranking prior and superior to the Preferred Stock--B, are entitled to receive quarterly dividends, and no dividends may be paid on Midlantic Common Stock unless all dividends on all outstanding shares of Preferred Stock--B have been paid or declared and set aside for payment for all dividend periods.

     OTHER PREFERRED STOCK. Midlantic's Board is empowered without shareholder approval to cause Midlantic to issue additional shares of preferred stock, from time to time, in series and, with respect to each series, the Certificate of Incorporation of Midlantic (the "Midlantic Certificate of Incorporation") authorizes Midlantic's Board to determine (i) the number of shares to constitute such series; (ii) the dividend rate on the shares of each series and whether the dividend is to be cumulative; (iii) whether the shares of each series will be redeemable and the terms of such redemption rights; (iv) whether the shares will be convertible into any other class of stock and the terms of such conversion rights; (v) the rights of the holders of shares in case of liquidation or dissolution of Midlantic; (vi) the relative rights and preferences of such series (vii) the extent of voting powers, if any, of shares of each series; and
(vii) generally any other rights and privileges not in conflict with the Midlantic Certificate of Incorporation for each series and any qualifications, limitations or restrictions thereof. See also "-- Common Stock -- Other Common Stock."

Provisions Relating to Certain Business Transactions

     The Midlantic Certificate of Incorporation contains a "Supermajority Provision", and a "Fair Price Provision." The Supermajority Provision requires the affirmative vote of not less than 80% of the combined voting power (voting as one class) of all outstanding voting stock of Midlantic to approve certain business transactions, unless the transaction is approved by three-fourths of the "Disinterested Directors" (described below). The Fair Price Provision requires the same 80% vote of shareholders to approve certain business transactions involving an "Interested Shareholder" (described below) unless the transaction is approved by three-fourths of the "Continuing Directors" (described below) or meets certain minimum price and procedural criteria. The Supermajority Provision does not cover transactions that are subject to the Fair Price Provision.

     GENERAL DESCRIPTION OF SUPERMAJORITY PROVISION. The Supermajority Provision prescribes a higher shareholder vote than would otherwise be required by the New Jersey Business Corporation Act (the "NJBCA") to authorize certain business transactions, unless a specified minimum number of Disinterested Directors approve the transaction. Specifically, in addition to any shareholder vote required by the NJBCA or otherwise, the affirmative vote of not less than 80% of the votes entitled to be cast by the holders of all then outstanding shares of voting stock of Midlantic, voting together as a single class (an "80% Shareholder Vote"), is required to authorize certain transactions, including a merger or consolidation of Midlantic, or a sale of all or substantially all assets. An 80% Shareholder Vote is not required, however, if the transaction is approved by the greater of (i) three-fourths of the Disinterested Directors or
(ii) three Disinterested Directors. The Midlantic Certificate of Incorporation requires an 80% Shareholder Vote to amend or repeal, or adopt any provision inconsistent with, the Supermajority Provision.

     For purposes of the Supermajority Provision, a "Disinterested Director" is any member of the Board, while such person is a member of the Board, who is not affiliated with the other party to the transaction and who was either named as a director in the Midlantic Certificate of Incorporation filed in the office of the Secretary of State of New Jersey on March 20, 1986, or was recommended for election to the Board, or elected to fill a vacancy on the Board, by a majority of the Disinterested Directors at the time of such election.

     GENERAL DESCRIPTION OF FAIR PRICE PROVISION. Under the Fair Price Provision, the terms of a "Business Combination" (described below) between Midlantic or a subsidiary of Midlantic and an Interested Shareholder must (i) satisfy certain "fair price" criteria and procedural requirements which are discussed below, (ii) be approved by an 80% Shareholder Vote or (iii) be approved by the affirmative vote of three-fourths of the Continuing Directors. Even if a proposed Business Combination satisfies one of these three tests, it remains subject to the voting requirements otherwise applicable under the NJBCA, which, for most types of Business Combinations, is the affirmative vote of a majority of the votes cast at a meeting of the shareholders called to vote on the matter.

     For purposes of the Fair Price Provision, an "Interested Shareholder" includes any person or group of persons that is the beneficial owner of 10% or more of Midlantic's voting stock other than Midlantic, its subsidiaries or employee benefit plans and the trustees of such plans. As of the date of this Proxy Statement, Midlantic is not aware of any shareholder or group of shareholders that satisfies this definition. A "Business Combination" subject to the Fair Price Provision includes any merger or consolidation of Midlantic or any of its subsidiaries, or other disposition involving any assets or securities of Midlantic, to, with or by any Interested Shareholder or any "Affiliate" or "Associate" (as defined in the Midlantic Certificate of Incorporation) of an Interested Shareholder.

     "FAIR PRICE" CRITERIA AND PROCEDURAL REQUIREMENTS. In a Business Combination, the consideration required to be paid to the shareholders of Midlantic must be either cash or the same type of consideration used by the Interested Shareholder to acquire beneficial ownership of the largest portion of Midlantic's capital stock. In the case of a Business Combination that provides for the payment of cash or other consideration to holders of Midlantic Common Stock, such shareholders must receive at least the fair market value of their Midlantic Common Stock, determined pursuant to a specified formula which was designed to ensure that such holders receive the economic benefit of the highest prices paid or agreed to be paid for Midlantic Common Stock during defined time periods. In addition to meeting the foregoing price criteria, the Interested Shareholder must satisfy the procedural requirements described below.

     If a Business Combination does not involve the receipt of any cash or other property by any shareholders, such as a sale of assets or an issuance of Midlantic's securities to an Interested Shareholder, then the fair price criteria will not apply and the Business Combination must satisfy one of the two remaining tests--approval by an 80% Shareholder Vote or by three-fourths of the Continuing Directors.

     The procedural requirements in the Fair Price Provision are intended to inhibit transactions which might favor an Interested Shareholder. These requirements ensure that other shareholders continue to receive the benefits of their stock ownership prior to the consummation of a Business Combination, and obtain full information, in the form of a proxy or information statement, regarding the proposed transaction. An Interested Shareholder proposing a Business Combination must satisfy these requirements, as well as the fair price criteria described above, unless the Business Combination is approved by three-fourths of the Continuing Directors or an 80% Shareholder Vote.

     CONTINUING DIRECTOR APPROVAL. If a Business Combination is approved by three-fourths of the Continuing Directors, neither the fair price criteria and procedural requirements nor the 80% Shareholder Vote requirement will be applicable. A "Continuing Director" is any member of Midlantic's Board, while such person is a member of the Board, who is not affiliated with an Interested Shareholder and who was either named as a director in Midlantic's Certificate of Incorporation filed in the office of the Secretary of State of New Jersey on March 20, 1986, or was recommended for election to the Board, or elected to fill a vacancy on the Board, by a majority of the Continuing Directors at the time of such election.

     80% SHAREHOLDER VOTE. If a Business Combination is approved by an 80% Shareholder Vote, it will not be subject to the fair price criteria and procedural requirements or the requirement of approval by three-fourths of the Continuing Directors.

     OTHER LEGAL REQUIREMENTS. Even if a Business Combination satisfies the fair price criteria and procedural requirements, or is approved by the Continuing Directors or an 80% Shareholder Vote, it remains subject to voting and other requirements under the NJBCA. Under current provisions of the NJBCA, certain mergers, consolidations, reclassifications of capital stock, sales of substantially all of the assets of a corporation or the adoption of a plan of dissolution must be approved by the affirmative vote of a majority of the votes cast by the holders of shares entitled to vote thereon. Certain other transactions, such as sales of less than substantially all assets, mergers involving a 90%-owned subsidiary and recapitalizations not involving any amendment to a certificate of incorporation, do not require shareholder approval under the NJBCA, although such transactions may constitute Business Combinations subject to the Fair Price Provision.

     AMENDMENT OF FAIR PRICE PROVISION. Any amendment or repeal of the Fair Price Provision, or the adoption of inconsistent provisions, must be approved by an 80% Shareholder Vote, unless such amendment, repeal or adoption is unanimously recommended by Midlantic's Board, all of whom are Continuing Directors. In that case, only the provisions of the NJBCA will apply, and the amendment may be approved by the affirmative vote of a majority of the votes cast by the holders of Midlantic's capital stock entitled to vote thereon.

Shareholder Nomination of Directors

     The By-laws of Midlantic (the "Midlantic By-laws") prescribe procedures for shareholders wishing to nominate persons to serve as directors of Midlantic. The Midlantic By-laws specify that, subject to any rights of holders of stock having a preference over the Common Stock as to dividends or upon liquidation, nominations for the election of directors may be made by Midlantic's Board, by a committee appointed by the Board or by any shareholder entitled to vote in the election of directors generally. Any shareholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a shareholders' meeting only if written notice of such shareholder's intention to make such nomination or nominations was given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of Midlantic not later than (i) with respect to any election to be held at an annual meeting of shareholders, 90 days prior to the anniversary date of the immediately preceding annual meeting and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to shareholders. Each notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) each nominee's age and principal occupation or employment; (c) the number of shares of equity securities of Midlantic beneficially owned by each nominee; (d) a representation that the shareholder is a holder of record of stock of Midlantic entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (e) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (f) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Commission; and (g) the consent of each nominee to serve as a director of Midlantic if so elected. A shareholder who does not comply with this procedure may be precluded from nominating a candidate for election as a director at a meeting of the shareholders.

Limitation of Liability of Directors and Officers

     The Midlantic Certificate of Incorporation contains a provision eliminating the personal liability of Midlantic's directors and officers to Midlantic or its shareholders for monetary damages to the full extent from time to time permitted by law. Under this provision and existing law, a shareholder of Midlantic may prosecute an action against a director or officer for monetary damages only if the shareholder can show a breach of the duty of loyalty, a failure to act in good faith, a knowing violation of law or a breach of duty resulting in receipt of an improper personal benefit. A shareholder may not prosecute such an action (including an action relating to an attempted takeover of Midlantic) based on "negligence" or "gross negligence" of a director or officer in the performance of such person's duties. However, the Midlantic Certificate of Incorporation does not limit or eliminate the right of Midlantic or any of its shareholders to seek an injunction, rescission or other form of nonmonetary relief in the event of a breach of the duty of care by a director or officer. In addition, the limited liability provision applies only to claims against directors or officers arising out of their service in such capacity and, depending upon judicial interpretation, it may not be effective to relieve a director or officer from liability under the laws of jurisdictions other than New Jersey. The Midlantic Certificate of Incorporation does not affect a director's or officer's liabilities based upon violations of the federal securities laws and has no effect on tort or other claims by third parties against directors or officers.

                    COMPARISON OF THE RIGHTS OF SHAREHOLDERS
                     UNDER PENNSYLVANIA AND NEW JERSEY LAW

     Midlantic is a New Jersey corporation subject to the provisions of the NJBCA. Old York is a Pennsylvania corporation subject to the provisions of the PaBCL. The rights of current shareholders of Old York are governed by Old York's Articles of Incorporation (the "Old York Articles of Incorporation") and By-laws (the "Old York By-laws") and the PaBCL. Upon consummation of the Merger, shareholders of Old York who receive Midlantic Common Stock in exchange for their shares of Old York Common Stock will become shareholders of Midlantic and, at the Effective Time, their rights as shareholders will be determined by the Midlantic Certificate of Incorporation and the Midlantic By-laws and the NJBCA.

     The following is a summary of the material differences in the rights of shareholders of Old York under the Old York Articles of Incorporation, Old York By-laws and the PaBCL, on the one hand, and the rights of shareholders of Midlantic under the Midlantic Certificate of Incorporation, the Midlantic By-laws and the NJBCA, on the other hand. The following discussion does not purport to be a complete discussion of, and is qualified in its entirety by reference to, the governing law and the Articles or Certificate of Incorporation and By-laws of each corporation.

Voting Requirements

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

     Under the PaBCL, a plan of merger, consolidation, share exchange, division, conversion, or asset transfer (in respect of a sale, lease, exchange or other disposition of all, or substantially all, the assets of a corporation other than in the usual and regular course of business) generally must be proposed by the board of directors and approved by the affirmative vote of a majority of the votes cast by all shareholders of any class or series of shares entitled to vote thereon as a class.

     The Midlantic Certificate of Incorporation contains a "Supermajority Provision," which prescribes a higher shareholder vote than would otherwise be required by the NJBCA to authorize certain business transactions. See "DESCRIPTION OF MIDLANTIC CAPITAL STOCK -- Provisions Relating to Certain Business Transactions."

     The PaBCL generally provides that an amendment of the articles of incorporation must be proposed by the board of directors and may be adopted by the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon and by a majority of the votes cast by the shareholders of any class or series of shares entitled to vote thereon. Notwithstanding the foregoing, if a proposed amendment would alter or change the preferences, limitations or special rights of the shares of a class or series of shares, so as to adversely affect them, then the holders of the outstanding shares of the class or series are entitled to vote as a class in respect to the amendment regardless of any limitations stated in the articles of incorporation or bylaws on the voting rights of any class or series.

     Under the NJBCA, the holders of a class or series of shares are entitled to vote as a class upon a proposed amendment to the certificate of incorporation, whether or not entitled to vote thereon by the provisions of the certificate of incorporation, if the amendment would exclude or limit their right to vote on any matter, limit or deny their preemptive rights, cancel or otherwise adversely affect their dividends which have accrued but have not been declared, create a new class or series having or convertible into shares having rights or preferences superior to the class or increase the rights or preference of any class or series. In addition, notwithstanding any provision of the certificate of incorporation, the holders of a class or series of shares whose rights or preferences would be subordinated or otherwise adversely affected by a proposed amendment are entitled to vote as a class if the amendment would affect their shares in the following manner: (i) decrease the par value; (ii) effect a conversion, exchange or reclassification of their shares; (iii) effect a conversion or exchange of any shares of another class or series into their class or series; (iv) change the designation, preferences, limitations or relative rights of their shares; (v) change the shares into a different number of shares, or into the same number of another class or series; or (vi) divide their shares into a series or determine the designation, preferences, limitation or relative rights of any such series, or authorize the board to take any such action.

     All shareholder voting rights of Old York are vested in the holders of Old York Common Stock. All shareholder voting rights of Midlantic are vested in the holders of the Midlantic Common Stock.

Cumulative Voting

     The voting rights of the holders of Old York Common Stock and the holders of Midlantic Common Stock are similar in that in each instance each holder of a share of common stock is entitled to one vote for per share held and that there are no cumulative voting rights in the election of directors.

Classified Board of Directors

     The Old York By-laws provide for a classified Board of Directors, with the total number of the Board of Directors to be classified according to the time for which they hold office, with each class as nearly equal in number as possible, with the term of office of at least one class to expire each year. Any class of directors of Old York are not to be elected for a term shorter than a period of one year, nor for a term in excess of four years.

     The NJBCA permits a New Jersey corporation to provide for a classified board of directors in its certificate of incorporation. The Midlantic Certificate of Incorporation does not provide for a classified Board of Directors; the entire Board is elected each year.

Rights of Dissenting Shareholders

     Under the PaBCL, a shareholder of a Pennsylvania corporation is generally entitled to receive payment for the fair value of such shareholder's shares if such shareholder duly exercises its dissenters rights with respect to a plan of merger or consolidation, share exchange or asset transfer, to which such corporation is a party, except if the shares are (i) listed on a national securities exchange or (ii) held by more than 2,000 shareholders. The foregoing market exceptions do not apply to Old York. See "THE PROPOSED MERGER -- Rights of Dissenting Old York Shareholders."

     Under the NJBCA, shareholders of a New Jersey corporation who dissent from a merger, consolidation, sale of all or substantially all of the corporation's assets or certain other corporate transactions are generally entitled to appraisal rights. No statutory right of appraisal exists, however, where the stock of the New Jersey corporation is (i) listed on a national securities exchange, (ii) is held of record by not less than 1,000 holders, or (iii) where the consideration to be received pursuant to the merger, consolidation or sale consists of cash or securities or other obligations which, after the transaction, will be listed on a national securities exchange or held of record by not less than 1,000 holders. The exception in clause (ii) currently applies to Midlantic.

Shareholder Consent to Corporate Action

     Unless otherwise restricted in the bylaws (and the Old York By-laws are silent on this issue), the PaBCL permits any action required or permitted to be taken at a meeting of the corporation's shareholders (or a class of shareholders) to be taken without a meeting if, prior or subsequent to the action, a consent or consents thereto by all of the shareholders who would be entitled to vote at a meeting for such purpose is filed with the secretary of the corporation.

     Except as otherwise provided by the certificate of incorporation (and the Midlantic Certificate of Incorporation currently is silent on this issue), the NJBCA permits any action required or permitted to be taken at any meeting of a corporation's shareholders, other than the annual election of directors, to be taken without a meeting upon the written consent of shareholders who would have been entitled to cast the minimum number of votes necessary to authorize such action at a meeting of shareholders at which all shareholders entitled to vote were present and voting. The annual election of directors, if not conducted at a shareholders' meeting, may only be effected by unanimous written consent. Under the NJBCA, a shareholder vote on a plan of merger or consolidation, if not conducted at a shareholders' meeting, may only be effected by either: (i) unanimous written consent of all shareholders entitled to vote on the issue with advance notice to any other shareholders, or (ii) written consent of shareholders who would have been entitled to cast the minimum number of votes necessary to authorize such action at a meeting, together with advance notice to all other shareholders.

Dividends and Other Distributions to Shareholders

     Unless otherwise restricted in the bylaws, the PaBCL provides that a Pennsylvania corporation may pay dividends or purchase, redeem or otherwise acquire its own shares unless, after giving effect thereto, (i) the corporation would be unable to pay its debts as they become due in the usual course of business or (ii) the corporation's total assets would be less than the sum of its total liabilities plus the amount that would be needed to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distributions. The authorized capital stock of Old York consists of only Old York Common Stock. The Old York By-laws authorize the Board of Directors to declare a dividend out of the profits of Old York as the Board deems advisable, subject to the limitations prescribed by the PaBCL.

     Subject to any restrictions contained in the certificate of incorporation, the NJBCA provides that a New Jersey corporation may pay dividends or purchase, redeem or otherwise acquire its own shares unless, after giving effect thereto,
(i) the corporation would be unable to pay its debts as they become due in the usual course of business or (ii) the corporation's total assets would be less than its total liabilities. The Midlantic Certificate of Incorporation provides that no dividends may be paid on Midlantic Common Stock unless all accrued and unpaid dividends on Midlantic's preferred stock have been paid or declared with funds set apart for the payment thereof. However, Midlantic is permitted to pay dividends on its Preferred Stock--A in Midlantic Common Stock in lieu of a cash payment. See "DESCRIPTION OF MIDLANTIC CAPITAL STOCK -- Preferred Stock." Any declaration of dividends on Midlantic Common Stock will depend on the earnings of Midlantic and its subsidiaries, their financial condition and need for funds and other relevant factors. For a description of the regulatory restrictions on dividend payments by Midlantic, see "DESCRIPTION OF MIDLANTIC CAPITAL STOCK -- Common Stock--Dividend Rights."

By-laws

     The Old York By-laws grant the Board of Directors the power to make, amend and repeal (by a vote of the majority of all the directors) the Old York By-laws, except those By-laws that fix the Board's qualifications, classification or term of office and subject to the power of Old York's shareholders to change or repeal such By-laws. In addition, the PaBCL prohibits the board of directors of a Pennsylvania corporation from adopting or changing bylaws on subjects committed expressly to the shareholders by the PaBCL.

     Under the NJBCA, the board of directors of a New Jersey corporation has the power to adopt, amend, or repeal the corporation's bylaws, unless such powers are reserved in the certificate of incorporation to the shareholders, which the Midlantic Certificate of Incorporation presently does not do.

Preemptive Rights

     Except as otherwise provided in the articles of incorporation (and the Old York Articles of Incorporation are silent on this issue), the PaBCL permits a Pennsylvania corporation to provide its shareholders with preemptive rights.

     Under the NJBCA, shareholders of New Jersey corporations have only such preemptive rights as may be provided in the certificate of incorporation. The Midlantic Certificate of Incorporation does not provide the holders of Midlantic Common Stock preemptive rights with respect to any securities.

Transactions Involving Officers or Directors

     Under the NJBCA, a New Jersey corporation may loan money to, or guarantee any obligation incurred by, its officers, employees or directors if in the judgment of the directors such loan or guarantee may reasonably be expected to benefit the corporation. With respect to any other contract or transaction between the corporation and one or more of its directors (or any other corporation or entity in which such director or directors are otherwise interested), such transactions are neither void nor voidable if either (i) the director's or officer's interest is made known to the disinterested directors or the shareholders of the corporation, who thereafter approve the transaction, or
(ii) the contract or transaction is fair to the corporation as of the time it is approved or ratified by either the board of directors, a committee thereof, or the shareholders.

     Under the PaBCL, a contract or transaction between a Pennsylvania corporation and one or more of its directors or officers (or any other corporation or entity in which such director(s) or officer(s) are directors or officers or have a financial or other interest) is not void or voidable if (i) the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors and a majority of the disinterested directors authorizes the contract or transaction (even though the disinterested directors are less than a quorum), (ii) the material facts as to the relationship or interest of the director(s) or officer(s) and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon and the contract or transaction is specifically approved in good faith by vote of those shareholders, or (iii) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the board of directors or the shareholders.

Limitations of Liability of Directors and Officers

     Under the PaBCL, the shareholders of a Pennsylvania corporation may adopt a bylaw that would eliminate the personally liability of a director, subject to the limitations described below. The PaBCL provides that a director cannot be relieved of liability (i) for a breach or failure to perform the duties of such person's office under Subchapter 17B of the PaBCL and (ii) where the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. In addition, a director may not be relieved of the (i) responsibility or liability pursuant to any criminal statute or (ii) liability for the payment of taxes pursuant to Federal, state or local law. The Old York By-laws contain a provision that limits a director's liability to the full extent permitted by the PaBCL.

     Under the NJBCA, a New Jersey corporation may include in its certificate of incorporation a provision that would, subject to the limitations described below, eliminate or limit directors' or officers' liability to the corporation or its shareholders for monetary damage for breaches of their fiduciary duty of care. The NJBCA provides that a director or officer cannot be relieved from liability or otherwise indemnified for any breach of duty based upon an act or omission (i) in breach of such person's duty of loyalty to the corporation or its shareholders, (ii) not in good faith or involving a knowing violation of law, or (iii) resulting in receipt by such person or an improper personal benefit. The Midlantic Certificate of Incorporation contains a provision that limits a director's or officer's liability to the full extent permitted by the NJBCA.

Shareholder Protection Legislation

     Old York is subject to some, but not all, of various provisions of the PaBCL which are triggered, in general, if any person or group acquires, or discloses an intent to acquire, 20% or more of the voting power of a covered corporation, other than pursuant to a registered firm commitment underwriting or, in certain cases, pursuant to the approving vote of the board of directors. The relevant provisions are contained in Subchapters 25E through 25H of the PaBCL.

     Subchapter 25E (relating to control transactions) provides that if any person or group acquires 20% or more of the voting power of a covered corporation, the remaining shareholders may demand from such person or group the fair value of their shares, including a proportionate amount of any control premium.

     Subchapter 25F (relating to business combinations) delays for five years and imposes conditions upon "business combinations" between an "interested shareholder" and the corporation. The term "business combination" is defined broadly to include various transactions utilizing a corporation's assets for purchase price amortization or refinancing purposes. For this purpose, an "interested shareholder" is defined generally as the beneficial owner of at least 20% of a corporation's voting shares.

     Subchapter 25G (relating to control-share acquisitions) prevents a person who has acquired 20% or more of the voting power of a covered corporation from voting such shares unless the "disinterested" shareholders approve such voting rights. Failure to obtain such approval exposes the owner to the risk of a forced sale of the shares to the issuer. If shareholder approval is obtained, the corporation is also subject to Subchapters 25I and 25J. Subchapter 25I provides for a minimum severance payment to certain employees terminated within two years of the approval. Subchapter 25J prohibits the abrogation of certain labor contracts prior to their stated date of expiration.

     Subchapter 25H (relating to disgorgement) applies in the event that (i) any person or group may acquire control of the corporation or (ii) a person or group acquires (or publicly discloses an offer or intent to acquire) 20% or more of the voting power of the corporation and, in either case, sells shares within 18 months thereafter. Any profits from sales of equity securities of the corporation by the person or group during the 18-month period belong to the corporation if the securities that were sold were acquired during the 18-month period or within 24 months prior thereto.

     Subchapters 25E through 25H contain a wide variety of transactional and status exemptions, exclusions and safe harbors. As permitted under the PaBCL, Old York has opted out of the provisions of Subchapters 25E through 25G but is subject to the provisions of Subchapters 25H.

     In addition, the fiduciary duty standards applicable to Old York's Board of Directors under the PaBCL (i) explicitly give the Board of Directors the authority to weigh (in addition to consideration of employees, suppliers, customers and creditors of the corporation, the communities in which the corporation is located and other pertinent factors) the short and long-term interests of the corporation and the possibility that they may be best served by the independence of the corporation, and the resources, intent and past and potential conduct of the prospective acquiror, (ii) relieve the board from any duty to regard the shareholder interest as dominant or controlling, (iii) explicitly give the board the discretion to refuse to redeem a shareholder rights plan or to refuse to take certain specified actions with respect to potential acquisitions of control of the corporation, (iv) declare actions by directors with respect to a takeover bid to be subject to the same standard of conduct for directors that is applicable to all other conduct and (v) establish a presumption that actions with respect to a takeover bid by the "disinterested directors" (a term defined to include essentially all directors except certain officers and persons associated with the prospective acquiror) are lawful unless it is proved under a clear and convincing evidence standard that the director did not act in good faith after reasonable investigation.

     Under a provision of the Pennsylvania Banking Code of 1965 designed to protect shareholders of Pennsylvania banking institutions, subject to certain exceptions, no person may offer to acquire, or acquire, control of more than 10% of the outstanding shares of a Pennsylvania banking institution or 5% of the outstanding shares of a Pennsylvania banking institution if such institution had net operating loss carry forwards in excess of 20% of its total shareholders' equity as reported in its most recent publicly available annual financial statements, without the prior written approval of the Pennsylvania Department of Banking.

     The New Jersey Shareholders Protection Act (the "NJSPA") prohibits certain transactions involving an "interested shareholder" and a "resident domestic corporation." An "interested shareholder" is one that is directly or indirectly a beneficial owner of 10% or more of the voting power of the outstanding voting stock of a resident domestic corporation. The NJSPA prohibits certain business combinations between an interested shareholder and a resident domestic corporation for a period of five years after the date the interested shareholder acquired its stock, unless the business combination was approved by the resident domestic corporation's board of directors prior to the stock acquisition date. After the five-year period expires, the prohibition on certain business combinations continues unless the combination is approved by the affirmative vote of two-thirds of the voting stock not beneficially owned by the interested shareholder, the combination is approved by the board prior to the interested shareholder's stock acquisition date or certain fair price provisions are satisfied.

     Both New Jersey and Pennsylvania law include a business combination statute and a provision that permits, in certain circumstances, directors to consider factors other than any effects of an action on the shareholders in discharging their fiduciary duties as a director.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                           AND MANAGEMENT OF OLD YORK

     The following table sets forth information, as of January 31, 1995, by each director and executive officer of Old York and by all directors and executive officers as a group. Old York knows of no person or group which beneficially owns 5% or more of Old York Common stock, except as set forth in the table.

                                                 Shares Beneficially Owned
                                           ------------------------------------
                                              Amount and
                                               Nature of
        Name of                               Beneficial             Percent of
    Beneficial Owner                         Ownership (1)            Class (2)
    ----------------                         -------------           ----------
Guy M. Cooper ...........................       6,362                    --
John J. Fiorillo ........................         500                    --
Robert M. Flood, Jr. ....................         100                    --
Carl F. Haeussler, Jr. ..................         200                    --
Mark Hankin(3) ..........................     271,356                   9.60%
Harry Hilger, Jr.(4) ....................       3,200                    --
Henry B. Holtzman .......................      15,300                    --
Stanford S. Hunn ........................       7,000                    --
Allan Nappen ............................       9,517                    --
Arthur Poley ............................      22,200                    --
George S. Rapp(5) .......................         667                    --
Leon Riebman ............................      20,445                    --
James S. Weese ..........................         100                    --
Arlene G. Goldbach(6) ...................         379                    --
Erwin K. Wenner(5) ......................          --                    --

All Directors and Executive
  Officers of Old York as a group........     357,326                  12.65%
  (12 directors, 3 officers,
  15 persons in total)
Shareholder:
  Nappen and Associates .................     145,909                    5.2%
  Limited Partnership
  119 Keystone Drive
  Montgomeryville, PA 18936

- -----------------

(1) The securities "beneficially owned" by an individual are determined in accordance with the definitions of "beneficial ownership" set forth in the General Rules and Regulations of the Commission and may include securities owned by or for the individual's spouse and minor children and any other relative who has the same home, as well as securities to which the individual has or shares voting or investment power or has the right to acquire beneficial ownership within 60 days after January 31, 1995. Beneficial ownership may be disclaimed as to certain of the securities.

(2)  Less than one percent unless otherwise indicated.

(3) Includes 1,311 shares owned by Mr. Hankin's wife, 6,896 shares held in trust by Mr. Hankin for his son and 5,544 shares held in trust by Mr. Hankin for his daughter, with respect to which Mr. Hankin disclaims beneficial ownership. The total shares presented as beneficially owned by Mr. Hankin presents an adjustment from previously filed reports.

(4) Includes 1,000 shares owned jointly with Mr. Hilger's wife and 600 shares owned by Mr. Hilger's wife's IRA.

(5)  Messrs. Rapp and Wenner are no longer executive officers of Old York.

(6)  Ms. Goldbach is not a director of Old York.

                             SHAREHOLDER PROPOSALS

     If the Merger is not approved at the Meeting, an annual meeting of shareholders of Old York will thereafter be scheduled and announced. Old York will notify Old York shareholders of the date by which any proposal which an Old York shareholder wishes to have included in the proxy solicitation materials to be used in connection with the annual meeting must be received by Old York, which date will be a reasonable time before the solicitation is made.

                                 LEGAL OPINION

     Certain legal matters relating to the issuance of the shares of Midlantic Common Stock offered hereby and certain tax consequences of the Merger will be passed upon by Pitney, Hardin, Kipp & Szuch, counsel to Midlantic. Members in the law firm of Pitney, Hardin, Kipp & Szuch beneficially own 7,250 shares of Midlantic Common Stock as of April 21, 1995.


                                    EXPERTS

     The financial statements of Midlantic as of December 31, 1994 and 1993 and for each of the years in the three-year period ended December 31, 1994 included in this Proxy Statement (including those incorporated by reference) have been so included in reliance upon the report of Coopers & Lybrand L.L.P., independent certified public accountants, and have been included in this Proxy Statement upon the authority of said firm as experts in accounting and auditing. The reports of Coopers & Lybrand L.L.P. refer to a change in the methods of accounting for postemployment benefits and investment securities for the year ended 1994, and a change in the methods of accounting for postretirement benefits other than pensions and income taxes for the year ended 1993.

     The consolidated financial statements of Old York, as of December 31, 1994 and 1993 and for each of the years in the three-year period ended December 31, 1994, incorporated by reference in this Prospectus, have been so incorporated in reliance upon the report of Rudolph, Palitz LLP, independent certified public accountants, given on the authority of said firm as experts in accounting and auditing. The report of Rudolph, Palitz LLP covering the financial statements referred to above refers to: uncertainty with respect to the effect of the proposed merger with Midlantic; uncertainties with respect to the effects of potential regulatory actions; uncertainties regarding various lawsuits to which the Bank is subject; uncertainty with respect to the estimates of fair value of financial instruments; and changes in the methods of accounting for investments and income taxes.

                                                                      APPENDIX A
                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER, dated as of December 29, 1994 ("Agreement"), is among MIDLANTIC CORPORATION ("the Acquiror"), a New Jersey corporation and registered bank holding company, MIDLANTIC BANK, NATIONAL ASSOCIATION, (the "Acquiring Bank"), a national banking association and a wholly-owned subsidiary of the Acquiror, OLD YORK ROAD BANCORP, INC. (the "Company"), a Pennsylvania corporation and registered bank holding company, and BANK AND TRUST COMPANY OF OLD YORK ROAD, a Pennsylvania chartered commercial bank and a wholly-owned subsidiary of the Company (the "Acquired Bank").

     WHEREAS, the respective Boards of Directors of the Acquiror and the Company have each determined that it is in the best interests of the Acquiror and the Company, respectively, and their respective stockholders to proceed with the acquisition contemplated by this Agreement upon the terms and conditions hereinafter set forth;

     WHEREAS, the acquisition will be accomplished by first merging the Company with and into the Acquiror with the Acquiror surviving and the Company shareholders receiving the consideration hereinafter set forth, and immediately thereafter merging the Acquired Bank with and into the Acquiring Bank with the Acquiring Bank surviving;

     WHEREAS, for Federal income tax purposes, it is intended that the acquisition shall qualify as a reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"); and

     WHEREAS, to induce the Acquiror to enter into this Agreement, simultaneously with the execution of this Agreement, the Company has entered into a stock option agreement with the Acquiror (the "Stock Option Agreement"), pursuant to which the Company has granted to the Acquiror options to purchase shares of the authorized and unissued Company Common Stock (as hereinafter defined), at an option price and subject to the terms and conditions, set forth in the Stock Option Agreement;

     NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties and agreements contained herein, and intending to be legally bound, the parties hereto hereby agree as follows:

                             ARTICLE I--THE MERGER

     1.1. The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as hereafter defined), the Company shall be merged with and into the Acquiror (the "Merger") in accordance with the Pennsylvania Business Corporation Law and the New Jersey Business Corporation Act (the "NJBCA").

     1.2. Effective Time. As soon as practicable following fulfillment or waiver of the conditions specified in Article VI and consummation of the closing described herein, and provided that this Agreement has not been terminated or abandoned pursuant to Article VII, the Acquiror and the Company (the "Constituent Corporations") shall take or shall have taken all steps necessary to cause the filing and the effectiveness of (a) articles of merger (the "Pennsylvania Articles of Merger"), in a form reasonably acceptable to the Acquiror, with the Secretary of the Commonwealth of Pennsylvania, and (b) a certificate of merger (the "New Jersey Certificate of Merger"), in the form attached hereto as Exhibit 1.2, with the Secretary of State of the State of New Jersey. The term "Effective Time" shall mean the close of business on the first day when both the New Jersey Certificate of Merger and the Pennsylvania Articles of Merger have been so filed and are effective.

     1.3. Effect of the Merger. Pursuant to the Merger, the Acquiror shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation") and shall continue to be a New Jersey corporation. Upon consummation of the Merger, the Surviving Corporation shall thereupon and thereafter possess all of the rights, privileges, powers, immunities, purposes and franchises, both public and private, of each of the Constituent Corporations; and all property, real, personal and mixed, tangible and intangible, and all debts due on whatever account, and all other choses in action, and all and every other interest, of or belonging to or due to each of the Constituent Corporations so merged, shall be deemed to be vested in the Surviving Corporation without further act or deed; and the title to any real estate or any interest therein, vested in any of such Constituent Corporations, shall not revert or be in any way impaired by reason of the Merger. Any reference to either of the Constituent Corporations in any contract or document, whether executed or taking effect before or after the Effective Time, shall be considered a reference to the Surviving Corporation if not inconsistent with the other provisions of the contract or document; and any pending action or other judicial proceeding to which either of the Constituent Corporations is a party, shall not be deemed to have abated or to have discontinued by reason of the Merger, but may be prosecuted to final judgment, order or decree in the same manner as if the Merger had not been made; or the Surviving Corporation may be substituted as a party to such action or proceeding, and any judgment, order or decree may be rendered for or against it that might have been rendered for or against either of the Constituent Corporations if the Merger had not occurred.

     1.4. Consummation of Merger. The closing of the Merger (the "Closing") shall take place (a) at the offices of the Acquiror as promptly as practicable after the later of (i) the day of (and immediately following) the receipt of approval of the Merger by the Company's shareholders, and also the approval of the Acquiror's shareholders if required, and (ii) the third business day after the day on which the last of the conditions set forth in Article VI (other than the condition set forth in Section 6.1.1) is satisfied or duly waived or (b) at such other time and place and on such other date as the Acquiror and the Company may agree. The date on which the Closing is conducted pursuant to this Section
1.4 is sometimes referred to herein as the "Closing Date." At the Closing, all documents required by the terms of this Agreement to be delivered at or prior to the consummation of the Merger will be exchanged by the parties.

     1.5. Certificate of Incorporation and By-Laws. The certificate of incorporation and by-laws of the Acquiror in effect at the Effective Time shall be the certificate of incorporation and by-laws of the Surviving Corporation, until duly amended in accordance with their terms and the NJBCA.

     1.6. Directors and Officers. The directors and officers of the Acquiror immediately prior to the Effective Time shall be the directors and officers, respectively, of the Surviving Corporation, from and after the Effective Time, until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the terms of the Surviving Corporation's Certificate of Incorporation and by-laws and the NJBCA.

     1.7. The Bank Merger. Subject to the terms and conditions of this Agreement, immediately following the Effective Time, the Acquired Bank shall be merged with and into the Acquiring Bank (the "Bank Merger") pursuant to a merger agreement in the form attached hereto as Exhibit 1.7, to be executed by the Acquired Bank and the Acquiring Bank, and the separate corporate existence of the Acquired Bank shall thereupon cease in accordance with the applicable provisions of The Pennsylvania Banking Code of 1965 (the "Pennsylvania Banking Code") and The National Bank Act (the "National Bank Act").

     1.8. Effect of the Bank Merger. Pursuant to the Bank Merger, the Acquired Bank and the Acquiring Bank (the "Constituent Banks") shall be merged, and the Acquiring Bank shall be the surviving bank in the Bank Merger (sometimes hereinafter referred to as the "Surviving Bank") and shall continue to be a national banking association. Upon consummation of the Bank Merger, the

Surviving Bank shall thereupon and thereafter possess all of the rights, privileges, immunities and franchises, both public and private powers, including appointments, designations and nominations of a trust or fiduciary nature, of each of the Constituent Banks; and all property, real, personal and mixed, tangible and intangible, and all debts due on whatever account, and all other choses in action, and all and every other interest, of or belonging to or due to each of the Constituent Banks so merged, shall be deemed to be vested in the Surviving Bank without further act or deed; and the title to any real estate or any interest therein, vested in any of such Constituent Banks, shall not revert or be in any way impaired by reason of the Bank Merger. Upon consummation of the Bank Merger, the Surviving Bank shall thenceforth be responsible and liable for all the liabilities, obligations and penalties of each of the Constituent Banks. Any reference to either of the Constituent Banks in any contract or document, whether executed or taking effect before or after the Bank Merger, shall be considered a reference to the Surviving Bank if not inconsistent with the other provisions of the contract or document; and any pending action or other judicial proceeding to which either of the Constituent Banks is a party, shall not be deemed to have abated or to have discontinued by reason of the Bank Merger, but may be prosecuted to final judgment, order or decree in the same manner as if the Bank Merger had not been made; or the Surviving Bank may be substituted as a party to such action or proceeding, and any judgment, order or decree may be rendered for or against it that might have been rendered for or against either of the Constituent Banks if the Bank Merger had not occurred.

     1.9. Articles of Incorporation and By-Laws. The articles of association and by-laws of the Acquiring Bank in effect at the Effective Time shall be the articles of association and by-laws of the Surviving Bank, until duly amended in accordance with their terms and the National Bank Act.

     1.10. Bank Directors and Officers. The directors and officers of the Acquiring Bank immediately prior to the Effective Time shall be the directors and officers, respectively, of the Surviving Bank, from and after the Effective Time, until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the terms of the Surviving Bank's Articles of Association and by-laws and the National Bank Act.

                        ARTICLE II--CONVERSION OF SHARES

     2.1. Exchange. As of the Effective Time, by virtue of the Merger and without action on the part of any holder thereof:

     2.1.1. Acquiror Stock. Each share of capital stock of the Acquiror that is issued and outstanding immediately prior to the Effective Time shall remain outstanding and continue as one share of the Surviving Corporation and each certificate evidencing ownership of any such shares shall continue to evidence ownership of the same number of shares of the Surviving Corporation.

     2.1.2. Certain Company Shares Cancelled. Each share of common stock of the Company, par value $1.00 per share (the "Common Stock"), that is either (a) owned by the Acquiror or any direct or indirect wholly-owned subsidiary of the Acquiror (except for any shares of Common Stock held in trust accounts, managed accounts or in any similar manner as trustee or in a fiduciary capacity ("Trust Account Shares") and shares held as collateral or in lieu of a debt previously contracted ("Collateral Shares"), (b) held in the treasury of the Company or (c) owned by any direct or indirect wholly-owned subsidiary of the Company (except Trust Account Shares and Collateral Shares) shall be cancelled and retired and no capital stock of the Acquiror, cash or other consideration shall be paid or delivered in exchange therefor.

     2.1.3. Acquired Shares. Subject to Sections 2.6 and 2.8 hereof, each share of Common Stock that is issued and outstanding immediately prior to the Effective Time, including without limitation all Trust Account Shares and Collateral Shares, and that is not retired pursuant to Section 2.1.2, shall be converted as follows:

     2.1.3.1. Each such share of Common Stock which under the terms of Section
2.3 is to be converted into the right to receive cash, shall be converted into the right to receive $10.00 in cash.

     2.1.3.2. Subject to Sections 2.9 and 7.2.3.5, each such share of Common Stock which under the terms of Section 2.3 is to be converted into the common stock of the Acquiror, par value $3.00 per share ("Acquiror Common Stock"), shall be converted into 0.3721 shares (as the same may be adjusted as herein provided, the "Exchange Ratio") of Acquiror Common Stock. The certificates for Acquiror Common Stock issued in the Merger will also evidence and entitle the holder thereof to certain Rights pursuant to the Rights Declaration of the Board of Directors of the Acquiror, dated as of February 23, 1990.

     2.1.3.3. No Dissenting Shares (as hereinafter defined) shall be converted into or represent a right to receive cash or Acquiror Common Stock under this
Section 2.1.3, but such Dissenting Shares shall be subject to the provisions of
Section 2.8.

     2.1.3.4. Each authorized but unissued share of Common Stock shall cease to exist.

     2.2. Election Procedures. The Acquiror shall authorize the Acquiring Bank or, in the Acquiror's sole discretion, any other commercial bank having assets of more than $200,000,000, to act as exchange agent hereunder (the "Exchange Agent") pursuant to an agreement (the "Exchange Agent Agreement") in form reasonably acceptable to the Company. The Exchange Agent Agreement shall set forth procedures for the exchange of Common Stock for consideration in the Merger, including procedures for holders of Common Stock to request that they receive all cash or all stock consideration, as set forth below:

     2.2.1. Each holder of Common Stock (other than holders of Dissenting Shares or shares of Common Stock to be cancelled as set forth in Section 2.1.2) shall have the right to submit an election form to the Exchange Agent (an "Election Form") specifying whether such holder desires to have such holder's Common Stock converted into Acquiror Common Stock or the right to receive cash in the Merger (in either case, an "Election") in accordance with and subject to the following procedures:

     2.2.2. Each holder of Common Stock may specify in the Election Form:

     2.2.2.1. that such holder desires to have all of the shares of Common Stock owned by such holder converted into the right to receive cash in the Merger ("Cash Election"); or

     2.2.2.2. that such holder desires to have all of the shares of Common Stock owned by such holder converted into Acquiror Common Stock in the Merger (a "Stock Election"). Any shareholder who validly submits an Election Form and does not make a Cash Election in such Election Form, or who does make a Cash Election and thereafter validly revokes such Cash Election, or who does not validly submit an Election Form, shall be deemed to have made a Stock Election.

     2.2.3. The Company will use its best efforts to cause the Exchange Agent to make the Form of Election (accompanied by the Company Proxy Statement described in Section 5.10) available to all persons who are or who become Company shareholders of record during the period between the record date for the Company Meeting (as defined in Section 5.10) and the business day immediately prior to the Election Date (as defined in this Section 2.2.3). As used herein, the term "Election Date" means a date announced by the Acquiror, in a news release delivered to the Dow Jones News Service, as the last day on which Forms of Election will be accepted; provided, however, that such day (i) shall be a business day no more than five business days prior to the anticipated Effective Time and no less than two business days prior to the anticipated Effective Time and (ii) shall be at least twenty business days following the date of such news release; provided further, that the Acquiror shall have the right to set a later date as the Election Date (and such later date shall be deemed the "Election Date" for all purposes hereunder) by means of a similar new release, so long as such later date is no later than the date on which the Effective Time occurs.

     2.2.4. Any Election shall have been properly made only if the Exchange Agent shall have received, at its office designated in the Form of Election, by 5:00 p.m., local time in the city in which the principal place of business of such Exchange Agent is located, on or before the Election Date, a Form of Election properly completed and signed and accompanied by certificates for the shares of Common Stock to which such Form of Election relates (or by an appropriate guarantee of delivery of such certificates as set forth in such Form of Election from a member of any registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, provided such certificates are in fact delivered by the time set forth in such guarantee of delivery). Any Election relating to shares of Common Stock with respect to which the holder thereof has filed and not withdrawn as of the Effective Time a written demand for payment of the fair value of Common Stock in accordance with the provisions of Section 2.8 hereof shall be deemed to have been automatically revoked as of the Election Date.

     2.2.5. Notwithstanding anything herein to the contrary, a combined Form of Election containing a single Election (a "Combined Form of Election") may be submitted by two or more holders of shares of Common Sock either of whom may be deemed constructively to own the holders' shares of Common Stock by reason of the ownership attribution rules of Section 318 of the Code. Any Combined Form of Election and any change or revocation in such Combined Form of Election must be signed by or on behalf of all holders of the Common Stock covered thereby. For purposes of this Article II, all shares of Common Stock covered by a single Combined Form of Election held by holders of Common Stock submitting such Combined Form of Election will be treated as being held by a single holder.

     2.2.6. Any holder of Common Stock may at any time prior to the Election Date change such holder's Election by written notice received by the Exchange Agent at or prior to the Election Date accompanied by a properly completed, revised Form of Election.

     2.2.7. Any holder of Common Stock may at any time prior to the Election Date revoke such holder's Election by written notice received by the Exchange Agent at or prior to the Election Date or by withdrawal prior to the Election Date of such holder's certificates for Common Stock or of the guarantee of delivery of such certificates, previously deposited with the Exchange Agent.

     2.2.8. The Acquiror shall have the right to make rules not inconsistent with the terms of this Agreement governing the validity of the Forms of Election, the manner and extent to which Elections are to be taken into account in making the determinations prescribed by Section 2.3, the issuance and delivery of certificates for Acquiror Common Stock into which Common Stock is converted in the Merger and the payment for shares of Common Stock converted into the right to receive cash in the Merger. All such rules and determinations thereunder shall be final and binding on all holders of shares of Common Stock.

     2.3. Selection of Common Stock. The manner in which each share of Common Stock (other than shares of Common Stock to be retired as set forth in Section 2.1.2) shall be converted at the Effective Time into either cash or Acquiror Common Stock shall be as set forth below in this Section 2.3.

     2.3.1. As is more fully set forth below, the number of shares of Common Stock to be converted into the right to receive cash in the Merger pursuant to this Agreement (the "Maximum Cash Conversion Number") shall not exceed (i) 49% of the number of shares of Common Stock outstanding immediately prior to the Effective Time minus (ii) the sum of (A) the number of shares of Common Stock purchased by the Acquiror or any subsidiary of the Acquiror on or after the date hereof, (B) the number of shares of Common Stock redeemed by the Company, if any, from the date hereof to the Effective Time, (C) the number of shares of Common Stock as to which a cash amount is to be paid to the Executive, as defined in and in, accordance with, Section 2.12.1 hereof, and (D) the number of shares of Common Stock if any, as to which the holders of such shares have filed and not withdrawn a written demand for payment of the fair value of their Common Stock pursuant to the provisions of Section 2.8 at or before the Meeting. There shall be no limitation on the number of shares of Common Stock to be converted into Acquiror Common Stock in the Merger.

     2.3.2. Each share of Common Stock for which Stock Elections have been made or deemed made ("Stock Election Shares") and each Non-Electing Common Share (as defined in Section 2.3.5) shall be converted into Acquiror Common Stock in the Merger.

     2.3.3. If Cash Elections are received for a number of shares of Common Stock which is more than the Maximum Cash Conversion Number, and the shares of Common Stock for which Cash Elections have been received ("Cash Election Shares") shall be converted into the right to receive cash and Acquiror Common Stock in the following manner:

     2.3.3.1. each Cash Election Share shall be converted into the right to receive (i) an amount in cash, without interest, equal to the product of (x) $10.00 and (y) a fraction (the "Cash Fraction"), the numerator of which shall be the Maximum Cash Conversion Number and the denominator of which shall be the total number of Cash Election Shares, and (ii) a number of shares of Acquiror Common Stock equal to the product of (x) the Exchange Ratio and (y) a fraction equal to one minus the Cash Fraction.

     2.3.4. If Cash Elections are received for a number of shares of Common Stock which is equal to or less than the Maximum Cash Conversion Number, then each share of Common Stock covered by a Cash Election shall be converted into the right to receive cash in the Merger.

     2.3.5. For the purposes of this Section 2.3, outstanding shares of Common Stock (other than shares of Common Stock owned by the Acquiror, the Acquiring Bank or any other subsidiary of the Acquiror) as to which an Election is not in effect on the Election Date shall be referred to as "Non-Electing Common Shares." If the Exchange Agent shall reasonably determine for any reason that any Election was not properly made with respect to shares of Common Stock such Election shall be deemed to be not in effect and shares of Common Stock covered by such Election shall, for purposes hereof, be deemed to be Non-Electing Common Shares.

     2.4. Beneficial Owners. Any record holder of Common Stock may submit two or more Forms of Election, each containing a different specification of preference (or non-preference) covering all or any portion of the shares of Common Stock owned by such record holder, provided that, upon request of the Acquiror, such record holder shall certify to the satisfaction of the Acquiror that such record holder holds the shares of Common Stock registered in the name of the record holder as nominee for two or more persons and that the various Forms of Election submitted by such record holder represent the individual specifications of preference (or non-preference) of the respective beneficial owners as to all of the shares of Common Stock beneficially owned by them, and for purposes of this
Article II each beneficial owner for which such a Form of Election is submitted will be treated as a separate holder of Common Stock.

     2.5. Delay. It is understood by the parties hereto that the election procedure described in this Article II and the allocation procedure described in this Article II will involve substantial administrative work to complete the computation, verification and exchange tasks involved and that the rules of the Depository Trust Company may require a delay after the Effective Time before the final allocations may be made. No interest shall be payable by the Acquiror or the Exchange Agent with respect to any cash to be paid pursuant to this Article II, even if the payment of cash pursuant to the Merger is delayed by reason of the administrative steps required to effect the steps described herein.

     2.6. No Fractional Shares. Acquiror will not issue fractional shares of Acquiror Common Stock. In lieu of fractional shares of Acquiror Common Stock, the shareholders of the Company entitled to receive such fractional shares will receive an amount of cash equal to the value of such fractional share interest based on the Last Price (as defined in Section 2.7) of the Acquiror Common Stock on the date on which the Effective Time occurs. Such fractional share interest shall not include the right to vote or to receive dividends or any interest thereon.

     2.7. Last Price. For purposes of this Agreement, "Last Price" shall mean the closing price per share of Acquiror Common Stock as quoted on the NASDAQ National Market System ("NASDAQ") (as published in The Wall Street Journal) for each trading day as to which such closing price is relevant hereunder or, in the absence of such quotations for any such trading day, as determined by such other source upon which the Acquiror and the Company shall mutually agree.

     2.8. Dissenting Shares. The shares of Acquiror Common Stock held by those shareholders of the Company who have timely and properly exercised their dissenters' rights in accordance with all applicable laws and regulations relating to the merger of a Pennsylvania corporation into a New Jersey corporation (the "Appraisal Laws") are herein referred to as "Dissenting Shares." Each Dissenting Share, the holder of which, as of the Effective Time of the Merger, has not effectively withdrawn or lost the dissenter's rights in respect thereto under the Appraisal Laws, shall not be converted into or represent a right to receive cash or Acquiror Common Stock but the holder thereof shall be entitled only to such rights as are granted by the Appraisal Laws. Each holder of Dissenting Shares who becomes entitled to payment for Common Stock pursuant to the provisions of the Appraisal Laws shall receive payment therefor from the Acquiror (but only after the amount thereof shall have been agreed upon or finally determined pursuant to such provisions). If a holder of shares of Common Stock who dissents under the Appraisal Laws shall effectively withdraw or lose (through failure to perfect or otherwise) the right to dissent, then, as of the Effective Time or the occurrence of such event, whichever last occurs, those shares shall be deemed, upon the surrender of the Certificate representing those shares, to be Non-Electing Common Shares for purposes of this Agreement and shall be converted into Acquiror Common Stock in accordance with the provisions hereof. The Company shall give the Acquiror notice of dissent of any shares of Common Stock, attempted withdrawals of any such notices of dissent and any other instruments served pursuant to the Appraisal Laws received by the Company relating to shareholders' rights, if any, to dissent. The Company shall not, except with the prior written consent of the Acquiror, voluntarily make any payment with respect to any dissenting shares of the Company, offer to settle or settle any demands for payment with respect thereto or approve any withdrawal of any such demands.

     2.9. Adjustments. Notwithstanding the foregoing, the Exchange Ratio set forth in Section 2.1.3.2 shall be subject to appropriate adjustment in the event that, subsequent to the date of this Agreement but prior to the Effective Time, the outstanding Acquiror Common Stock shall be increased, decreased, changed into or exchanged for a different number or kind of securities through a stock dividend, recapitalization, stock split, reorganization, reclassification or reverse stock split (or any similar change in capitalization) pursuant to which the Acquiror shall issue securities to its existing shareholders without receiving consideration therefor.

     2.10. Exchange of Certificates.

     2.10.1. Exchange Agent. Except as set forth herein, from and after the Effective Time, each holder of a certificate (each such certificate, a "Certificate") representing outstanding shares of Common Stock that have been converted into the right to receive cash, without interest (the "Cash Consideration"), or into Acquiror Common Stock and cash, without interest, in lieu of fractional shares, as applicable (the "Common Stock Consideration") shall be entitled to receive in exchange therefor, upon surrender of the Certificate to the Exchange Agent, the applicable Cash Consideration or Common Stock Consideration for each share of Common Stock so represented by the Certificate surrendered by such holder thereof. All certificates representing shares of Acquiror Common Stock issued as part of the Common Stock Consideration shall be properly issued and countersigned and executed and authenticated, as appropriate.

     2.10.2. Notice of Exchange. Promptly after the Effective Time, the Acquiror shall cause the Exchange Agent to mail and/or make available to each record holder of a Certificate who did not submit such Certificate and a Form of Election prior to the Effective Time a notice and letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) advising such holder of the effectiveness of the Merger and the procedures to be used in effecting the surrender of the Certificates for exchange therefor. Upon surrender to the Exchange Agent by any such holder of a Certificate, together with such letter of transmittal duly executed and completed in accordance with the instructions thereon, and such other documents as may reasonably be requested, the Acquiror shall cause the Exchange Agent to promptly deliver to such holder the Common Stock Consideration to which such holder would have been entitled had such holder submitted a valid Stock Election (with respect to the shares represented by such Certificate) prior to the Election Date, and such Certificate shall forthwith be cancelled.

     2.10.3. Transfer. If delivery of all or part of the Common Stock Consideration is to be made to a person other than the person in whose name a surrendered Certificate is registered, it shall be a condition to such delivery or the exchange of such Certificate that such surrendered Certificate be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such delivery or exchange shall have paid any transfer and other taxes required by reason of such delivery or exchange in a name other than that of the registered holder of the Certificate surrendered or shall have established to the reasonable satisfaction of the Acquiror that such tax either has been paid or is not payable.

     2.10.4. Right to Consideration. Until surrendered and exchanged in accordance with this Section 2.10, each Certificate shall, after the Effective Time, represent solely the right to receive the appropriate Common Stock Consideration or Cash Consideration, as the case may be, multiplied by the number of shares of Common Stock evidenced by such Certificate, together, in the case of Common Stock Consideration consisting of shares of Acquiror Common Stock with any dividends or other distributions as provided in Section 2.10.5, and shall have no other rights. From and after the Effective Time, the Acquiror shall be entitled to treat any Certificates that have not yet been surrendered for exchange as evidencing only the ownership of the aggregate Common Stock Consideration or Cash Consideration, as the case may be, into which the shares represented by such Certificates have been converted, notwithstanding any failure to surrender such Certificates. Any portion of the Common Stock Consideration (or dividends, distributions or interest with respect thereto) or Cash Consideration which remains unclaimed for two years after the Effective Time shall be returned by the Exchange Agent to the Acquiror, and any holders of Common Stock who have not theretofore complied with this Article II shall thereafter (but only until such time as such property shall escheat to any applicable governmental authority) look only to the Acquiror for the applicable Common Stock Consideration or Cash Consideration. Neither the Company, the Acquired Bank, the Acquiror or the Acquiring Bank shall be liable to any holder of shares of Common Stock for any Common Stock Consideration (or dividends, distributions or interest with respect thereto) or Cash Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     2.10.5. Distribution with Respect to Unexchanged Certificates. No dividends or other distributions with respect to Acquiror Common Stock declared or paid by the Acquiror after the Effective Time and with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate until the holder of such Certificate surrenders such Certificate (and then only if such holder is entitled to receive Acquiror Common Stock pursuant to the Merger). Subject to applicable law, following surrender of any such Certificate to be converted into Acquiror Common Stock there shall be paid to each holder of certificates representing shares of Acquiror Common Stock issued in exchange therefor, without interest, (i) the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such shares of Acquiror Common Stock and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such shares of Acquiror Common Stock.

     2.10.6. No Interest. All payments of dividends, cash or cash for fractional shares shall be made without any payment of interest.

     2.10.7. Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed, and no transfer of Common Stock shall thereafter be made. If, after the Effective Time, any Certificates are presented to the Exchange Agent or the Acquiror, they shall be cancelled, retired and exchanged as provided in this Article II.

     2.11. Withholding Rights. The Acquiror shall be entitled to require each holder of Common Stock to deliver to the Exchange Agent a properly completed Form W-9 or its equivalent, as a precondition to delivery of the holder's Cash consideration or Common Stock consideration, as the case may be. The Acquiror shall be entitled to deduct and withhold, or cause the Exchange Agent to deduct and withhold, from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Common Stock the minimum amounts (if any) that the Acquiror is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Acquiror, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Common Stock in respect of which such deduction and withholding was made by the Acquiror.

     2.12. Options. At the Effective Time, all options to purchase Common Stock which the Company is obligated to grant to Erwin K. Wenner (the "Executive") in connection with the Merger (the "Executive Options") shall automatically be cancelled either in accordance with paragraph 2.12.1 below or in accordance with paragraph 2.12.2 below.

     2.12.1. At the Effective Time, each of (a) the Executive Option to purchase 8,333 shares of Common Stock in the event that a public announcement is made of a merger or affiliation as the result of the efforts of the Executive or of the Executive in conjunction with a certain special committee of the Company's Board of Directors (the "8,333 Executive Option") and (b) the Executive Option to purchase 25,000 shares of Common Stock in the event that a public announcement is made of a sale of 80% or more of the stock of the Company or the Acquired Bank, the merger or consolidation of the Company or the Acquired Bank or the sale of substantially all of the assets of the Company or the Acquired Bank, shall be cancelled, and the Executive shall receive as consideration for such cancellation, for each share of Common Stock covered by each such option an amount in cash equal to the excess, if any, of $10.00 over the applicable exercise price of the option.

     2.12.2. At the Effective Time, the Executive Option to purchase (i) 8,333 shares of Common Stock, exercisable commencing July 25, 1996, (ii) 8,333 shares of Common Stock, exercisable commencing July 25, 1997, and (iii) 8,334 shares of Common Stock, exercisable commencing July 25, 1998, respectively, shall be cancelled.

     2.12.3. The Company has delivered to the Acquiror a consent (in the form of Exhibit 2.12.3) executed by the Executive agreeing that the covenants of the Acquiror pursuant to this Section 2.12 are in full satisfaction of all obligations of the Company and the Acquiror to the Executive with respect to the Executive Options and with respect to any other options or other right of the Executive to acquire or receive, at any time, any securities of the Company.

           ARTICLE III--REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     References herein to "Company Disclosure Schedules" shall mean all of the disclosure schedules required by this Article III, dated as of the date hereof and referenced to the specific sections and subsections of Article III of this Agreement as provided herein, which have been delivered on the date hereof by the Company to the Acquiror. The Company hereby represents and warrants to the Acquiror and the Acquiring Bank as follows:

     3.1. Corporate Organization.

     3.1.1. Company. The Company is a corporation that is duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. The Company is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHCA"). The Company has full power and authority, corporate and otherwise, to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the business, results of operations, assets or financial condition of the Company, the Acquired Bank, and the other "Company Subsidiaries" (as hereinafter defined), taken as a whole (a "Company Material Adverse Effect"). A true and complete copy of the Articles of Incorporation and By-laws, as in effect on the date hereof, of the Company are contained in
Section 3.1.1 of the Company Disclosure Schedules.

     3.1.2. Subsidiaries. The Acquired Bank and the corporations and other entities listed in Section 3.1.2 of the Company Disclosure Schedules are the only Company Subsidiaries. When used with reference to the Company, the term "Company Subsidiary" means any corporation, partnership, limited liability company, joint venture or other legal entity in which the Company, directly or indirectly, owns at least a 50% stock or other equity interest or for which the Company, directly or indirectly, acts as a general partner. The Acquired Bank is a commercial bank duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. Each other Company Subsidiary is a corporation or other entity duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization as set forth in Section 3.1.2. of the Company Disclosure Schedules. Each Company Subsidiary has full power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business as a foreign corporation or entity and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not constitute a Company Material Adverse Effect.
Section 3.1 of the Company Disclosure Schedules sets forth true and complete copies of the Articles of Incorporation (or Certificate of Incorporation, as the case may be) and By-laws or other governing instrument, as in effect on the date hereof, of each Company Subsidiary. Except for the Acquired Bank and the other Company Subsidiaries identified in Section 3.1.2 of the Company Disclosure Schedules, the Company does not own or control, directly or indirectly, any equity interest in any corporation, limited liability company, association, partnership, joint venture or other entity.

     3.2. Capitalization. The authorized capital stock of the Company consists solely of 14,000,000 shares of Common Stock. As of the date hereof, there are 2,825,312 shares of Common Stock issued and outstanding. As of the date hereof, there are 33,333 shares of Common Stock issuable upon exercise of the Executive Options. Section 3.2 of the Company Disclosure Schedules sets forth a true and complete copy of all agreements relating to the Executive Options. The authorized capital stock of the Acquired Bank consists solely of 3,000,000 shares of common stock. As of the date hereof, there are 1,307,517 shares of common stock of the Acquired Bank issued and outstanding. The capitalization and equity interest ownership in each other Company Subsidiary is as set forth in
Section 3.2 of the Company Disclosure Schedules. Neither the Company nor any Company Subsidiary has adopted any plan or agreement pursuant to which capital stock may be issued or stock options may be granted other than the agreements (all of which are set forth in Section 3.2 of the Company Disclosure Schedules) which relate to the Executive Options. All issued and outstanding shares of Common Stock and all issued and outstanding shares of capital stock or other equity interest of each Company Subsidiary have been duly authorized and validly issued, have been issued without violating the pre-emptive or other rights of third parties, are fully paid, and are nonassessable. All of the outstanding shares of capital stock or other equity interest of each Company Subsidiary are owned by the Company and are free and clear of all liens, encumbrances, charges, restrictions or rights of third parties. Except for the Executive Options, neither the Company nor any Company Subsidiary has granted or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the transfer, purchase, subscription or issuance of any shares of capital stock or equity interest of the Company or any Company Subsidiary or has issued any securities representing the right to purchase, subscribe or otherwise receive any shares of such capital stock or other equity interest or any securities convertible into any such shares, and there are no agreements or understandings to which the Company or any Company Subsidiary is a party with respect to the voting of any such shares or other equity interest. There are no outstanding contractual obligations requiring the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any outstanding securities or other equity interest in the Company or any Company Subsidiary. Except as set forth in Section 3.2 of the Company Disclosure Schedules, since December 31, 1993, neither the Company nor any Company Subsidiary has repurchased, redeemed or otherwise acquired any such securities or interests.

     3.3. Authority; No Violation.

     3.3.1. Authority. Subject to the approval of this Agreement and the transactions contemplated hereby (other than the Stock Option Agreement, as to which no shareholder approval is required) by the shareholders of the Company, each of the Company and the Acquired Bank has full power and authority, corporate and otherwise, to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby in accordance with the terms hereof. The Company has full power and authority to execute and deliver the Stock Option Agreement, to perform its obligations thereunder, and to consummate the transactions contemplated thereby in accordance with the terms thereof. The execution and delivery of this Agreement and the Stock Option Agreement, and the performance of the Company and the Acquired Bank's obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by the Board of Directors of each of the Company and the Acquired Bank in accordance with its respective Articles of Incorporation and By-laws and all applicable laws and regulations. Except for approval by the Company's shareholders of this Agreement, no other corporate proceedings on the part of the Company or the Acquired Bank are necessary to consummate the transactions so contemplated. This Agreement and the Stock Option Agreement have been duly and validly executed by the Company and this Agreement has been duly and validly executed by the Acquired Bank and constitute valid and binding obligations of the Company and the Acquired Bank, enforceable against each of them in accordance with their respective terms.

     3.3.2. No Violation. Neither the execution and delivery of this Agreement by the Company or the Acquired Bank, nor the execution and delivery of the Stock Option Agreement by the Company, nor the consummation by the Company or the Acquired Bank of the transactions contemplated hereby or thereby in accordance with the terms hereof or thereof, or compliance by the Company or the Acquired Bank with, or performance of, any of the terms or provisions hereof or thereof, will (i) violate any provision of the Company's or the Acquired Bank's Articles of Incorporation or By-

Laws, (ii) assuming that the consents and approvals set forth below are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the Company or any Company Subsidiary or any of their respective properties or assets, or (iii) except as set forth in Section 3.3 of the Company Disclosure Schedules, violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the respective properties or assets of the Company or any Company Subsidiary under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, commitment, pledge, permit, deed of trust, license, lease, contract, agreement or other instrument or obligation or any judgment, order, decree, law, rule or other restriction of any governmental authority, in each case to which the Company or the Company Subsidiary is a party, or by which the Company or the Company Subsidiary may be bound or to which any of the assets or properties of the Company or the Company Subsidiary are subject, except, with respect to the matters described in clauses (ii) and (iii) above, such as individually or in the aggregate will not constitute a Company Material Adverse Effect, and which will not prevent or delay the consummation of the transactions contemplated hereby. Except for consents and approvals of or filings or registrations with or notices to the Federal Deposit Insurance Corporation (the "FDIC"), the Board of Governors of the Federal Reserve System (the "FRB") and the Pennsylvania Department of Banking (the "Department") (collectively, the "Applicable Bank Regulatory Agencies"), applicable environmental protection agencies (such as, but not limited to the New Jersey Department of Environmental Protection and Energy ("DEPE")), the Securities and Exchange Commission (the "SEC") and the shareholders of the Company, no consents or approvals of or filings or registrations with or notices to any third party or any public body or authority are necessary on behalf of the Company or the Acquired Bank in connection with (x) the execution and delivery by the Company or the Acquired Bank of this Agreement, (y) the execution and delivery by the Company of the Stock Option Agreement or (z) the performance by the Company or the Acquired Bank of their respective obligations hereunder (including, without limitation, consummation of the Merger and the Bank Merger), the performance by the Company of its obligations under the Stock Option Agreement, or the consummation of the transactions contemplated hereby and thereby.

     3.4. Financial Statements.

     3.4.1. Section 3.4 of the Company Disclosure Schedules sets forth copies of the consolidated statements of condition of the Company as of December 31, 1992 and 1993, and the related consolidated statements of income, changes in shareholders' equity and cash flows for the periods ended December 31, in each of the three years 1991 through 1993, in each case accompanied by the audit report of Rudolph, Palitz, independent public accountants with respect to the Company, and the unaudited consolidated statement of condition of the Company as of September 30, 1994 and the related unaudited consolidated statements of income and cash flows for the nine months ended September 30, 1993 and September 30, 1994 (collectively, the "Company Financial Statements"). Except as set forth in
Section 3.4 of the Company Disclosure Schedules with respect to such unaudited consolidated financial statements, the Company Financial Statements (including the related notes) have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods covered thereby (except as may be indicated therein or in the notes thereto), fairly present the consolidated financial condition of the Company as of the respective dates set forth therein and fairly present the consolidated results of operations, changes in shareholders' equity and cash flows of the Company for the respective periods set forth therein.

     3.4.2. The books and records of the Company and each Company Subsidiary have been maintained in compliance in all material respects with all applicable legal, regulatory and accounting requirements.

     3.4.3. Except as and to the extent reflected, disclosed or reserved against in the Company Financial Statements (including the notes thereto), as of September 30, 1994 (the "Company Statement of Condition Date"), neither the Company nor any Company Subsidiary had any liabilities, whether absolute, accrued, contingent or otherwise, material to the business, operations, assets or financial condition of the Company and the Company Subsidiaries, taken as a whole, which were required by GAAP (consistently applied) to be disclosed in the Company's consolidated statement of condition (as of the Company Statement of Condition Date) or the notes thereto. Since the Company Statement of Condition Date, neither the Company nor any Company Subsidiary have incurred any liabilities except in the ordinary course of business and consistent with prudent banking practice or except as related to the transactions contemplated by this Agreement.

     3.5. Broker's and Other Fees. Except for the retention of Sandler O'Neill & Partners, L.P., neither the Company nor any Company Subsidiary nor any of their directors or officers has employed any broker or finder or incurred any liability for any broker's or finder's fees or commissions in connection with any of the transactions contemplated by this Agreement. All agreements with Sandler O'Neill & Partners, L.P. providing for the payment of fees in connection with the Merger are set forth in Section 3.5 of the Company Disclosure Schedules. There are no other fees, other than time charges billed at usual and customary rates, payable by the Company or any Company Subsidiary to any advisors, including lawyers and accountants, in connection with the Merger or the Bank Merger or which would be triggered by consummation of the Merger or the Bank Merger or the termination of the services of such advisors by the Company or any Company Subsidiary.

     3.6. Absence of Certain Changes or Events.

     3.6.1. Except for the net operating losses incurred by the Company since September 30, 1994 which have been disclosed to the Acquiror, there has not been any material adverse change in the business, results of operations, assets or financial condition of the Company and the Company Subsidiaries, taken as a whole, since the Company Statement of Condition Date, and to the best of the Company's knowledge, no facts or conditions exist which are likely to cause such a material adverse change in the future, except for net operating losses not arising from any other event which, in and of itself, would be a breach of another representation or warranty.

     3.6.2. Except as set forth in Section 3.6 of the Company Disclosure Schedules, neither the Company nor any Company Subsidiary has taken or permitted any of the actions described in Section 5.2 (other than Sections 5.2.6, 5.2.7, and 5.2.8) hereof (but without reference to the dates specified in Section 5.2) between December 31, 1993 and the date hereof.

     3.6.3. Except as set forth in Section 3.6 of the Company Disclosure Schedules, since December 31, 1993, neither the Company nor any Company Subsidiary has taken or permitted any actions, or omitted to take any actions, that would, or that, with the passage of time or the occurrence of events, would reasonably be expected to, result in (A) any of the representations and warranties set forth in this Article III hereafter becoming untrue, (B) a breach of any of the Company's covenants set forth herein or (C) any of the conditions to closing set forth in Sections 6.1, 6.2 or 6.3 not being satisfied.

     3.7. Legal Proceedings. Except as disclosed in Section 3.7 of the Company Disclosure Schedules, and except for ordinary routine litigation incidental to the business of the Company and the Company Subsidiaries, neither the Company nor any Company Subsidiary is a party to any, and there are no pending or, to the best of the Company's knowledge, threatened, legal, administrative, arbitrable or other proceedings, claims, actions or governmental investigations of any nature against the Company or any Company Subsidiary which, if decided adversely to the Company or the Company Subsidiary, would constitute a Company Material Adverse Effect. Except as disclosed in Section 3.7 of the Company Disclosure Schedules, neither the Company nor any Company Subsidiary is a party to any order, judgment or decree entered in any lawsuit or proceeding which order, judgment or proceeding continues to bind, or could in the future bind, the Company or any Company Subsidiary.

     3.8. Taxes and Tax Returns.

     3.8.1. The Company and each Company Subsidiary has duly filed (and until the Effective Time will so file) all returns, declarations, reports, information returns and statements ("Returns") required to be filed by them in respect of any federal, state and local taxes (including without limitation all income taxes, payroll and employee withholding taxes, backup withholding taxes, unemployment insurance taxes, social security taxes, sales and use taxes, excise taxes, franchise taxes, gross receipts taxes, occupation taxes, real and personal property taxes, stamp taxes, transfer taxes, workers' compensation taxes, capital stock taxes, taxes on services, and other obligations of the same or of a similar nature, whether arising before, on or after the Closing Date and any interest, penalties or additions to taxes that may become payable in respect thereof ("Taxes"). Each of the Company and the Acquired Bank has duly paid (and until the Effective Time will so pay) all such Taxes due and payable, other than taxes or other charges which are being contested in good faith and are disclosed in Section 3.8 of the Company Disclosure Schedules. The Company and each Company Subsidiary have established (and until the Effective Time will establish) on their books and records reserves that are adequate for the payment of all Taxes not yet due and payable. Section 3.8 of the Company Disclosure Schedules identifies the federal income tax returns of the Company and the Company Subsidiaries which have been examined by the Internal Revenue Service (the "IRS") within the past six years. No deficiencies were asserted as a result of such examinations which have not been resolved and paid in full. The federal Returns of the Company and the Company Subsidiaries have been audited and closed through December 1992, the state Returns of the Company and the Company Subsidiaries have been settled through 1989, and there have been no audits or reviews of any local Returns of the Company and the Company Subsidiaries. Except as set forth in Section 3.8 of the Company Disclosure Schedules, there is no action, suit, proceeding, investigation, audit, dispute, protest or claim now threatened or pending with respect to any Taxes due from the Company or any Company Subsidiary with respect to any Return, and neither the Company nor any Company Subsidiary nor their employees (based on personal contact with any authority) know of any such action, suit, proceeding, investigation, audit, dispute or claim that has been threatened. Except as set forth in Section 3.8 of the Company Disclosure Schedules, no claim has ever been made by an authority in a jurisdiction where the Company or any Company Subsidiary does not file Returns that the Company or any Company Subsidiary is or may be subject to taxation by that jurisdiction nor, to the best of the Company's or the Acquired Bank's knowledge does such a valid claim exist. The Company or the Acquired Bank shall immediately notify the Acquiror of any governmental audits, actions, proceedings, investigations or claims with respect to Taxes that occur in the future and shall provide such information in connection therewith as may be reasonably requested by the

Acquiror. Neither the Company nor any Company Subsidiary have given any currently outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Returns. With respect to information reporting (Forms 1098 and 1099), policies and procedures have been established by the Company and each Company Subsidiary sufficient to demonstrate that reasonable care has been exercised under Section 6724 of the Code and the regulations thereunder to obtain taxpayer identification ("TIN") numbers including initial and annual solicitation of such TIN's and collection and submission of back-up withholding where applicable.

     3.8.2. Except as set forth in Section 3.8 of the Company Disclosure Schedules, neither the Company nor any Company Subsidiary (i) has requested any extension of time within which to file any Return which Return has not since been filed, (ii) is a party to any agreement providing for the allocation or sharing of taxes, (iii) is required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by the Company or any Company Subsidiary (nor does the Company have any knowledge that the IRS has proposed any such adjustment or change of accounting method), or (iv) has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply. The Company's outstanding securities are not "United States real property interests" within the meaning of Section 897(c) of the Code.

     3.8.3. To the date of this Agreement, neither the Company nor any Company Subsidiary has experienced an equity shift that would limit the use of any tax attribute carryforward (e.g., net operating losses, credits, etc.) or built in deductions under Section 382 of the Code and the regulations thereunder.

     3.9. Reports.

     3.9.1. Section 3.9 of the Company Disclosure Schedules lists, and the Company has previously delivered to the Acquiror a complete copy of, each (i) final registration statement, prospectus, annual, quarterly or special report and definitive proxy statement filed by the Company since September 30, 1990 pursuant to the Securities Act of 1933, as amended ("1933 Act"), or the Securities and Exchange Act of 1934, as amended ("1934 Act") and (ii) communication (other than general advertising materials and press releases) mailed by the Company to its stockholders as a class since September 30, 1990, and each such final registration statement, prospectus, annual, quarterly or special report, definitive proxy statement or communication, as of its date, complied in all material respects with all applicable statutes, rules and regulations enforced or promulgated by the SEC and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided that information as of a later date shall be deemed to modify information as of an earlier date.

     3.9.2. The Company and the Acquired Bank have, since January 1, 1991, duly filed with the FDIC, the FRB, and the Department in form which was correct in all material respects all financial reports required to be filed under applicable laws and regulations, and, subject to any required permission from such regulatory authorities, the Company promptly will deliver or make available to the Acquiror accurate and complete copies of such reports. Each such report, as of its date, complied in all material respects with all applicable statutes, rules and regulations and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided that information as of a later date shall be deemed to modify information as of an earlier date. Section 3.9 of the Company Disclosure Schedule lists all examinations of the Company or the Acquired Bank conducted by either the FRB, the FDIC or the Department since January 1, 1991 and the dates of any responses thereto submitted by the Company or the Acquired Bank.

     3.10. Company Information. The information relating to the Company and the Company Subsidiaries to be contained in the Proxy Statement (as defined in Section 5.10 hereof) to be delivered to shareholders of the Company in connection with the solicitation of their approval of the Merger, as of the date the Proxy Statement is mailed to shareholders of the Company, and up to and including the date of the meeting of shareholders to which such Proxy Statement relates, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     3.11. Certain Contracts.

     3.11.1. Except for plans referenced in Section 3.17 or as disclosed in
Section 3.11 of the Company Disclosure Schedules, (i) neither the Company nor any Company Subsidiary is a party to or bound by any written contract or understanding (whether written or oral) with respect to the employment of any officers, employees, directors or consultants, and (ii) the consummation of the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any additional acts or events with respect to either participation in such plans or to any employment related matter) result in any payment (either of severance pay or otherwise) becoming due from the Company or any Company Subsidiary or any successor of any of the foregoing to any officer, employee, director or consultant thereof. Section 3.11 of the Company Disclosure Schedules sets forth true and correct copies of all severance and employment agreements with officers, directors, employees, agents or consultants to which the Company or any Company Subsidiary is a party. Except as disclosed in Section 3.11 of the Company Disclosure Schedules, neither the Company nor any Company Subsidiary is a party to or bound by any written contract or understanding (whether written or oral) that (i) was entered into outside of the ordinary course of business, (ii) relates to the borrowing of long-term debt by the Company or any Company Subsidiary or the guarantee by the Company or any Company Subsidiary of any obligation, (iii) constitutes a collective bargaining agreement or otherwise involves organized labor, (iv) involves the payment after the date hereof by the Company or any Company Subsidiary of more than $25,000 in the aggregate; (v) constitutes an agreement or arrangement to indemnify; or (vi) cannot be terminated by the Company or the Company Subsidiary at its option within thirty days or less; copies or descriptions of all such contracts and understandings referred to in Section 3.11 of the Company Disclosure Schedules have previously been provided to the Acquiror.

     3.11.2. Except as disclosed in Section 3.11 of the Company Disclosure Schedules and except for loan commitments issued in the ordinary course of business, (i) as of the date of this Agreement, neither the Company nor any Company Subsidiary is a party to or bound by any commitment, agreement or other instrument which is material to the business, operations, assets or financial condition of the Company and the Company Subsidiaries taken as a whole, but in no event shall a contract involving the payment or receipt by the Company or any Company Subsidiary of less than $25,000 in the aggregate be deemed material under this Section 3.11.2, and (ii) no commitment, agreement or other instrument to which the Company or any Company Subsidiary is a party or by which any of them is bound limits the freedom of the Company or any Company Subsidiary to compete in any line of business or with any person.

     3.11.3. Except as disclosed in Section 3.11 of the Company Disclosure Schedules, neither the Company nor any Company Subsidiary or, to the best knowledge of each of the Company and the Acquired Bank, any other party thereto, is in default under any material lease, contract, mortgage, promissory note, deed of trust, loan or other commitment (except those under which the Acquired Bank is or will be the creditor) or arrangement, except for defaults which individually or in the aggregate would not constitute a Company Material Adverse Effect, and no event has occurred which, with the giving of notice or the lapse of time or both, would constitute such a default under any such lease, contract, mortgage, promissory note, deed of trust, loan or other commitment or under any contract described in Section 3.11 of the Company Disclosure Schedules.

     3.12. Properties and Insurance.

     3.12.1. The Company and the Company Subsidiaries have good title, and, as to owned real property, marketable title, to all assets and properties, whether real or personal, tangible or intangible, reflected in the Company's consolidated statement of condition (as set forth in Section 3.4 of the Company Disclosure Schedules) as of the Company Statement of Condition Date, or owned and acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since the Company Statement of Condition Date or as otherwise set forth in Section 3.12 of the Company Disclosure Schedules), subject to no encumbrances, liens, mortgages, security interests, pledges or rights of others, except (i) those items that secure liabilities that are reflected in such consolidated statement of condition or the notes thereto, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith, (iii) such encumbrances, liens, mortgages, security interests, pledges and title imperfections that are not in the aggregate material to the business, operations, assets and financial condition of the Company and the Company Subsidiaries taken as a whole and (iv) with respect to owned real property, title imperfections noted in title reports delivered to the Acquiror prior to the date hereof. Since December 31, 1993, neither the Company nor any of the Company Subsidiaries have experienced any uninsured damage or destruction with respect to any material properties or assets owned or leased by any of them. All properties and assets used by the Company and/or any of the Company Subsidiaries are, in all material respects, in good operating condition and repair, suitable for the purposes for which they are currently utilized, and comply in all material respects with all laws and other governmental requirements relating thereto currently in effect. The Company and the Company Subsidiaries, as lessees, have the right under valid and subsisting leases to occupy, use, possess and control all real property leased by the Company or the Company Subsidiaries in all material respects as presently occupied, used, possessed and controlled by the Company or the Company Subsidiaries. The Company and the Company Subsidiaries enjoy peaceful and undisturbed possession under all such leases, all of which are valid and binding obligations of the Company or the Company Subsidiary, as the case may be. Except as set forth in Section 3.12 of the Company Disclosure Schedules, neither the Company nor any Company Subsidiary is in default, nor to the best knowledge of each of them is any other party in default, in any material respect under any of such leases and there has occurred no material default or event which, with the lapse of time or the giving of notice or both, would constitute a material default by the Company, the Company Subsidiary or any other party under any such lease.

     3.12.2. The business operations and all insurable properties and assets of the Company and the Company Subsidiaries are insured for their benefit against all risks which, in the reasonable judgment of the management of Company, should be insured against, in each case under policies or bonds issued by insurers of recognized responsibility, in such amounts with such deductibles and against such risks and losses reasonably adequate for the business engaged in by the Company and the Company Subsidiaries. The Company has not received any notice of cancellation or notice of a material amendment of any such insurance policy or bond, the Company and the Company Subsidiaries are not in default under any such insurance policy or bond, no coverage thereunder is being disputed and all material claims thereunder have been filed in a timely fashion.

     3.13. Minute Books. The minute books of the Company and the Company Subsidiaries contain accurate records of all meetings and other actions held of their respective shareholders and Boards of Directors or governing bodies (including committees of their respective Boards of Directors or governing bodies), except where the failure to so maintain such records would not result in an omission to disclose a matter which would be material to any party acquiring a substantial interest in the Company or any Company Subsidiary.

     3.14. Reserves. As of the Company Statement of Condition Date, each of the allowance for loan losses and the allowance for OREO properties in the Company Financial Statements was adequate. The methodology used to compute such allowances complies in all material respects with all applicable FDIC and Department policies.

     3.15. No Termination Agreements or Parachute Payments.

     3.15.1. Except as disclosed in Section 3.15 of the Company Disclosure Schedules, no current or former officer, director, employee or agent of the Company or any Company Subsidiary (each, a "Company Employee") is entitled now, or will or may be entitled as a consequence of or in connection with (a) this Agreement or the Merger or the Bank Merger, or (b) termination of such person's employment with the Company or any Company Subsidiary (by resignation, involuntary termination or otherwise), in either case ((a) or (b)), alone or in combination with other facts or events, to any payment or benefit from the Company, any Company Subsidiary, the Acquiror or any of the Acquiror's Subsidiaries.

     3.15.2. No Company Employee is entitled now, or will or may be entitled as a consequence of (a) this Agreement or the Merger or the Bank Merger, or (b) termination of such person's employment with the Company or any Company Subsidiary (by resignation, involuntary termination or diminution of duties or otherwise), in either case ((a) or (b)), alone or upon the occurrence of subsequent events, to any payment or benefit from the Company, any Company Subsidiary, the Acquiror or any of the

Acquiror's Subsidiaries which, if paid or provided, would constitute an "excess parachute payment", as defined in Section 280G of the Code or the regulations promulgated thereunder.

     3.16. Indemnification. Except as set forth in the Articles of Incorporation and By-laws of the Company or in Section 3.16 of the Company Disclosure Schedules, (i) neither the Company nor any Company Subsidiary is a party to any indemnification agreement with any former, current or future Company Employee or any other person, (ii) no person has served, serves or will serve in any capacity with any enterprise other than the Company or any Company Subsidiary at the request of the Company or any Company Subsidiary (a "Covered Person"), and
(iii) to the best knowledge of the Company, there are no claims or potential claims for which any former or current Company Employee or any other person would be entitled to indemnification under Section 5.7 hereof if such provisions were deemed to be in effect.

     3.17. Employee Plans. Except as set forth in Section 3.17 of the Company Disclosure Schedules, all employee benefit, welfare, bonus, deferred compensation, pension, profit sharing, stock bonus, stock option, employee stock ownership, consulting, health insurance, life insurance, accident insurance, disability insurance, disability, severance, cafeteria or fringe benefit plans, formal or informal, written or oral, and all trust agreements related thereto, relating to any present or former directors, officers or employees of the Company or any Company Subsidiary or their relatives or affiliates ("Company Employee Plans") have been maintained, operated and administered in compliance with their terms and currently comply, and have at all relevant times complied, with the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to the extent applicable, the Code, to the extent applicable, and any other applicable laws. Copies of all Company Employee Plans (or description of the applicable terms where such plans are oral or otherwise informal) currently in effect, and all financial statements relating thereto, have previously been delivered to the Acquiror. With respect to each Company Employee Plan which is a pension plan (as defined in Section 3(2) of ERISA), except as set forth in
Section 3.17 of the Company Disclosure Statements, (a) each pension plan, as amended (and any trust relating thereto), intended to be a qualified plan under
Section 401(a) of the Code, either has been determined by the IRS to be so qualified in its current form or is the subject of a pending application for such determination that was timely filed, (b) there is no accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, and no waiver of the minimum funding standards of such sections has been requested from the IRS, (c) no reportable event described in
Section 4043 of ERISA has occurred, (d) no defined benefit plan has been terminated, nor has the Pension Benefit Guaranty Corporation (the "PBGC") instituted proceedings to terminate a defined benefit plan or to appoint a trustee or administrator of a defined benefit plan, and no circumstances exist that constitute grounds under Section 4042 of ERISA entitling the PBGC to institute any such proceedings, (e) no pension plan is a "multi-employer plan" within the meaning of Section 3(37) of ERISA and (f) as of the last day of the most recent plan year which ended prior to the date hereof and for which an actuarial valuation has been issued by the plan's actuary, with respect to each defined benefit plan which is a "single-employer plan" (within the meaning of Section 4001 (a)(15) of ERISA), the actuarially determined present value of all "benefit liabilities" (within the meaning of Section 4001(a)(16) of ERISA), as determined on the basis of the actuarial assumptions contained in the plan's most recent actuarial valuation, did not exceed the then current value of the assets of the plan and there has been no material change in the financial condition of the plan since the last day of the most recent plan year. No liability under subtitle C or D of Title IV of ERISA has been incurred by the Company or any Company Subsidiary with respect to any "single-employer plan" formerly maintained by them or by any entity which is considered one employer with the Company under Section 4001 of ERISA or Section 414 of the Code. Except as disclosed in Section 3.17 of the Company Disclosure Schedules, no plan, contract or other arrangement to which the Company or any Company Subsidiary is a party provides health, medical, disability, death, accident, survivor or pension benefits to any retiree, former employee or relative, affiliate or beneficiary thereof. The Company and each Company Subsidiary will continue to make all required contributions, premium payments or other required transfers and meet all required funding obligations to keep all Company Employee Plans current. Except as may be set forth in Section 3.11.1 of the Company Disclosure Schedules, neither the Company nor any Company Subsidiary provides continued health care benefits under the Acquired Bank Medical Benefits Plan to retirees or employees on leave of absence or on long or short term disability except coverage required by the terms of the Consolidated Omnibus Budget Reconciliation Act or the federal Family and Medical Leave Act of 1993, nor does the Company or any Company Subsidiary provide continuing insurance benefits under the Acquired Bank Life and Accidental Death and Dismemberment Insurance Plan except for those employees who qualify for continued coverage due to total disability under the terms of such plan.

     3.18. Compliance with Laws and Orders. Except as set forth in Section 3.18 of the Company Disclosure Schedules, all eligible accounts of depositors of the Acquired Bank are insured by the Bank Insurance Fund of the FDIC to the fullest extent permitted by law. Except as set forth in Section 3.18 of the Company Disclosure Schedules, the businesses of the Company and each Company Subsidiary have not been, and are not being, conducted in violation of any law, ordinance, regulation, judgment, order, decree, license or permit of any governmental entity (including, without limitation, in the case of the Company and the Acquired

Bank, all statutes, rules and regulations pertaining to the conduct of the banking business and the exercise of trust powers), except for violations or possible violations which individually or in the aggregate do not, and, insofar as reasonably can be foreseen, in the future will not, constitute a Company Material Adverse Effect. Section 3.18 of the Company Disclosure Schedules describes with particularity the only areas and matters with respect to which the condition and operations of the Acquired Bank are not in compliance therewith. Except as set forth in Section 3.18 of the Company Disclosure Schedules, no investigation or review by any governmental entity with respect to the Company or any Company Subsidiary is pending or, to the knowledge of the Company, threatened, nor has any governmental entity indicated an intention to conduct any such investigation or review.

     3.19. Agreements with Bank Regulators. Except as described in Section 3.19 of the Company Disclosure Schedules, neither the Company nor any Company Subsidiary is a party to any agreement or memorandum of understanding with, or a party to any commitment letter, Board resolution submitted to a regulatory authority or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, any governmental entity which restricts in any manner the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies or its management, nor has the Company or any Company Subsidiary been advised by any governmental entity that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, resolution, extraordinary supervisory letter, commitment letter or similar submission. Except as described in Section 3.19 of the Company Disclosure Schedules, the Company and each Company Subsidiary are in compliance in all material respects with each order, decree, agreement, memorandum of understanding, resolution, letter or submission referenced in Section 3.19 of the Company Disclosure Schedules. Except as described in Section 3.19 of the Company Disclosure Schedules, the Company is not required by Section 32 of the Federal Deposit Insurance Act or otherwise to give prior notice to any Federal banking agency or to the Department of the proposed addition of an individual to its board of directors or the employment of an individual as a senior executive officer. Except as set forth in Section
3.19 of the Company Disclosure Schedules, neither the Company nor the Bank is subject to any order, limitation, covenant or directive with respect to any assets purchased from any regulatory agency.

     3.20. Company Action. The Board of Directors of the Company (at a meeting duly called and held) has by the requisite vote of all directors present (a) determined that the Merger is advisable and in the best interests of the Company and its shareholders, (b) approved this Agreement and the transactions contemplated hereby, including the Merger and the Bank Merger,

(c) directed that the Agreement be submitted for consideration by the Company's shareholders and (d) resolved to recommend that the Company's shareholders approve the Merger and this Agreement.

     3.21. Vote Required. The affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote thereon is the only vote of the holders of any class or series of Company capital stock necessary to approve this Agreement and the transactions contemplated hereby.

     3.22. No Triggering Events. Except as set forth in Section 3.22 of the Company Disclosure Schedules, neither the execution and delivery by the Company or the Acquired Bank of this Agreement or the execution and delivery of the Stock Option Agreement by the Company, nor the consummation of the transactions or any other event contemplated hereby and thereby, will constitute an event under any Company Employee Plans that will, or upon the occurrence of subsequent events would, accelerate the time of payment or vesting or increase the amount of compensation or benefits due any director, officer, employee or former employee (or any beneficiary of a former employee) of the Company or any Company Subsidiary.

     3.23. Environmental Matters.

     3.23.1. For purposes of this Section 3.23, the following terms shall have the following meanings:

     "Branch Properties" means all real property presently or formerly owned or operated by the Company or any Company Subsidiary on which branches, operations centers or headquarters facilities are or were located.

     "Environmental Law" means any applicable federal, state or local statute, law, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction, directive, requirement or agreement with any governmental entity relating to: (a) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, ground water, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety, or (b) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances (as hereinafter defined). The term Environmental Law includes, without limitation,
(x) the following statutes, each as amended:

        (i)     the federal Clean Air Act;

        (ii)    the federal Clean Water Act;

        (iii)   the federal Water Pollution Control Act of 1972;

        (iv) the federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto) ("RCRA");

        (v) the federal Comprehensive Environmental Response Compensation Liability Act of 1980 (including the Superfund Amendments and Reauthorization Act of 1986) ("CERCLA");

        (vi)    the federal Toxic Substances Control Act;

        (vii) the federal Occupational Safety and Health Act of 1970; (viii) the federal Emergency Planning and Community Right to Know Act of 1986;

        (ix)    the federal Safe Drinking Water Act;

        (x)     the federal Solid Waste Disposal Act;

        (xi)    the federal Insecticide, Fungicide and Rodenticide Act;

        (xii)   the New Jersey Industrial Site Recovery Act ("ISRA"); and

(y) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Substance.

     "Hazardous Substance" means any substance, whether liquid, solid or gas, listed, defined, designated or classified as hazardous, toxic, radioactive, or dangerous under any applicable Environmental Law, whether by type or by quantity. Hazardous Substance includes, without limitation, (i) any "hazardous substance" as defined in CERCLA, (ii) any "hazardous waste" as defined in RCRA, and (iii) any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste or petroleum or any derivative or by-product thereof, radon, radioactive material, asbestos, asbestos containing material, urea formaldehyde foam insulation, lead and polychlorinated biphenyls.

     "Real Property" means the Branch Properties, all real property classified by the Company or any Company Subsidiary as OREO and all real property (including property held as trustee or in any other fiduciary capacity) over which the Company or any Company Subsidiary currently or formerly has exercised dominion, management or control.

     3.23.2. Except as set forth in Section 3.23 of the Company Disclosure Schedules or as would not, singly or in the aggregate, constitute a Company Material Adverse Effect,

     3.23.2.1. the Company and each Company Subsidiary and each predecessor of any of them is and has been at all times during its existence in compliance in all material respects with all applicable Environmental Laws;

     3.23.2.2. the Real Property does not contain any Hazardous Substance in violation of any applicable Environmental Law;

     3.23.2.3. neither the Company nor any Company Subsidiary has received any written notices, demand letters or written requests for information from any governmental entity or any third-party indicating that the Company or any Company Subsidiary may be in violation of, or liable under, any Environmental Law;

     3.23.2.4. there are no civil, criminal or administrative actions, suits, demands, claims, hearings, investigations or proceedings pending or, to the best knowledge of the Company, threatened against the Company or any Company Subsidiary with respect to the Company or any Company Subsidiary or the Real Property relating to any violation, or alleged violation, of any Environmental Law;

     3.23.2.5. no reports have been filed, or are required to be filed, by the Company or any Company Subsidiary concerning the release of any Hazardous Substance or the threatened or actual violation of any Environmental Law on or at the Real Property;

     3.23.2.6. to the knowledge of the Company, there are no underground storage tanks on, in or under any of the Branch Properties and no underground storage tanks have been closed or removed from any Branch Properties while any such Branch Properties were owned or operated by the Company or any Company Subsidiary; and

     3.23.2.7. to the knowledge of the Company, neither the Company nor any Company Subsidiary has incurred, and none of the Real Property is currently subject to, any liabilities (fixed or, to the knowledge of the Company, contingent) relating to any suit, settlement, court order, administrative order, judgment or claim asserted or arising under any Environmental Law.

     3.23.3. There are no permits or licenses required under any Environmental Law with respect to the Branch Properties presently operated by the Company or any Company Subsidiary.

     3.23.4. Neither the Company nor any Company Subsidiary has received written notice that any part of the Real Property has been or is listed as a site containing Hazardous Substances pursuant to any Environmental Law.

     3.24. Labor Relations. Except as set forth in Section 3.24 of the Company Disclosure Schedules, neither the Company nor any Company Subsidiary is a party to or bound by any collective bargaining agreement respecting its employees, nor is there pending, or to the best knowledge of the Company threatened, any strike, walk-out or other work stoppage or labor organizational effort.

     3.25. Loans. As of the date hereof:

     3.25.1. Except as set forth in Section 3.25 of the Company Disclosure Schedules, all loans owned by the Company or any Company Subsidiary, or in which the Company or any Company Subsidiary has an interest ("Company Loans"), comply in all material respects with all laws, including, but not limited to, applicable usury statutes, underwriting and record-keeping requirements and the Truth in Lending Act, the Equal Credit Opportunity Act and the Real Estate Settlement Procedures Act, and all other applicable consumer protection statutes and all applicable regulations under such laws.

     3.25.2 Except as set forth in Section 3.25 of the Company Disclosure Schedules, all Company Loans were made or acquired by the Company or the Acquired Bank in accordance with board of director approved loan policies.

     3.25.3. Except as set forth in Section 3.25 of the Company Disclosure Schedules, all loans originated or purchased by the Company or any Company Subsidiary and subsequently sold by the Company or a Company Subsidiary have been sold without recourse to either the Company or to any Company Subsidiary and without any liability under any yield maintenance or similar obligation.

     3.26. Examinations. Section 3.26 of the Company Disclosure Schedules sets forth the dates on which each of the following occurred: the last examination of the Acquired Bank by the FDIC prior to the date of this Agreement, the last examination of the Acquired Bank by the Department prior to the date of this Agreement, the last examination of the Company by the FRB prior to the date of this Agreement, and the last examination of the Acquired Bank with respect to community reinvestment prior to the date of this Agreement. Except as set forth in Section 3.26 of the Company Disclosure Schedules, all deficiencies noted in such examinations have been resolved to the satisfaction of the applicable regulatory agency. Section 3.26 of the Company Disclosure Schedules contains a copy of the latest public Community Reinvestment Act filing of the Acquired Bank.

     3.27. Transactions with Certain Persons. Except as set forth in Section
3.27 of the Company Disclosure Schedules, no executive officer, director or principal shareholder of the Company or any Company Subsidiary, nor any affiliate of any of the foregoing persons (as such terms are used in Regulation O of the FRB), has engaged in any transaction with the Company or any Company Subsidiary at any time and there has been no "extension of credit", as defined in 12 C.F.R. Section 215.3, to any such person, which transaction was not concluded, or which extension of credit was not paid in full, prior to January 1,1988 and was not the subject of any inquiry, investigation, or written comment by any regulatory agency since such date.

     3.28. Disclosure. No representation or warranty contained in Article III of this Agreement or in the Company Disclosure Schedules contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

          ARTICLE IV--REPRESENTATIONS AND WARRANTIES OF THE ACQUIROR

     References herein to "Acquiror Disclosure Schedules" shall mean all of the disclosure schedules required by this Article IV, dated as of the date hereof and referenced to the specific sections and subsections of Article IV of this Agreement as provided herein, which have been delivered on the date hereof by the Acquiror to the Company. The Acquiror hereby represents and warrants to the Company as follows:

     4.1. Corporate Organization.

     4.1.1. Acquiror. The Acquiror is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey. The Acquiror has full power and authority, corporate and otherwise, to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the business, results of operations, assets or financial condition of the Acquiror and each Acquiror Subsidiary (as defined in Section 4.1.2), taken as a whole (an "Acquiror Material Adverse Effect"). The Acquiror is registered as a bank holding company under the BHCA.

     4.1.2. Subsidiaries. The Acquiring Bank is the only "Significant Subsidiary" (as such term is defined in Rule 405 promulgated by the SEC under the 1933 Act) of the Acquiror. When used with reference to the Acquiror, the term "Acquiror Subsidiary" means any corporation, partnership, limited liability company, joint venture or other legal entity in which the Acquiror, directly or indirectly, owns at least a 50% stock or other equity interest or for which the Acquiror, directly or indirectly, acts as a general partner. The Acquiring Bank is a national banking association that is duly organized, validly existing and in good standing. Each Acquiror Subsidiary has full power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not constitute an Acquiror Material Adverse Effect. For purposes of this Agreement, the term "Acquiror Corporations" shall mean the Acquiror and the Acquiror Subsidiaries collectively.

     4.2. Capitalization. The authorized capital stock of the Acquiror consists of 150,000,000 shares of Acquiror Common Stock and 40,000,000 shares of preferred stock, no par value ("Acquiror Preferred Stock"). As of September 30, 1994, there were 52,491,042 shares of Acquiror Common Stock issued and outstanding and 500,000 shares of Acquiror Preferred Stock issued and outstanding. As of September 30, 1994, there were 10,951,927 shares of Acquiror Common Stock reserved for issuance upon the conversion of debentures and for employee and dividend reinvestment plans. All issued and outstanding shares of the capital stock of the Acquiror have been, and all shares of Acquiror Common Stock to be issued in the Merger will be when issued, duly authorized and validly issued, issued without violating the pre-emptive or other rights of third-parties, fully paid, and nonassessable.

     4.3. Authority; No Violation.

     4.3.1. Authority. The Acquiror and the Acquiring Bank have full power and authority, corporate and otherwise, to execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of the Acquiror in accordance with the Certificate of Incorporation of the Acquiror, the By-laws of the Acquiror and all applicable laws and regulations. Prior to the Closing, the Acquiror will cause the Board of Directors of the Acquiring Bank to duly and validly approve such execution, delivery and consummation in accordance with the Articles of Association and By-laws of the Acquiring Bank and all applicable laws and regulations. Except to the extent that shareholder approval may be required in the event that the Acquiror enters into other agreements to issue its capital stock prior to the Closing, no other corporate proceedings on the part of the Acquiror or the Acquiring Bank (other than such approval of the Acquiring Bank's Board of Directors) are necessary to consummate the transactions so contemplated. Subject to receipt of such approval of the Acquiring Bank's Board of Directors and the receipt of such shareholder approval (if necessary), this Agreement constitutes a valid and binding obligation of the Acquiror and the Acquiring Bank, enforceable against the Acquiror and the Acquiring Bank in accordance with its terms.

     4.3.2. No Violation. Neither the execution and delivery of this Agreement by the Acquiror and the Acquiring Bank, nor the consummation by the Acquiror and the Acquiring Bank of the transactions contemplated hereby in accordance with the terms hereof, or compliance by the Acquiror and the Acquiring Bank with any of the terms or provisions hereof, will (i) violate any provision of the Acquiror's Certificate of Incorporation, the Acquiring Bank's Articles of Association or the By-laws of the Acquiror or the Acquiring Bank (ii) assuming that the consents and approvals set forth below are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the Acquiror Corporations, or any of their respective properties or assets, or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of the Acquiror Corporations under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, commitment, pledge, permit, deed of trust, license, lease, contract, agreement or other instrument or obligation or any judgment, order, decree, law, rule or other restriction of any governmental authority, in each case to which the Acquiror Corporations is a party, or by which the Acquiror or any of the Acquiror Corporations may be bound or to which any of the assets or properties of any of the Acquiror Corporations are subject, except, with respect to the items described in clauses (ii) and
(iii) above, such as individually or in the aggregate will not constitute an Acquiror Material Adverse Effect, and which will not prevent or delay the consummation of the transactions contemplated hereby. Except for consents and approvals of or filings or registrations with or notices to the Applicable Bank Regulatory Agencies, applicable environmental agencies, the SEC, the state securities commissions of the states in which the Company's shareholders reside, NASDAQ, the Acquiring Bank's Board of Directors and the Acquiror's shareholders (to the extent contemplated by Section 4.3.1), no consents or approvals of or filings or registrations with or notices to any third party or any public body or authority are necessary on behalf of the Acquiror or the Acquiring Bank in connection with (x) the execution and delivery by the Acquiror and the Acquiring Bank of this Agreement and the Stock Option Agreement and (y) the consummation by the Acquiror and the Acquiring Bank of the Merger and the other transactions contemplated hereby and thereby.

     4.4. Reports. Section 4.4 of the Acquiror Disclosure Schedules lists, and the Acquiror has previously delivered to the Company a complete copy of, each final prospectus, annual, quarterly or current report and definitive proxy statement, in each case without exhibits, filed by the Acquiror since January 1, 1992 pursuant to the 1933 Act or the 1934 Act.

     4.5. Acquiror Information. The information relating to the Acquiror Corporations to be contained in the Proxy Statement, as of the date the Proxy Statement is mailed to shareholders of the Company, and up to and including the date of the meeting of shareholders to which such Proxy Statement relates, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     4.6. Agreements with Bank Regulators. None of the Acquiror Corporations is a party to any agreement or memorandum of understanding with, or a party to any commitment letter, Board resolution submitted to a regulatory authority or similar undertaking to, or is subject to any order or directive by, or is subject to, any extraordinary supervisory letter from, any governmental entity which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies or its management, nor has the Acquiror or the Acquiring Bank been advised by any governmental entity that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, resolution, extraordinary supervisory letter, commitment letter or similar submission.

     4.7. Broker's and Other Fees. Neither the Acquiror nor the Acquiring Bank nor any of their directors or officers has employed any broker or finder or incurred any liability for any broker's or finder's fees or commissions in connection with any of the transactions contemplated by this Agreement.

                             ARTICLE V--COVENANTS

     5.1. Acquisition Proposals.

     5.1.1. Neither the Company nor any Company Subsidiary shall, and each of the Company and the Acquired Bank shall instruct and otherwise use its best efforts to cause the officers, directors, employees, agents, advisors and other representatives and consultants of the Company and each Company Subsidiary not to, directly or indirectly, (i) encourage, solicit or initiate any proposals or offers from any person relating to any acquisition or purchase of all or a material amount of the assets of, or any securities of, or any merger, consolidation or business combination with, the Company or the Acquired Bank (any such transaction is referred to herein as an "Acquisition Transaction") or
(ii) except as the Board of Directors of the Company deems necessary, on the advice of outside counsel, in the exercise of its fiduciary obligations under applicable law, participate in any discussions or negotiations regarding, or furnish to any other person any information with respect to, an Acquisition Transaction; provided, however, that so long as the Acquiror is given prior notice and an opportunity to object, nothing contained in this Section 5.1.1 shall restrict or prohibit any disclosure by the Company that is required on the advice of outside counsel in any document to be filed with the SEC after the date of this Agreement or any disclosure that, in the opinion of the Board of Directors of the Company on advice of outside counsel, is otherwise required under applicable law.

     5.1.2. The Company shall promptly notify the Acquiror orally and in writing of any proposal or offer regarding an Acquisition Transaction or any inquiries with respect thereto. Such written notification shall include the identity of the entity making such inquiry or Acquisition Transaction proposal or offer and such other information with respect thereto as is reasonably necessary to apprise the Acquiror of the material terms of such Acquisition Transaction proposal or offer and all other material information relating thereto. The Company shall give the Acquiror contemporaneous written notice upon engaging in discussions or negotiations with, or providing any information regarding the Company to, any such person regarding a possible Acquisition Transaction. The Company shall promptly provide oral and written notice of all changes in the information provided to the Acquiror pursuant to this Section 5.1.2 and of the status of each inquiry, proposal, offer, discussion or negotiation relating to an Acquisition Transaction.

     5.1.3. Neither the Company nor the Acquired Bank shall enter into any Acquisition Transaction unless, prior thereto, all of the following conditions (the "Acquisition Transaction Conditions") have been met: (x) the Company's Board of Directors shall have approved the Acquisition Transaction after determining, upon advice of outside counsel, that such approval was necessary in the exercise of its fiduciary obligations under applicable law; (y) the Company, prior to accepting such approved Acquisition Transaction, shall have advised the Acquiror of the terms of such Acquisition Transaction and shall have offered to the Acquiror the opportunity to increase the consideration paid by the Acquiror hereunder to the extent necessary such that the Company shall have a reasonable basis for determining, upon the advice of outside counsel, that approval of the Acquisition Transaction is not necessary (in light of such increased consideration) in the exercise of the fiduciary duties of the Company's Board of Directors under applicable law and (z) the Acquiror shall fail to increase the consideration to be paid by the Acquiror to such an extent within seven days after its receipt of such offer by the Company in writing.

     5.2. Interim Operations of the Company. During the period from the date of this Agreement to the Effective Time, except as expressly provided in this Agreement, as required by law, or as otherwise approved in writing in advance by the Acquiror:

     5.2.1. Conduct of Business. The Company and the Acquired Bank shall, and shall cause each Company Subsidiary to, conduct their respective businesses only in, and not take any action except in, the ordinary course of business. The Company and the Acquired Bank shall use reasonable efforts to preserve intact the business organizations of the Company and each Company Subsidiary, to keep available the services of their respective present key officers and key employees whom the Company and the Acquired Bank have reasonably determined to be necessary or appropriate to preserve the goodwill of those having business relationships with the Company or the Acquired Bank and, except as set forth in a letter of the Company delivered by the Company to the Acquiror with the delivery of this Agreement, all other employees.

     5.2.2. Governing Instruments. Neither the Company nor the Acquired Bank shall, nor shall they permit any Company Subsidiary to, make any change or amendment to their respective articles of incorporation, certificate of incorporation, by-laws or other governing instruments.

     5.2.3. Capital Stock. The Company and the Acquired Bank shall not, and shall not permit any Company Subsidiary to, issue or sell any shares of capital stock or any other securities of any of them (other than pursuant to the exercise of the Executive Options described in Section 2.12 hereof which are outstanding on the date hereof); or issue any subscriptions, options, warrants, rights or convertible securities; or enter into any agreements or commitments of any character relating to the issued or unissued capital stock or other securities of the Company or any Company Subsidiary obligating the Company or any Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of the Company or any Company Subsidiary or obligating the Company or any Company Subsidiary to grant, extend or enter into any subscription, option, warrant, right, convertible security or other similar agreement or commitment; or purchase any of their own securities; or enter into any arrangement or contract with respect to the purchase or voting of shares of their capital stock; or adjust, split, combine or reclassify their capital stock or other securities; or make any other changes in their capital structures.

     5.2.4. Dividends. The Company shall not declare, set aside, pay or make any dividend or other distribution or payment (whether in cash, stock or property) with respect to, or purchase or redeem, any shares of the capital stock of the Company and shall not permit any Company Subsidiary to declare, set aside, pay or make any dividend or other distribution or payment (whether in cash, stock or property) with respect to, or purchase or redeem, any shares of its capital stock other than pursuant to transactions in which funds are paid solely to the Company (or its pro-rata portion thereof, based on the percentage ownership thereof, is paid solely to the Company if the Subsidiary is not wholly-owned).

     5.2.5. Employees. The Company shall not, and shall not permit any Company Subsidiary to, enter into, adopt or amend any bonus, profit-sharing, compensation, severance, termination, consulting, fringe benefit, stock purchase, stock ownership, stock option, pension, retirement, deferred compensation, health insurance, medical insurance, life insurance, accident insurance, retiree, employment or other employee or retiree benefit agreement, trust, plan or fund, whether formal or informal, written or oral, or other arrangement for the benefit or welfare of any director, officer, employee or retiree except as required by Section 5.19. Except for increases pursuant to commitments of the Company existing as of the date hereof as disclosed in
Section 5.2 of the Company Disclosure Schedules, the Company shall not, and shall not permit any Company Subsidiary to, increase the compensation or fringe benefits of any director, officer, employee or retiree or pay any benefit not required by any existing plan or arrangement (including, without limitation, the granting of stock options or stock appreciation rights) or take any action or grant any benefit not required under the terms of any existing agreements, trusts, plans, funds or other arrangements or enter into any contract, agreement, commitment or arrangement to do the foregoing.

     5.2.6. Conforming Accounting and Reserve Policies; Restructuring Expenses.

     5.2.6.1. Notwithstanding that the Company believes that it has established all reserves and taken all provisions for possible loan losses required by generally accepted accounting principles and applicable laws, rules and regulations, the Company recognizes that the Acquiror has adopted different loan, accrual and reserve policies (including loan classifications and levels of reserves for possible loan losses). From and after the date of this Agreement to the Effective Time, the Company and the Acquiror shall consult and cooperate with each other with respect to conforming, as specified in a written notice from the Acquiror to the Company, based upon such consultation, the Company's loan, accrual and reserve policies to those policies of the Acquiror to the extent appropriate.

     5.2.6.2. In addition, from and after the date of this Agreement to the Effective Time, the Company and the Acquiror shall consult and cooperate with each other with respect to determining, as specified in a written notice from the Acquiror to the Company, based upon such consultation, appropriate accruals, reserves and charges to establish and take in respect of excess facilities and equipment capacity, severance costs, litigation matters, write-offs or write-downs of various assets and other appropriate accounting adjustments, taking into account the Surviving Bank's business plans following the Merger.

     5.2.6.3. The Company and the Acquiror shall consult and cooperate with each other with respect to determining, as specified in a written notice from the Acquiror to the Company, based upon such consultation, the amount and the timing of recognition (for recognizing for financial accounting purposes) of the expenses of the Merger and any restructuring charges related to or to be incurred in connection with the Merger.

     5.2.6.4. At the request of the Acquiror, the Company shall, prior to the Closing, use its reasonable efforts to establish and take such accruals and reserves as the Acquiror shall request in order to conform the Company's loan, accrual and reserve policies to the Acquiror's policies, to establish and take such accruals, reserves and charges to implement such policies in respect of excess facilities and equipment capacity, severance costs, litigation matters, write-offs or write-downs of various assets and other appropriate accounting adjustments, and to recognize for financial accounting purposes such expenses of the Merger and restructuring charges related to or to be incurred in connection with the Merger; provided, however, that (i) the Company shall not be obligated to take any such action pursuant to this Section 5.2.6.4 unless and until the Acquiror specifies its request in a writing delivered by the Acquiror to the Company, and acknowledges that all conditions to its obligation to consummate the Merger set forth in Sections 6.1 and 6.3 (other than the Company's performance under this Section 5.2.6.4) have been waived or satisfied, and (ii) the Company shall not be required to take any such action to the extent that such action (A) is inconsistent with GAAP, (B) materially impairs it regulatory capital, (C) is inconsistent with any formal or informal undertaking by the Company to any Applicable Bank Regulatory Agency which has been disclosed in writing to the Acquiror prior to the date hereof or (D) is inconsistent with any requirement hereinafter imposed on the Company by any Applicable Bank Regulatory Agency.

     5.2.7. Shareholder Meetings. The Company shall not convene any meeting of the Company's shareholders (other than the meeting convened to vote upon the Merger) or determine to submit any matter for shareholder action (other than the Merger) unless the Acquiror has been given at least 45 days prior written notice of such meeting or determination.

     5.2.8. Representations and Covenants. The Company shall not, and shall not permit any Company Subsidiary to, take any action, or knowingly omit to take any action, that would, or that would reasonably be expected to, result in (A) any of the representations and warranties set forth in Article III becoming untrue,
(B) a breach of any of the Company's covenants set forth herein or (C) any of the conditions to closing set forth in Sections 6.1, 6.2 or 6.3 not being satisfied. The Acquired Bank may create subsidiaries after the date hereof, provided that each such subsidiary is created solely to hold one or more properties which were, are, or would be property acquired by the Acquired Bank as a result of the acquisition of property which had been or is pledged, assigned or mortgaged to the Acquired Bank in a loan transaction and which Subsidiary is wholly owned by the Acquired Bank and the officers and directors of which are employees of the Acquired Bank and are removable from their respective offices and directorships without cause by the Acquired Bank.

     5.2.9. Other Actions. The Company shall not, and shall not permit any Company Subsidiary to, take any action that would (A) materially delay or adversely affect the ability of the Company or the Acquired Bank to obtain any approvals of governmental entities required to permit consummation of the Merger or the Bank Merger or (B) materially adversely affect the Company's or the Acquired Bank's ability to perform their respective obligations under this Agreement.

     5.2.10. Dominion and Control. Schedule 5.2.10 of the Company Disclosure Schedules contains a copy of the Company's and each Company Subsidiary's written policies and procedures and a description of any unwritten policies and procedures with respect to taking any action that results or would be likely to result in it being deemed to exercise dominion, management or control over collateral securing any extension of credit. The actual practices of the Company and each Company Subsidiary have been consistent with such policies and procedures. The Company shall not, nor shall it permit any Company Subsidiary to, change any such policies, procedures or practices. The Company shall not, and shall not permit any Company Subsidiary to, exercise any dominion, management or control over collateral securing any outstanding extension of credit with a contractual amount due of $100,000 or more or in connection with which there is reasonably anticipated to be any environmental exposure, without prior consultation with the Acquiror.

     5.3. Acquiror Representations and Covenants; Other Actions. Acquiror shall not, and shall not permit any of the Acquiror Subsidiaries to, take any action, or knowingly omit to take any action, that would, or that would reasonably be expected to, result in (A) any of the representations and warranties of Acquiror set forth in Article IV becoming untrue, (B) a breach of any covenants of the Acquiror or the Acquiring Bank set forth herein or (C) any of the conditions to closing set forth in Sections 6.1, 6.2 or 6.3 not being satisfied. The Acquiror shall not, and shall not permit any of the Acquiror Subsidiaries to, take any action that would (A) materially adversely affect the ability of the Acquiror or the Acquiring Bank to obtain any approvals of governmental entities required to permit consummation of the Merger or (B) materially adversely affect the Acquiror's or the Acquiring Bank's ability to perform their respective obligations under this Agreement.

     5.4. Employee Matters. Effective upon consummation of the Bank Merger, the Acquiror shall assume sponsorship of the (i) "Acquired Bank Employee Retirement Plan," (ii) "Acquired Bank 401(k) Thrift Plan," (iii) "Acquired Bank Life and Accidental Death and Dismemberment Insurance Plan," and (iv) "Acquired Bank Medical Benefits Plan."

     5.5. Access and Information.

     5.5.1. Upon reasonable notice, each of the Company and the Acquired Bank shall (and shall cause each Company Subsidiary to) afford to the Acquiror and its representatives (including, without limitation, directors, officers and employees of the Acquiror and its affiliates and counsel, accountants and other professionals retained by the Acquiror) such access as the Acquiror shall specify during normal business hours throughout the period from the date hereof through the Effective Time to the books, records (including, without limitation, tax returns and work papers of the Company's independent auditors), properties, personnel and such other information as the Acquiror shall reasonably request. The Acquiror shall provide to the Company, upon its reasonable request, copies of any publicly disclosed document published by the Acquiror within the past five years. The Acquiror shall cause one or more of its senior officers to be available from time to time prior to the Effective Time to respond to reasonable inquiries made by the Company and its representatives (including, without limitation, directors, officers and employees of the Company and its affiliates and counsel, accountants and other professionals retained by the Company). Notwithstanding the foregoing, neither the Company nor the Acquiror nor their respective Subsidiaries shall be required to provide access to any such information if the providing of such access (i) would violate a binding contractual obligation,
(ii) would, as advised by outside counsel, be reasonably likely to result in the loss or impairment of any privilege with respect to such information or (iii) would be precluded by any law, ordinance, regulation, judgment, order, decree, license or permit of any governmental entity. Any access granted to the Company or the Acquiror pursuant to this Section 5.5 shall not in any way limit any representation or warranty set forth in this Agreement.

     5.5.2. The Company and the Acquired Bank shall, and shall cause each other Company Subsidiary and the officers, directors, employees, affiliates, agents and representatives of the Company, the Acquired Bank and/or any other Company Subsidiary (with the Company and the Acquired Bank, collectively, the "Company Parties") to, keep confidential all confidential information of the Acquiror or the Acquiring Bank obtained by any of them in connection with the transactions contemplated hereby. The foregoing restriction shall not apply to any confidential information which (i) is or becomes generally available to the public other than as a result of a disclosure by any of the Company Parties, or
(ii) is or becomes available to any of the Company Parties from a source not known to such party to be bound by a confidentiality obligation with respect thereto. If any Company Party shall become legally compelled to disclose any such confidential information, such party to the extent feasible shall inform the Acquiror of the compelled disclosure and shall exercise reasonable efforts to obtain assurance that confidential information shall remain confidential. The Acquiror and the Acquiring Bank shall, and shall cause its officers, directors, employees, affiliates, agents and representatives (with the Acquiror and the Acquiring Bank, collectively, the "Acquiror Parties") to, keep confidential all confidential information of the Company or any Company Subsidiary obtained by any of them in connection with the transactions contemplated hereby. The foregoing restriction shall not apply to any confidential information which (i) is or becomes generally available to the public other than as a result of a disclosure by any of the Acquiror Parties, or (ii) is or becomes available to any of the Acquiror Parties from a source not known to such party to be bound by a confidentiality obligation with respect thereto. If any Acquiror Party shall become legally compelled to disclose any such confidential information, such party to the extent feasible shall inform the Company of the compelled disclosure and shall exercise reasonable efforts to obtain assurance that confidential information shall remain confidential. The parties hereto acknowledge that remedies at law may be inadequate to protect against breach of this Section 5.5.2 and, without prejudice to the rights and remedies otherwise available, the parties agree each of them shall be entitled to injunctive relief in their favor in the event of such breach.

     5.6. Certain Filings, Consents and Arrangements. Subject to Section 5.10, the Acquiror, the Acquiring Bank and the Company shall (a) promptly file all applications, proxy statements, registration statements and reports required to be filed with all applicable governmental entities between the date of this Agreement and the Effective Time with respect to the Merger and the other transactions contemplated by this Agreement, (b) cooperate with one another (i) in promptly determining which filings are required to be made and which consents, approvals, permits or authorizations are required to be obtained under any applicable federal, state or foreign law or regulation and (ii) in promptly making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such consents, approvals, permits or authorizations and (c) subject to the qualifications set forth in Section 5.5, deliver to the other parties to this Agreement copies of all such reports and filings promptly after they are filed.

     5.7. Indemnification.

     5.7.1. The Acquiror shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, a director or officer (whether elected or appointed) of the Company or the Acquired Bank (collectively, the "Indemnitees") against any and all claims, damages, liabilities, losses, costs, charges, expenses (including, without limitation, reasonable costs of investigation, and the reasonable fees and disbursements of legal counsel and other advisors and experts, as incurred), judgments, fines, penalties and amounts paid in settlement, asserted against, incurred by or imposed upon any Indemnitee, in connection with, arising out of or relating to any claim, action, suit or proceeding (whether civil, criminal, administrative or investigative) pending at any time within a period of six years after the Effective Time, including, without limitation, any and all claims, actions, suits, proceedings or investigations by or on behalf of or in the right of or against the Company or any Company Subsidiary, or by any present or former shareholder of the Company in such person's capacity as a shareholder (collectively, "Claims"), including, without limitation, any Claim which is based upon, arises out of or in any way relates to the Merger, the Proxy Statement, any of the transactions contemplated by this Agreement, the Indemnitee's service as a member of the Company's or the Company Subsidiary's Board of Directors or any committee of the Company's or the Company Subsidiary's Board of Directors, the events leading up to the execution of this Agreement, any statement, recommendation or solicitation made in connection therewith or related thereto and any breach of any duty in connection with any of the foregoing, and in connection with, arising out of or relating to the enforcement of the obligations of the Acquiror set forth in this Section 5.7, in each such case above to the full extent permitted under applicable law, but in no event beyond the extent to which such indemnification would have been available from the Company had the Claim been advanced on the date hereof.

     5.7.2. This Section 5.7 shall be construed as an agreement, as to which the Indemnitees are intended to be third-party beneficiaries, between the Acquiror and the Indemnitees, as unaffiliated third parties.

     5.7.3. Any Indemnitee wishing to claim indemnification under this Section 5.7, upon learning of any such claim, action, suit or proceeding, shall promptly notify the Acquiror thereof, but the failure to so notify shall not relieve the Acquiror of any liability it may have to such Indemnitee if such failure does not prejudice the Acquiror. In the event of any such claim, action, suit or proceeding (whether arising before or after the Effective Time) as to which the Acquiror agrees that indemnification under this Section 5.7 is applicable, (a) the Acquiror shall have the right to assume the defense thereof and neither the Acquiror nor the Surviving Bank shall be liable to such Indemnitees for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnitees in connection with the defense thereof, except that if the Acquiror elects not to assume such defense or counsel for the Indemnitees advises that there are issues which raise conflicts of interest between the Acquiror or the Surviving Bank and the Indemnitees, the Indemnitees may retain counsel satisfactory to them, and the Acquiror or the Surviving Bank shall pay the reasonable fees and expenses of counsel for the Indemnitees as statements therefor are received; provided, however, that the Acquiror and the Surviving Bank shall be obligated pursuant to this Section 5.7.3 (a) to pay for only one firm of counsel for all Indemnitees in any jurisdiction with respect to a matter unless the use of one counsel for such Indemnitees would present such counsel with a conflict of interest and (b) the Indemnitees will cooperate in the defense of any such matter. Neither the Acquiror nor the Surviving Bank shall be liable for settlement of any claim, action or proceeding hereunder unless such settlement is effected with its prior written consent; and provided further, however, that neither the Acquiror nor the Surviving Bank shall have any obligation hereunder to any Indemnitee when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that the indemnification of such Indemnitee in the manner contemplated hereby is prohibited by applicable law.

     5.7.4. If the Acquiror, in its sole discretion, considers obtaining insurance to cover any or all of its indemnification obligations under this
Section 5.7, then each Indemnitee shall provide the Acquiror with such complete and correct information as the Acquiror requests to enable it to obtain such insurance or to determine the cost of such insurance.

     5.8. Additional Agreements. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its reasonable efforts to take promptly, or cause to be taken, all actions and to do promptly, or cause to be done, all things necessary, proper or advisable under all applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using its reasonable efforts to obtain all necessary actions or non-actions, extensions, waivers, consents and approvals from all applicable governmental entities, effecting all necessary registrations and filings (including, without limitation, making all filings under all applicable banking and securities laws) and obtaining any required contractual consents. If, at any time after the Effective Time, the Surviving Corporation considers or is advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Constituent Corporations acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out the purposes of this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of each of the Constituent Corporations or otherwise, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of the Constituent Corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out the purposes of this Agreement.

     5.9. Publicity. The initial press release announcing this Agreement shall be a joint press release, and thereafter the Company and the Acquiror shall consult and reasonably cooperate with each other before (i) issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby, or (ii) making any publicly available filings with any governmental entity with respect thereto.

     5.10. Company Proxy Statement; Registration Statement. The Acquiror and the Company shall cooperate in preparing a proxy statement (the "Proxy Statement") which shall be utilized to solicit proxies in connection with the meeting (the "Company Meeting") at which the Company's shareholders will vote upon the Merger. Such proxy statement shall also constitute a prospectus for the sale of the Acquiror's capital stock pursuant to the Merger. Promptly after both the Acquiror and the Company confirm that the Proxy Statement is satisfactory for filing in preliminary form, the Acquiror shall file with the SEC a registration statement on Form S-4 (the "Registration Statement") utilizing such Proxy Statement as the prospectus. The Company and the Acquiror shall each have a reasonable opportunity to respond to any comments received from the SEC with respect to the Registration Statement and the Proxy Statement. The Acquiror and the Company shall use reasonable efforts to finalize the Proxy Statement and Registration Statement and cause the SEC to declare the Registration Statement effective. The Company will promptly advise the Acquiror in writing if at any time prior to the Company Meeting it shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Proxy Statement in order to make the statements contained therein not misleading or to comply with applicable law. The Acquiror shall also take any reasonable action required to be taken under state blue sky or securities laws in connection with the issuance of the Acquiror Common Stock pursuant to the Merger, and the Company shall furnish the Acquiror with all information concerning the Company and the holders of its capital stock and shall take such action as the Acquiror may reasonably request in connection with such blue sky or securities filings.

     5.11. Compliance with the 1933 Act.

     5.11.1. Prior to the execution and delivery of this Agreement, the Company has, or within 8 days thereafter, will have, obtained and delivered to the Acquiror a written agreement (in the form attached hereto as Exhibit 5.11.1), from each officer and director of the Company and the Acquired Bank, providing that such person shall not offer, sell, pledge, transfer or otherwise dispose of any shares of Common Stock held by such person and any shares of Acquiror Common Stock to be received by such person pursuant to the Merger, except in compliance with the applicable provisions of the 1933 Act and the rules and regulations (including Rule 145) thereunder.

     5.11.2. Promptly, but in any event within two weeks, after the execution and delivery of this Agreement, the Company shall identify to the Acquiror all persons other than officers and directors of the Company or the Acquired Bank who may reasonably be deemed to be, on the date hereof, "affiliates" of the Company as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act, and shall obtain and provide to the Acquiror a written agreement (in form and substance satisfactory to the Acquiror), from each such person providing that such person shall not offer, sell, pledge, transfer or otherwise dispose of any shares of Common Stock held by such person and any shares of Acquiror Common Stock to be received by such person pursuant to the Merger, except in compliance with the applicable provisions of the 1933 Act and the rules and regulations (including Rule 145) thereunder. If the Company subsequently determines that additional persons may be deemed "affiliates" as of the date of the Company Meeting, the Company promptly shall identify such persons to the Acquiror and obtain and provide to the Acquiror a written agreement of the type described in Section 5.11.1 above.

     5.12. Shareholders' Meeting. The Company shall take all action necessary, in accordance with applicable law and its Articles of Incorporation and By-laws, to convene the Company Meeting as promptly as practicable for the purpose of considering and taking action upon this Agreement. The Board of Directors of the Company shall recommend that the holders of shares of Common Stock vote in favor of and approve the Merger and adopt this Agreement at the Company Meeting; provided, however, that such recommendation may be withdrawn, modified or amended to the extent the Board of Directors of the Company deems it necessary, upon advice of outside counsel, in the exercise of its fiduciary obligations under applicable law.

     5.13. Reorganization Treatment. Neither the Acquiror nor the Company shall intentionally take, fail to take or cause to be taken or not taken any action within its control, which would disqualify the Merger from being treated as a "reorganization" within the meaning of Section 368(a) of the Code.

     5.14. ISRA Approval. The Company, at its sole cost and expense, shall obtain prior to the Effective Time (i) a determination from the DEPE that the transactions contemplated by this Agreement are not subject to the requirements of ISRA, or (ii) an order issued by the DEPE pursuant to ISRA authorizing the consummation of the transaction contemplated by this Agreement prior to the issuance of any "Negative Declaration" or approval of any "Clean-Up Plan," as such terms are defined under ISRA or (iii) a "Negative Declaration" or approval of a "Clean-up Plan" with respect to each property in New Jersey which the Company or any Company Subsidiary owns or operates, in each case to the extent that such property renders the provisions of ISRA applicable to the transactions contemplated by this Agreement. The Company will post or have posted with the DEPE a surety bond or other financial security approved by the DEPE in an amount requested by the DEPE as required in furtherance of the Company's obligations under this Section 5.14.

     5.15. Other Transactions. The parties hereto acknowledge that the Acquiror may pursue one or more business combinations and may issue securities during the period between the date hereof and the Effective Time. No provision herein shall be construed to limit the Acquiror's right to pursue such combinations or issue such securities.

     5.16. Updating. In the event that a party hereto discovers, prior to the Effective Time, that a representation or warranty made by such party herein either was inaccurate in any material respect when made or has become inaccurate in any material respect as a result of acts or omissions occurring subsequent to the date hereof, such party shall immediately notify the other parties hereto in writing of such inaccuracy and the facts relating thereto. Such notification shall not, however, have any effect on the rights of the parties under Article VII and shall not be taken into consideration in determining whether the conditions set forth in Sections 6.2.2 and 6.3.2 have been satisfied.

     5.17. Right to Increase Exchange Ratio. If the Company elects to exercise its termination right pursuant to Section 7.2.3.5, it shall give prompt written notice to the Acquiror and provide the Acquiror the right, in Acquiror's discretion, to increase the Exchange Ratio as set forth in Section 7.2.3.5 and, if the Exchange Ratio is so increased, no termination shall have occurred pursuant to Section 7.2.3.5. and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified).

     5.18. Representations by Company Affiliates. The Company shall cause the Company Affiliates to furnish the representations to be furnished by them in accordance with Section 6.3.5.

     5.19. Benefit Plan Requirements. The Company and the Acquired Bank shall take, and shall cause each other Company Subsidiary to take, all action which shall be necessary or appropriate, including the making of filings and amendments, to comply with the representations and warranties of the Company as set forth in Section 3.17 without regard to any exception therefrom, by the elimination of all the exceptions, if any, as are set forth in Section 3.17 of the Company Disclosure Schedules.

                            ARTICLE VI--CONDITIONS

     6.1. Conditions to Each Party's Obligations to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

     6.1.1. The Merger shall have been approved and adopted by the requisite vote of the holders of the Common Stock and, if determined by the Acquiror to be necessary, by the requisite vote of the Acquiror's shareholders.

     6.1.2. All authorizations, consents, orders or approvals of, and all expirations of waiting periods imposed by, any governmental entity (collectively, "Governmental Consents") which are necessary for the consummation of the Merger shall have been obtained or shall have occurred and shall be in full force and effect at the Effective Time; provided, however, that the entry by a court, in any suit brought by a private party or governmental entity challenging the Merger as violative of the antitrust laws, of an order or decree permitting the Merger, but requiring that any of the businesses, product lines or assets of the Acquiror or the Company be disposed of or held separate thereafter, shall not be deemed to satisfy the conditions specified in this
Section 6.1.2 unless waived in writing by the Acquiror.

     6.1.3. The Registration Statement shall have become effective in accordance with the provisions of the 1933 Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and remain in effect.

     6.1.4. No temporary restraining order, preliminary or permanent injunction or other order by any federal or state court in the United States which prevents the consummation of the Merger shall have been issued and remain in effect.

     6.1.5. The Company and the Acquiror shall have obtained an opinion of Pitney, Hardin, Kipp & Szuch, dated the Closing Date, and reasonably satisfactory in form and substance to the Company and the Acquiror, to the effect that (i) the Merger qualifies as a "reorganization" qualifying within the meaning of Section 368(a)(1)(A) of the Code; (ii) no gain or loss shall be recognized by Company shareholders whose Common Stock is exchanged solely into Acquiror Common Stock in connection with the Merger; (iii) in the case of Company shareholders who receive cash in whole or in part in exchange for their Common Stock gain, if any, realized by the recipient on the exchange shall be recognized, but in an amount not in excess of the amount of such cash; (iv) in the case of Company shareholders who recognize gain on the exchange of their Common Stock and in whose hands such stock was a capital asset on the date of the exchange, such gain shall be treated as capital gain (long-term or short-term, depending on the shareholders' respective holding periods for their Common Stock), except in the case of any such shareholder as to which the exchange has the effect of the distribution of a dividend within the meaning of Section 356(a)(2) of the Code, determined with the application of the stock attribution rules of Section 318 of the Code, it being understood that such determination depends on such shareholder's particular factual circumstances; (v) the basis of any Acquiror Common Stock received in exchange for Common Stock shall equal the adjusted basis of the recipient's Common Stock surrendered on the exchange, reduced by the amount of cash received, if any, on the exchange, and increased by the amount of the gain recognized, if any, on the exchange (whether characterized as dividend or capital gain income); (vi) the holding period for any Acquiror Common Stock received in exchange for Common Stock in connection with the Merger will include the period during which the Common Stock exchanged in the Merger was held, provided such stock was held as a capital asset on the date of the Merger; and (vii) no gain or loss shall be recognized by the Acquiring Bank or the Acquiror in connection with the Merger or the issuance of securities and payment of cash in pursuance thereof. In rendering their opinion, Pitney, Hardin, Kipp & Szuch may require and rely upon representations contained in the agreements of the Company Affiliates and in certificates of officers of the Company, the Acquiring Bank, the Acquiror and others.

     6.2. Conditions to Obligations of the Company to Effect the Merger. The obligation of the Company to effect the Merger shall be subject to the fulfillment or waiver at or prior to the Effective Time of the additional following conditions:

     6.2.1. The Acquiror and the Acquiring Bank shall have performed in all material respects their covenants contained in this Agreement required to be performed at or prior to the Effective Time.

     6.2.2. The representations and warranties of the Acquiror contained in this Agreement shall be true in all material respects when made, and as of the Effective Time as if made at and as of such time, except as expressly contemplated or permitted by this Agreement and except for representations and warranties relating to a time or times other than the Effective Time which were or shall be true in all material respects at such time or times.

     6.2.3. The Acquiror shall have delivered to the Company a Certificate, dated the date of the Closing, signed by the President or a Vice President of the Acquiror and the Chief Financial Officer of Acquiror, that, to the best of their knowledge and belief after due inquiry, the conditions set forth in Sections 6.2.1 and 6.2.2 have been satisfied.

     6.3. Conditions to Obligation of Acquiror to Effect the Merger. The obligations of the Acquiror to effect the Merger shall be subject to the fulfillment or waiver at or prior to the Effective Time of the additional following conditions:

     6.3.1. The Company and the Acquired Bank shall have performed in all material respects its covenants contained in this Agreement and the Stock Option Agreement required to be performed at or prior to the Effective Time.

     6.3.2. The representations and warranties of the Company and the Acquired Bank contained in this Agreement and the Stock Option Agreement shall not be untrue in any material adverse respect when made, and as of the Effective Time as if made at and as of such time, except as expressly contemplated or permitted by this Agreement or the Stock Option Agreement, as the case may be, and except for representations and warranties relating to a time or times other than the Effective Time which were or shall be true in all material respects at such time or time, provided, however, that the representations and warranties of the Company and the Acquired Bank contained in this Agreement and the Stock Option Agreement which shall fail to be true in any material respect when made, shall, nevertheless, be deemed to be true when made if cured within 10 days after notice thereof to the Company by the Acquiror and, further provided, the representation and warranties set forth in Section 3.6.1 shall not fail to be deemed true in all material respects as of the Effective Time if, at the Effective Time, (i) the Adjusted Capital as determined in accordance with
Section 6.3.7 is determined to be not less than $12,000,000 and (ii) there shall have been no other representation and warranty (including those set forth in Section 3.6.1) of the Company or the Acquired Bank which shall be untrue in any material adverse respect when made and as of the Effective Time.

     6.3.3. The Company shall have delivered to the Acquiror a Certificate, dated the date of the Closing, signed by the Chief Executive Officer and the Chief Financial Officer of the Company, certifying the calculation of the Company's shareholders equity as of the Closing Date and certifying that, to the best of their knowledge and belief after due inquiry, the conditions set forth in Sections 6.3.1 and 6.3.2 have been satisfied.

     6.3.4. The Acquiror and its directors and officers who sign the Registration Statement shall have received from Rudolph, Palitz, the Company's independent certified public accountants, an "agreed upon procedures" letter, dated the date of the mailing of the Registration Statement to the Company's shareholders, with respect to certain financial information regarding the Company in the form customarily issued by independent certified public accountants at such time in transactions of this type.

     6.3.5. The Acquiror shall have received such factual representations from the Company Affiliates relating to the Common Stock held or previously held by them, in form and substance reasonably satisfactory to the Acquiror, that will support the conclusions set forth in Section 6.1.5.

     6.3.6. The Acquiror and the Acquiring Bank shall have received from counsel to the Company and the Acquired Bank an opinion letter dated the Closing Date and in form acceptable to the Acquiror, to the following effect:

     6.3.6.1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has all requisite corporate power and authority to own or lease all of its properties and assets and to carry on its business in the manner conducted on the Closing;

     6.3.6.2. The Acquired Bank is a commercial bank duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has all requisite corporate power and authority to own or lease all of its properties and assets and to carry on its business in the manner described in the Proxy Statement and each Company Subsidiary (other than the Acquired Bank) is duly organized and in good standing under the laws of their respective organizations and have all requisite power and authority to own or lease all of its properties and assets and to carry on the business carried on by it on the Closing;

     6.3.6.3. The Company has all requisite corporate power and authority under the Pennsylvania Business Corporation Law to execute and deliver this Agreement and the Stock Option Agreement and to perform its obligations hereunder and thereunder, and the execution, delivery and performance of this Agreement and the Stock Option Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, have been duly authorized by all requisite corporate actions of the Company;

     6.3.6.4. The Acquired Bank has all requisite corporate power and authority under the Pennsylvania Code to execute and deliver this Agreement and to perform its obligations thereunder, and the execution, delivery and performance of this Agreement by the Acquired Bank and the consummation by the Acquired Bank of the transactions contemplated hereby, have been duly authorized by all requisite corporate actions of the Acquired Bank;

     6.3.6.5. All of the outstanding shares of Company Common Stock and all of the outstanding shares or equity interests of all the Company Subsidiaries' have been duly authorized and are validly issued, fully paid and non-assessable;

     6.3.6.6. Each of this Agreement and the Stock Option Agreement has been duly executed and delivered by the Company and the Acquired Bank and, assuming due authorization, execution and delivery by the Acquiror and the Acquiring Bank, constitutes the legal, valid and binding obligation of each of the Company and the Acquired Bank, enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance and other similar laws relating to or affecting the right of creditors generally and the effect of general principles of equity;

     6.3.6.7. The execution, delivery and performance of this Agreement and the Stock Option Agreement by the Company and the Acquired Bank, and the consummation by the Company and the Acquired Bank of the transactions contemplated hereby and thereby, will not conflict with, or result in a breach of, any of the terms, conditions or provisions of either the Company's or the Acquired Bank's articles of incorporation or by-laws, or any law, rule, order (of a bank regulatory agency) or regulation to which the Company or any Company Subsidiary is subject or, to the best of such firm's knowledge, in any material respect conflict with, result in a breach or violation of, give rise to a default under or result in the acceleration of performance or right to accelerate performance under (whether or not after the giving of notice or lapse of time or both) any order (other than of a bank regulatory agency) or any material contract, obligation or commitment relating to the Company or any Company Subsidiary known to such firm;

     6.3.6.8. Such firm is not aware of any facts which would indicate that any consents or approvals by governmental authorities or other parties which are required in connection with the consummation by the Company and the Acquired Bank of the transactions contemplated by this Agreement have not been obtained; and

     6.3.6.9. Such firm is not aware of any facts which would indicate that either the Company or any Company Subsidiary is involved as plaintiff or defendant in any legal proceedings other than those described in such letter.

     6.3.6.10. All the outstanding stock of the Acquired Bank is owned by the Company and all the outstanding stock and other equity interests owned by the Company or the Acquired Bank of each Company Subsidiary (other than the Acquired
Bank) is owned by the Company or the Acquired Bank, in each case, free and clear of all liens, encumbrances, charges, restrictions and rights of third parties.

     6.3.7. The Acquiror shall have reasonably determined that the Adjusted Capital of the Company is not less than $17,600,000. "Adjusted Capital" shall mean the sum of shareholders equity and loan loss reserves calculated by the method utilized in computing shareholders equity and loan loss reserves for the Company Financial Statements at September 30, 1994 (provided that such shareholders equity as so calculated shall not be less than $7,300,000), increased by amounts up to $300,000 paid to or accrued after the date hereof for services rendered to the Company by Sandler O'Neill & Partners, L.P., in connection with this Agreement, up to $150,000 paid to or accrued after the date hereof for legal services incurred by the Company in connection with the negotiation and consummation of this Agreement, up to $185,000 for the accrual of expenses incurred in connection with the cancellation of the Executive Options to be cancelled pursuant to this Agreement, and up to $150,000 additional adjustment to the investment portfolio of the Acquired Bank incurred by reason of the application of certain accounting rules (FASB 115) relating to certain securities held for sale in addition to such amount as shown in the Company Financial Statements at September 30, 1994, and by disregarding the effect of adjustments, if any, made pursuant to Section 5.2.6 of this Agreement. In the event Adjusted Capital as so determined shall be less than $17,600,000, the amount of cash and the number of shares of Acquiror Common Stock into which Common Stock shall be converted into the right to receive, shall be adjusted as follows:

          (i) after determining the amount of cash and the number of shares to which the holders of Common Stock shall be entitled to receive pursuant to the provisions of this Agreement without regard to this Section,

          (ii) the amount of cash to be received by the holders of Common Stock entitled to receive solely cash shall be reduced below the amount of such cash by the amount of $0.01 per share for each full $100,000 by which such Adjusted Capital shall be less than $17,600,000, provided, however, in the event Adjusted Capital shall be less than $15,500,000, the amount of such cash shall be reduced by $0.22 plus $0.02 for each full $100,000 by which such Adjusted Capital shall be less than $15,500,000, provided further, in the event Adjusted Capital shall be less than $12,000,000, the Acquiror may elect, in its sole discretion, to either determine that the condition required by this Section 6.3.7. shall not have been met or to decrease such cash amount by $0.92 plus $0.02 for each full $100,000 by which Adjusted Capital shall be less than $12,000,000, and

          (iii) after so determining the amount of cash to be so paid to the holders of Common Stock entitled to receive solely cash, the shares of Acquiror Common Stock to be received by the holders of Common Stock entitled to receive solely Acquiror Common Stock shall be reduced by reducing the Exchange Ratio by multiplying the Exchange Ratio by a fraction (the "Reduction Fraction"), the numerator of which shall be the cash amount as so determined in accordance with this Section 6.3.7. and the denominator of which shall be the amount of cash to which the holders of Common Stock entitled to receive solely cash shall be entitled without regard to this Section 6.3.7 and

          (iv) after so determining the amount of cash to be so paid to the holders of Common Stock entitled to receive solely cash, and the amount of Acquiror Common Stock to be received by the holders of Common Stock entitled to receive solely Acquiror Common Stock, the amount of cash and the amount of Acquiror Common Stock to be received by the holders of Common Stock entitled to receive both cash and Acquiror Common Stock shall be reduced by multiplying the amount of such cash determined without regard to Section 6.3.7. by the Reduction Fraction and the Exchange Ratio determined without regard to Section 6.3.7. by the Reduction Fraction.

     6.3.8. The Acquiror shall have determined, in its sole discretion, that (a) the sums paid or accrued by the Company and each Company Subsidiary through the Effective Time, and (b) the potential obligations of the Surviving Corporation and the Surviving Bank, in each case ((a) and (b)) with respect to any bulk sale transaction entered into or consummated by the Company or any Company Subsidiary, shall not, in the aggregate, be material to the financial condition or business of the Company or to the earnings that the business of the Company would be expected to contribute to the Acquiror following the Effective Time.

     6.3.9. No loan or other advancement of credit or commitment to make a loan or to advance credit by the Acquired Bank to any principal shareholder of the Company or any director or executive officer of the Acquired Bank or the Company, or to any of their affiliates, within the meaning of Regulation O of the FRB, since September 30, 1994, has been modified to extend or postpone any maturity date or the prepayment of any portion thereof (except in compliance with the underwriting standards of the Acquired Bank, not in violation of any law or regulation, and with notice to the Acquiring Bank) increase any principal, delay any enforcement, release any collateral, or otherwise adversely change its collectibility or the security thereof and no guarantee with respect to any such loan, credit, or commitment, whether currently effective or to become effective at any time or upon any condition, has been released or modified in any way to adversely change the guarantee or the availability of any collateral therefor.

     6.3.10. All qualified pension and profit sharing plans of the Company shall have been restated or amended in a manner satisfactory to the Acquiror on or prior to December 31, 1994, unless subject to the extended remedial amendment period pursuant to I.R.S. Announcement 94-136, and all requests for IRS determination letters relative to such restatements or amendments shall have been fully and timely filed.

     6.3.11. All authorizations, consents or approvals of, and all expirations of waiting periods imposed by, any non-governmental third party, which are necessary for the consummation of the Merger and the transaction by the Surviving Corporation and the Surviving Bank of all business previously conducted by the

Company and each Company Subsidiary, respectively, shall have been obtained or shall have occurred and shall be in full force and effect at the Effective Time.

     6.3.12. The Executive Options to be cancelled in accordance with Sections
2.12.1. and 2.12.2 shall have been so cancelled in accordance therewith and the Company shall have delivered to the Acquiror the Consent of the Executive required by Section 2.12.3.

                            ARTICLE VII--TERMINATION

     This Agreement may be terminated (which termination shall also constitute a termination of the Bank Merger Agreement) at any time prior to the Effective Time, whether before or after approval by the Company's shareholders, as follows:

     7.1. Mutual Consent. The Acquiror and the Company may terminate this Agreement at any time by mutual written agreement.

     7.2.1 Other Termination. Either the Acquiror or the Company may terminate this Agreement by giving written notice (a "Termination Notice") to the other at any time up to and including the date of Closing, if any one or more of the following shall have occurred and be continuing:

     7.2.1.1. at any time after December 31, 1995, if the Closing shall not have occurred for any reason other than a Default (as defined in Section 7.4) by the party giving such notice;

     7.2.1.2. this Agreement is not approved by the requisite vote of the shareholders of the Company at the Company Meeting (including any adjournments thereof);

     7.2.1.3. any application for regulatory approval is denied or withdrawn and is not modified or supplemented and resubmitted in a manner that the party giving the notice reasonably believes is responsive to the comments of the applicable government authority within 120 days after it is so denied or withdrawn; or

     7.2.1.4. a court or other government authority of competent jurisdiction shall have issued an order, writ, injunction or decree or shall have taken any other action permanently restraining or otherwise prohibiting the Merger or the Bank Merger and such order, writ, injunction, decree or other action shall have become final and nonappealable.

     7.2.2. Termination By the Acquiror. In addition to its termination rights pursuant to Section 7.2.1 hereof, the Acquiror may terminate this Agreement under any one or more of the following circumstances:

     7.2.2.1. at any time if there shall have occurred a Default (as defined in Section 7.4) by the Company or the Acquired Bank or if Section 5.1 has been violated or would have been violated but for a fiduciary duty exception set forth in Section 5.1;

     7.2.2.2. on the Closing Date, if any condition set forth in Sections 6.1 or
6.3 shall not have been satisfied;

     7.2.2.3. at any time, if the Board of Directors of the Company withdraws its recommendation that the shareholders of the Company approve the Merger;

     7.2.2.4. at any time if an event constituting a Company Material Adverse Effect (other than events constituting a Company Material Adverse Effect relating solely to net operating losses) shall have occurred since September 30, 1994 (excluding any adjustments made by the Company solely to comply with Section 5.2.6.); or

     7.2.2.5. at any time, if the Acquiror determines that the approval of its shareholders is required in connection with this Agreement, alone or in combination with other matters, and at the meeting of the Acquiror's shareholders called to solicit such approval (including any adjournments thereof), the requisite approving vote of the Acquiror's shareholders is not obtained.

     7.2.3. Termination By the Company. In addition to its termination rights pursuant to Section 7.2.1 hereof, the Company may also terminate this Agreement under any one or more of the following circumstances:

     7.2.3.1. at any time if there shall have occurred a Default (as defined in Section 7.4) by the Acquiror or the Acquiring Bank;

     7.2.3.2. on the Closing Date, if any condition set forth in Sections 6.1 or
Section 6.2 shall not have been satisfied;

     7.2.3.3. at any time if an event constituting an Acquiror Material Adverse Effect shall have occurred since September 30, 1994;

     7.2.3.4. at any time if the Company or the Acquired Bank shall enter into any Acquisition Transaction after meeting all of the Acquisition Transaction Conditions specified in Section 5.1.3; or

     7.2.3.5. if (either before or after approval of the Merger by the shareholders of the Company) the Company's Board of Directors so determines by a vote of a majority of the members of its entire Board, at any time during the ten day period commencing with the Determination Date (as hereinafter defined), if both of the following conditions are satisfied:

     (1) the Acquiror Final Price (as hereinafter defined) shall be less than $26.87 (the "Acquiror Starting Price") multiplied by 0.85; and

     (2) (i) the number obtained by {subtracting from 1.0 a fraction, the numerator of which is the Acquiror Final Price and the denominator of which is the Acquiror Starting Price} shall be greater than
(ii) the number obtained by (a) {subtracting from 1.0 a fraction (the "Index Ratio"), in which the numerator is the Index Final Price (as hereinafter defined) and the denominator is 100 (the "Index Starting Price")}, and (b) multiplying the result by 1.15; subject, however, to the following:

          If the Company elects to exercise its termination right pursuant to this Section 7.2.3.5, it shall give prompt written notice to the Acquiror (provided that such notice of election to terminate may be withdrawn at any time within the aforementioned ten-day period). During the seven-day period commencing with its receipt of such notice, the Acquiror shall have the option of increasing the Exchange Ratio to equal the lesser of:

               i) a number equal to a quotient, the numerator of which is 0.85 multiplied by the Acquiror Starting Price multiplied by the Exchange Ratio (as then in effect) and the denominator of which is the Acquiror Final Price, and

               (ii) a number equal to a quotient, the numerator of which is the Exchange Ratio (as then in effect) multiplied by the Acquiror Starting Price and by the number which results from {0.15 multiplied by (the Index Ratio subtracted from 1.0) subtracted from the Index Ratio} and the denominator of which is the Acquiror Final Price.

          If the Acquiror makes an election contemplated by the preceding sentence within such seven-day period, it shall give prompt written notice to the Company of such election and its calculation of the revised Exchange Ratio, whereupon no termination shall have occurred pursuant to this Section 7.2.3.5. and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified), and any references in this Agreement to "Exchange Ratio" shall thereafter be deemed to refer to the Exchange Ratio as adjusted pursuant to this Section 7.2.3.5.

     For purposes of this subsection 7.2.3.5, the following terms shall have the following meanings:

     7.2.3.5.1. "Acquiror Final Price" means the average of the Last Prices (as defined in Section 2.7) for the 20 consecutive full trading days ending at the close of trading on the Determination Date.

     7.2.3.5.2. "Determination Date" means the later to occur of the date of the approval of the OCC required for consummation of the Bank Merger or the date of the approval of the FRB required for consummation of the Merger.

     7.2.3.5.3. "Index Group" means the ten bank holding companies identified in a letter from the Acquiror to the Company dated the date hereof, the common stock of all of which shall be publicly traded and as to which there shall not have been a publicly announced proposal since the Starting Date and before the Determination Date for any such company to be acquired. In the event that the common stock of any such company ceases to be publicly traded or a proposal to acquire any such company is announced after the Starting Date and before the Determination Date, such company will be retroactively removed from the Index Group, and the weights (which are based on the number of shares of common stock outstanding as of September 30, 1994 as reflected in the Quarterly Report on Form 10-Q filed with the SEC by each of the bank holding companies in the Index Group and their respective market prices) will be redistributed proportionately for purposes of determining the Index Price.

     7.2.3.5.4. "Index Price" on a given date means the weighted average (weighted in accordance with the basis therefor set forth in Section 7.2.3.5.3.) of the closing prices of the companies in the Index Group.

     7.2.3.5.5. "Index Final Price" means the average of the Index Prices for the 20 consecutive full trading days ending at the close of trading on the Determination Date.

     7.2.3.5.6. "Starting Date" means the first NASDAQ trading day immediately following the date of the first public announcement of the parties' entry into this Agreement.

     7.2.3.5.7. If any company belonging to the Index Group or the Acquiror declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between the Starting Date and the Determination Date, the prices for and outstanding amount of common stock of such company or the Acquiror shall be appropriately adjusted for the purposes of applying this Section 7.2.3.5.

     7.3. Effect of Termination. Termination of this Agreement pursuant to this
Article VII shall not relieve any party of any liability for a Default or other breach, default or nonperformance under this Agreement.

     7.4. Definition of Default. For purposes of this Article VII, a party shall be in "Default" hereunder if:

     7.4.1. any representation or warranty of such party contained in this Agreement shall have been incorrect, incomplete or otherwise misleading in any material respect when made; and/or

     7.4.2. such party shall have failed to perform or otherwise breached in any material respect any of its covenants or obligations contained in this Agreement and such failure or breach shall have remained uncured for ten days after notice thereof to such party by any other party hereto.

                           ARTICLE VIII--THE CLOSING

     8.1. Closing. The Closing shall be conducted at the time and place described in Section 1.4.

     8.2. Delivery of Common Stock Consideration and Cash Consideration. Contemporaneous with the Closing, the Acquiror shall deliver to the Exchange Agent one or more stock certificates representing the aggregate number of shares of Acquiror Common Stock included within the Common Stock Consideration and the aggregate Cash Consideration for delivery after the Effective Time pursuant to
Article II hereof.

     8.3. Deliveries by the Company. At the Closing, the Company shall deliver or cause to be delivered to the Acquiror the following:

     8.3.1. the officers' certificate described in Section 6.3.3;

     8.3.2. evidence, in form and substance satisfactory to the Acquiror, of the Company's compliance with Section 5.14 (ISRA approval);

     8.3.3. a certificate of the Secretary of the Company and the Cashier or Secretary of the Acquired Bank, in form and substance reasonably satisfactory to the Acquiror, which (i) sets forth copies of all resolutions pursuant to which the Company's Board of Directors and shareholders approved the Merger and the Acquired Bank's Board of Directors and shareholders approved the Bank Merger,
(ii) sets forth the Company's and the Acquired Bank's By-laws, (iii) confirms that there have been no amendments to either the Company's or the Acquired Bank's Articles of Incorporation other than as previously disclosed in the Company Disclosure Schedules, (iv) confirms that no stop order or comparable directive has been received by the Company with respect to the Proxy Statement or the Registration Statement, (v) certifies the incumbency of officers that have executed documents relating to the Merger and the Bank Merger and (vi) covers such other matters as shall be reasonably requested by the Acquiror's counsel to assure the Company's and the Acquired Bank's compliance with this Agreement and the Company's and the Acquired Bank's representations hereunder; and

     8.3.4. evidence of the Company's and the Acquired Bank's receipt of all approvals and consents necessary for the Company to consummate the Merger and the Acquired Bank to consummate the Bank Merger.

     8.4. Deliveries by the Acquiror. At the Closing, the Acquiror shall deliver or cause to be delivered to the Company the following:

     8.4.1. the officers' certificate described in Section 6.2.3;

     8.4.2. a certificate of the Secretary of the Acquiror and the Cashier of the Acquiring Bank, in form and substance reasonably satisfactory to the Company, which (i) sets forth copies of all resolutions pursuant to which the Acquiror's Boards of Director and the Acquiring Bank's Board of Directors approved the Merger, (ii) sets forth the Acquiror's and the Acquiring Bank's By-laws, (iii) confirms the last date on which the Acquiror's Certificate of Incorporation and the Acquiring Bank's Articles of Association were amended,
(iv) confirms that no stop order or comparable directive has been received by the Acquiror with respect to the Proxy Statement or the Registration Statement,
(v) certifies the incumbency of officers that have executed documents relating to the Merger and the Bank Merger and (vi) covers such other matters as shall be reasonably requested by the Company's counsel to assure the Acquiror's and the Acquiring Bank's compliance with this Agreement and the Acquiror's representations hereunder; and

     8.4.3. evidence of the Acquiror's and the Acquiring Bank's receipt of all approvals and consents necessary for the Acquiror to consummate the Merger and the Acquiring Bank to consummate the Bank Merger.

                           ARTICLE IX--MISCELLANEOUS

     9.1. Non-Survival of Representations, Warranties, and Agreements. The representations, warranties and covenants in this Agreement shall terminate at the Effective Time or the earlier termination of this Agreement pursuant to
Article VII, as the case may be; provided, however, that if the Merger is consummated, Article II and Sections 5.5.2, 5.7, 5.8 and Article IX hereof shall survive the Effective Time to the extent contemplated by such Sections; provided, further, however that Section 5.5.2 and all of Article IX hereof shall in all events survive any termination of this Agreement.

     9.2. Interpretation. Unless the context of this Agreement expressly indicates otherwise, (i) any singular term in this Agreement shall include the plural and any plural term shall include the singular and (ii) the term Section or Schedule shall mean a section or schedule of or to this Agreement, the Company Disclosure Schedules or the Acquiror Disclosure Schedules, as the context indicates. It is intended by the parties that this Agreement is not to be construed against the Acquiror or the Acquiring Bank by virtue of the fact that this Agreement was initially drafted by representatives of the Acquiror and the Acquiring Bank.

     9.3. Parties in Interest. Except for Section 5.7 (which is intended to be for the benefit of directors and officers and may be enforced by such persons), this Agreement is not intended to nor shall it confer upon any other person (other than the parties hereto) any rights or remedies.

     9.4. Expenses.

     9.4.1. If the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by either the Acquiror or the Surviving Bank.

     9.4.2. Notwithstanding any provision herein to the contrary, if this Agreement is terminated by the Company or the Acquiror pursuant to Sections
7.2.2 or 7.2.3, respectively, because of the willful breach by the other party of any representation, warranty, covenant, undertaking or restriction contained in this Agreement and if the terminating party is not in material breach of any representation, warranty, covenant, undertaking or restriction contained in this Agreement, then the breaching party shall pay all costs and expenses of the terminating party; provided, however, that if this Agreement is terminated under circumstances other than those described in the preceding clauses of this
Section 9.4.2, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses. Nothing contained in this Section 9.4.2 shall constitute or shall be deemed to constitute liquidated damages for the willful breach by a party of the terms of this Agreement or otherwise limit the rights of the non-breaching party.

     9.5. Enforcement of this Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     9.6. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party hereto. Upon any such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement are consummated to the maximum extent possible.

     9.7. Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be delivered personally, by facsimile, or by overnight courier, or sent by certified, registered or express air mail, postage prepaid, and shall be deemed given when so delivered personally, or by facsimile, or by overnight courier, or if mailed, five days after the date of mailing, as follows:

If to the Acquiror or the Acquiring Bank:

   if delivered:    General Counsel, Midlantic Corporation
                    499 Thornall Street
                    Edison, New Jersey  08837
                    Telephone: (908) 321-8200
                    Facsimile: (908) 321-8518

   if mailed:       General Counsel, Midlantic Corporation
                    P.O. Box 600
                    Edison, New Jersey  08818-0600
                    Telephone: (908) 321-8200
                    Facsimile: (908) 321-8518

With a copy to:
   if delivered:    Pitney, Hardin, Kipp & Szuch
                    200 Campus Drive
                    Florham Park, New Jersey  07932-0950
                    Telephone: (201) 966-6300
                    Facsimile: (201) 966-1500
                    Attention: Joseph Lunin, Esq.

   if mailed:       Pitney, Hardin, Kipp & Szuch
                    P.O. Box 1945
                    Morristown, New Jersey  07962-1945
                    Telephone: (201) 966-6300
                    Facsimile: (201) 966-1500
                    Attention: Joseph Lunin, Esq.

If to the Company or the Acquired Bank:
                    Bank and Trust Company of Old York Road
                    York and Easton Roads
                    Willow Grove, Pennsylvania  19090-3282
                    Telephone: (215) 784-1980
                    Facsimile: (215) 659-3420
                    Attention: Erwin K. Wenner,
                      Chief Executive Officer

With a copy to:     Fellheimer Eichen Braverman & Kaskey
                    One Liberty Place
                    1650 Market Street
                    Philadelphia, Pennsylvania  19103
                    Telephone: (215) 575-3800
                    Facsimile: (215) 575-3801
                    Attention: Alan Fellheimer, Esq.

     9.8. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New Jersey without reference to choice of law principles thereof, except to the extent that the Merger is governed by the

Pennsylvania Business Corporation Law and the Bank Merger is governed by the National Bank Act and the Pennsylvania Code.

     9.9. Assignment; Successors and Assigns. This Agreement may not be assigned, and any attempted assignment shall be null and void, except that this Agreement may be assigned by the Acquiring Bank to another Acquiror Subsidiary. This Agreement shall be binding unto and inure to the benefit of the parties hereto and their respective successors, permitted assigns and legal representatives.

     9.10. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original agreement, but all of which together shall constitute one and the same instrument.

     9.11. Titles and Headings. The titles, headings and table of contents in this Agreement are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

     9.12. Amendment and Modification. This Agreement may only be amended or modified in a writing signed by the party against whom enforcement of such amendment or modification is sought.

     9.13. Waiver. Except as otherwise required by law, any of the terms and conditions of this Agreement may be waived at any time by the party or parties entitled to the benefit thereof, but only by a writing signed by the party or parties waiving such terms or conditions.

     9.14. Entire Agreement. This Agreement, including the Company Disclosure Schedules, the Acquiror Disclosure Schedules, and the Stock Option Agreement, shall constitute the entire agreement among the parties with respect to the matters covered hereby and shall supersede all previous written, oral and implied understandings among them with respect to such matters.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the day and year first above written.

                                    MIDLANTIC CORPORATION

                                    By: /S/ DONALD W. EBBERT, Jr.
                                        ------------------------
                                    Name:  Donald W. Ebbert, Jr.
                                    Title: Senior Vice President
                                           and Treasurer


                                    MIDLANTIC BANK, NATIONAL ASSOCIATION

                                    By: /S/ DONALD W. EBBERT, Jr.
                                        -------------------------
                                    Name:  Donald W. Ebbert, Jr.
                                    Title: Senior Vice President
                                           and Treasurer


                                    OLD YORK ROAD BANCORP, INC.

                                    By: /S/ MARK HANKIN
                                        -------------------------
                                    Name:  Mark Hankin
                                    Title: Chairman


                                    BANK AND TRUST COMPANY OF OLD YORK ROAD

                                    By: /S/ MARK HANKIN
                                        -------------------------
                                    Name:  Mark Hankin
                                    Title: Chairman

                                                                      APPENDIX B

     THE TRANSFER OF THE OPTION GRANTED BY THIS AGREEMENT IS SUBJECT TO RESALE RESTRICTIONS ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

                             STOCK OPTION AGREEMENT

     THIS STOCK OPTION AGREEMENT ("Agreement") dated December 29, 1994, is by and between MIDLANTIC CORPORATION, a New Jersey corporation (the "Acquiror") and registered bank holding company for MIDLANTIC BANK, NATIONAL ASSOCIATION, (the "Acquiring Bank"), and OLD YORK ROAD BANCORP, INC., a Pennsylvania corporation (the "Company") and registered bank holding company for BANK AND TRUST COMPANY OF OLD YORK ROAD, a commercial bank organized under the laws of the Commonwealth of Pennsylvania (the "Acquired Bank").

                                   BACKGROUND

     1. Acquiror, the Company, the Acquired Bank and the Acquiring Bank, as of the date hereof, have executed a definitive Agreement and Plan of Merger (the "Merger Agreement") pursuant to which Acquiror will acquire the Company through a merger of the Company with and into Acquiror (the "Merger") and the Acquired Bank will be merged with and into the Acquiring Bank.

     2. Acquiror has made it a condition of its willingness to enter into the Merger Agreement that the Company grant to Acquiror an option to purchase authorized but unissued shares of common stock of the Company in an amount and on the terms and conditions hereinafter set forth.

     3. As an inducement to Acquiror to enter into the Merger Agreement and in consideration for such entry, the Company desires to grant to Acquiror an option to purchase authorized but unissued shares of common stock of the Company in an amount and on the terms and conditions hereinafter set forth.

                                   AGREEMENT

     In consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, Acquiror and the Company, intending to be legally bound hereby, agree:

     1. Grant of Option. The Company hereby grants to Acquiror the option to purchase such number of the shares Common Stock of the Company, which, after issuance thereof would constitute 19.9% of the then issued and outstanding shares (based on the outstanding shares of the company on the date hereof is an option to purchase 701,919 shares) of common stock, par value $1.00 per share (the "Common Stock") of the Company at a price of $7.25 per share (the "Option Price"), subject to the terms and conditions set forth herein (the "Option").

     2. Exercise of Option. This Option shall not be exercisable until the occurrence of a Triggering Event (as such term is hereinafter defined). Upon or after the occurrence of a Triggering Event (as such term is hereinafter defined), the Acquiror may exercise the Option, in whole or in part, at any time or from time to time subject to the termination provisions of Section 19 of this Agreement.

     The term "Triggering Event" means the occurrence of any of the following events:

     A person or group (as such terms are defined in the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder) other than the Acquiror or an affiliate of the Acquiror:

     a. acquires beneficial ownership (as such term is defined in Rule 13d-3 as promulgated under the Exchange Act) of at least 20% of the then outstanding shares of Common Stock; or

     b. enters into a letter of intent or an agreement, whether oral or written, with the Company pursuant to which such person or any affiliate of such person would (i) merge or consolidate, or enter into any similar transaction with the Company, (ii) acquire all or a significant portion of the assets or liabilities of the Company, or (iii) acquire beneficial ownership of securities representing, or the right to acquire beneficial ownership or to vote securities representing 20% or more of the then outstanding shares of Common Stock; or

     c. makes a filing with the Securities Exchange Commission or bank regulatory authorities (which filing has been accepted for processing by such authorities) or publicly announces a bona fide proposal (such filing or proposal, a "Proposal") with respect to (i) any merger, consolidation or acquisition of all or a significant portion of all the assets or liabilities of the Company or any other business combination involving the Company, or (ii) a transaction involving the transfer of beneficial ownership of securities representing, or the right to acquire beneficial ownership or to vote securities representing, 20% or more of the outstanding shares of Common Stock, and thereafter, such Proposal is not Publicly Withdrawn (as such term is hereinafter defined) at least 15 days prior to the meeting of stockholders of the Company called to vote on the Merger and the Company' stockholders fail to approve the Merger by the vote required by applicable law at the meeting of stockholders called for such purpose; or

     d. makes a bona fide Proposal and thereafter, but before such Proposal has been Publicly Withdrawn, the Company willfully takes any action in any manner which would materially interfere with its ability to consummate the Merger or materially reduce the value of the transaction to the Acquiror.

     The term "Triggering Event" also means the taking of any material direct or indirect action by the Company or any of its directors, officers or agents with the intention of inviting, encouraging or soliciting, or which is likely to result in, any proposal which has as its purpose a tender offer for the shares of the Company's Common Stock, a merger, consolidation, plan of exchange, plan of acquisition or reorganization of the Company, or a sale of a significant number of shares of the Company's Common Stock or any significant portion of its assets or liabilities.

     The term "significant number" means 10% of the outstanding shares of Common Stock. The term "significant portion" means 25% of the assets or liabilities of the Company.

     "Publicly Withdrawn", for purposes of clauses (c) and (d) above, shall mean an unconditional bona fide withdrawal of a Proposal coupled with a public announcement of no further interest in pursuing such Proposal or in acquiring any controlling influence over the Company or in soliciting or inducing any other person (other than the Acquiror or any affiliate) to do so.

     Notwithstanding the foregoing, the Option may not be exercised at any time
(i) in the absence of any required governmental or regulatory approval or consent necessary for the Company to issue the shares of Common Stock covered by the Option (the "Option Shares") or the Acquiror to exercise the Option or prior to the expiration or termination of any waiting period required by law, or (ii) so long as any injunction or other order, decree or ruling issued by any federal or state court of competent jurisdiction is in effect which prohibits the sale or delivery of the Option Shares.

     The Company shall notify the Acquiror promptly in writing of the occurrence of any Triggering Event known to it, it being understood that the giving of such notice by the Company shall not be a condition to the right of the Acquiror to exercise the Option. The Company will not take any action which would have the effect of preventing or disabling the Company from delivering the Option Shares to the Acquiror upon exercise of the Option or otherwise performing its obligations under this Agreement. In the event the Acquiror wishes to exercise the Option, the Acquiror shall send a written notice to the Company (the date of which is hereinafter referred to as the "Notice Date") specifying the total number of Option Shares it wishes to purchase and a place and date for the closing of such a purchase (a "Closing"); provided, however, that a Closing shall not occur prior to five business days after the later of receipt of any necessary regulatory approvals and the expiration of any legally required notice or waiting period, if any.

     3. Payment and Delivery of Certificates. At any Closing hereunder (a) the Acquiror will make payment to the Company of the aggregate price for the Option Shares so purchased by wire transfer of immediately available funds to an account designated by the Company, (b) the Company will deliver to the Acquiror a stock certificate or certificates representing the number of Option Shares so purchased, free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever created by or through the Company (other than restrictions imposed by applicable securities laws), registered in the name of the Acquiror or its designee, in such denominations as were specified by the Acquiror in its notice of exercise and bearing a legend as set forth below and
(c) the Acquiror shall pay any transfer or other taxes required by reason of the issuance of the Option Shares so purchased.

     Unless a registration statement is filed and declared effective under
Section 4 hereof, a legend will be placed on each stock certificate evidencing Option Shares issued pursuant to this Agreement, which legend will read substantially as follows:

          The shares of stock evidenced by this certificate have not been registered for sale under the Securities Act of 1933 (the "1933 Act"). These shares may not be sold, transferred or otherwise disposed of unless a registration statement with respect to the sale of such shares has been filed under the 1933 Act and declared effective or, in the opinion of counsel to the Company, said transfer would be exempt from registration under the provisions of the 1933 Act and the regulations promulgated thereunder.

     4. Registration Rights. Upon or after the occurrence of a Triggering Event that occurs prior to the termination of this Agreement and upon receipt of a written request from the Acquiror, the Company shall prepare and file a registration statement with the Securities and Exchange Commission, covering the Option and such number of Option Shares as the Acquiror shall specify in its request, and the Company shall use its best efforts to cause such registration statement to be declared effective in order to permit the sale or other disposition of the Option and the Option Shares, provided that the Acquiror shall in no event have the right to have more than one such registration statement become effective (or only one demand registration if a Registration Statement which has been filed does not become effective because of the failure of the Acquiror to furnish information concerning the Acquiror) and provided further that the Company may postpone such preparation and filing for a period of time (not to exceed 90 days) if in its reasonable judgment such filing would require the disclosure of material information that the Company has a bona fide business purpose for preserving as confidential.

     In connection with such filing, the Company shall use its best efforts to cause to be delivered to the Acquiror such certificates, opinions, accountant's letters and other documents as the Acquiror shall reasonably request and as are customarily provided in connection with registrations of securities under the Securities Act of 1933, as amended, and the Acquiror shall provide to the Company such information regarding the Acquiror as the Company shall reasonably request for purposes of preparing such registration statement. In the event the Acquiror shall have exercised the option to acquire in the aggregate 50% or more of the shares which the Acquiror is entitled to purchase hereunder, all expenses incurred by the Company in complying with the provisions of this Section 4, including without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company and blue sky fees and expenses shall be paid by the Company. Underwriting discounts and commissions to brokers and dealers relating to the Option Shares, fees and disbursements of counsel to the Acquiror and any other expenses incurred by the Acquiror in connection with such registration shall be borne by the Acquiror. In connection with such filing, the Company shall indemnify and hold harmless the Acquiror against any losses, claims, damages or liabilities, joint or several, to which the Acquiror may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any preliminary or final prospectus or any amendment or supplement thereto, or arise out of a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Company will reimburse the Acquiror for any legal or other expense reasonably incurred by the Acquiror in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such preliminary or final prospectus or such amendment or supplement thereto in reliance upon and in conformity with written information furnished by or on behalf of the Acquiror specifically for use in the preparation thereof. The Acquiror will indemnify and hold harmless the Company to the same extent as set forth in the immediately preceding sentence but only with reference to written information specifically furnished by or on behalf of the Acquiror for use in the preparation of such preliminary or final prospectus or such amendment or supplement thereto; and the Acquiror will reimburse the Company for any legal or other expense reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action.

     5. Adjustment Upon Changes in Capitalization. In the event of any change in the Common Stock by reason of stock dividends, stock splits, mergers, recapitalizations, combinations, conversions, exchanges of shares or the like, then the number and kind of Option Shares and the Option Price shall be appropriately adjusted.

     In the event any capital reorganization or reclassification of the Common Stock, or any consolidation, merger or similar transaction of the Company with another entity, or any sale of all or substantially all of the assets of the Company shall be effected in such a way that the holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provisions (in form reasonably satisfactory to the holder hereof) shall be made whereby the holder hereof shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified herein and in lieu of the Common Stock immediately theretofore purchasable and receivable upon exercise of the rights represented by this Option, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore purchasable and receivable upon exercise of the rights represented by this Option had such reorganization, reclassification, consolidation, merger or sale not taken place; provided, however, that if such transaction results in the holders of Common Stock receiving only cash, the holder hereof shall, upon exercise of the Option, be paid the excess, if any, of such cash consideration over the Option Price without the need to exercise the Option.

     6. Filings and Consents. Each of the Acquiror and the Company will use its best efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement.

     Exercise of the Option herein provided shall be subject to compliance with all applicable laws including, in the event the Acquiror is the holder hereof, approval of the Board of Governors of the Federal Reserve System, and the Company agrees to cooperate with and furnish to the holder hereof such information and documents as may be reasonably required to secure such approvals.

     7. Representations and Warranties of the Company. The Company hereby represents and warrants to the Acquiror as follows:

     a. Due Authorization. The Company has full corporate power and authority to execute, deliver and perform this Agreement and all corporate action necessary for execution, delivery and performance of this Agreement has been duly taken by the Company.

     b. Authorized Shares. The Company has taken and, as long as the Option is outstanding, will take all necessary corporate action to authorize and reserve for issuance all shares of Common Stock that may be issued pursuant to any exercise of the Option.

     c. No Conflicts. Neither the execution and delivery of this Agreement nor consummation of the transactions contemplated hereby (assuming all appropriate regulatory approvals) will violate or result in any violation or default of or be in conflict with or constitute a default under any term of the articles of association or by-laws of the Company or any agreement, instrument, judgment, decree, statute, rule or order applicable to the Company.

     8. Specific Performance. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement and that the obligations of the parties hereto shall be specifically enforceable. Notwithstanding the foregoing, the Acquiror shall have the right to seek money damages against the Company for a breach of this Agreement.

     9. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof.

     10. Assignment or Transfer. The Acquiror may not sell, assign or otherwise transfer its rights and obligations hereunder, in whole or in part, to any person or group of persons other than to an affiliate of the Acquiror, except upon or after the occurrence of a Triggering Event. The Acquiror represents that it is acquiring the Option for the Acquiror's own account and not with a view to or for sale in connection with any distribution of the Option or the Option Shares. The Acquiror is aware that presently neither the Option nor the Option Shares are being offered by a registration statement filed with, and declared effective by, the Securities and Exchange Commission, but instead are being offered in reliance upon the exemption from the registration requirements pursuant to Section 4(2) of the Securities Act of 1933, as amended. The Acquiror shall have the right to assign this Agreement to any party it selects after the occurrence of a Triggering Event, subject to the application of all applicable securities laws.

     11. Amendment of Agreement. In the event that the parties hereto mutually consent, this Agreement may be amended in writing at any time, for the purpose of facilitating performance hereunder or to comply with any applicable regulation of any governmental authority or any applicable order of any court or for any other purpose.

     12. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

     13. Notices. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered personally, by express service, cable, telegram or telex, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

         If to the Acquiror:

         if delivered:

                  General Counsel, Midlantic Corporation
                  499 Thornall Street
                  Edison, New Jersey  08837
                  Telephone: (908) 321-8200
                  Facsimile: (908) 321-8518

         if mailed:

                  General Counsel, Midlantic Corporation
                  P.O. Box 600
                  Edison, New Jersey  08818-0600
                  Telephone: (908) 321-8200
                  Facsimile: (908) 321-8518

         With a copy to:

         if delivered:

                  Pitney, Hardin, Kipp & Szuch
                  200 Campus Drive
                  Florham Park, New Jersey  07932-0950
                  Telephone: (201) 966-6300
                  Facsimile: (201) 966-1500
                  Attention: Joseph Lunin, Esq.

         if mailed:

                  Pitney, Hardin, Kipp & Szuch
                  P.O. Box 1945
                  Morristown, New Jersey  07962-1945
                  Telephone: (201) 966-6300
                  Facsimile: (201) 966-1500
                  Attention: Joseph Lunin, Esq.

         If to the Company:

                  Bank and Trust Company of Old York Road
                  York and Easton Roads
                  Willow Grove, Pennsylvania  19090-3282
                  Telephone: (215) 784-1980
                  Facsimile: (215) 659-3420
                  Attention: Erwin K. Wenner,
                    Chief Executive Officer

         With a copy to:

                  Fellheimer Eichen Braverman & Kaskey
                  One Liberty Place
                  1650 Market Street
                  Philadelphia, Pennsylvania  19103
                  Telephone: (215) 575-3800
                  Facsimile: (215) 575-3801
                  Attention: Alan Fellheimer, Esq.

or to such other address as the person to whom notice is to be given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

     14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.

     15. Captions. The captions in the Agreement are inserted for convenience and reference purposes, and shall not limit or otherwise affect any of the terms or provisions hereof.

     16. Waivers and Extensions. The parties hereto may, by mutual consent, extend the time for performance of any of the obligations or acts of either party hereto. Each party may waive (i) compliance with any of the covenants of the other party contained in this Agreement and/or (ii) the other party's performance of any of its obligations set forth in this Agreement.

     17. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement, except as provided in Section 10 permitting the Acquiror to assign its rights and obligations hereunder.

     18. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     19. Termination. This Agreement shall terminate upon either (i) the termination of the Merger Agreement as provided therein, or (ii) the consummation of the transactions contemplated by the Merger Agreement; provided, however, that if termination of the Merger Agreement occurs after the occurrence of a Triggering Event, this Agreement shall not terminate until the later of 18 months following the date of the termination of the Merger Agreement or the consummation of any proposed transactions which constitute the Triggering Event, provided however, that in the event a Triggering Event has occurred but has not been consummated, and the Company proposes to file a Registration Statement with the Securities and Exchange Commission in connection with the registration and issuance of securities solely to raise capital for the Company, and the Company notifies the Acquiror not less than 30 days prior to the filing of such Registration Statement, promptly furnishes to the Acquiror copies of all documents filed by the Company with the Securities and Exchange Commission, including the Registration Statement and all amendments thereto, and notifies the Company of the effective term of the Registration Statement not less than 3 days in advance of the effective date of such Registration Statement, then this Agreement shall terminate at the close of business on the date of the effectiveness of such Registration Statement.

     IN WITNESS WHEREOF, each of the parties hereto, pursuant to resolutions adopted by its Board of Directors, has caused this Agreement to be executed by its duly authorized officer, all as of the day and year first above written.

                                       OLD YORK ROAD BANCORP, INC.

                                       By:  /s/ MARK HANKIN
                                           ---------------------------
                                          Name:  Mark Hankin
                                          Title: Chairman


                                        MIDLANTIC CORPORATION

                                        By: /s/ DONALD W. EBBERT, JR.
                                           ----------------------------
                                           Name:  Donald W. Ebbert, Jr.
                                           Title: Senior Vice President
                                              and Treasurer

                                                                     APPENDIX C

- -------------------------------------------------------------------------------
                                                                          DRAFT

_______________, 1995

Board of Directors
Old York Road Bancorp, Inc.
York and Easton Roads
Willow Grove, PA  19090

Directors:

     You have requested our opinion as to the fairness, from a financial point of view, to the holders of outstanding shares of common stock, par value $1.00 per share (the "Shares"), of Old York Bancorp, Inc. ("Company") of the consideration to be paid to them for the Shares (the "Consideration") pursuant to the Agreement and Plan of Merger, dated as December 29, 1994, by and between Midlantic Corporation ("Midlantic"), Midlantic Bank, N.A., Bank and Trust Company of Old York Road and the Company (the "Agreement").

     Under the terms of the Agreement, the Company will be merged with and into Midlantic (the "Merger") and each Share issued and outstanding immediately prior to the Merger will be converted into the right to receive, at the holder's election, either (a) 0.3721 shares of Midlantic's common stock, par value $3.00 per share ("Midlantic Common Stock"), or (b) $10.00 in cash, subject to certain limitations and adjustments set forth in the Agreement.

     Sandler O'Neill Corporate Strategies, a division of Sandler O'Neill & Partners, L.P., as part of its investment banking business, is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions.

     In connection with this opinion, we have reviewed, among other things: (i) the Agreement; (ii) the Stock Option Agreement dated as of December 29, 1994 by and between the Company and Midlantic; (iii) the audited consolidated financial statements and management's discussion and analysis of the financial condition and results of operations of each of the Company and Midlantic for the three years ended December 31, 1993; (iv) the unaudited consolidated financial statements and management's discussion and analysis of the financial condition and results of operations for the interim period ending September 30, 1994 of each of the company and Midlantic; (v) financial analyses and forecasts for the Company prepared by and/or reviewed with the management of the Company; (vi) the views of senior management of each of the Company and Midlantic of their respective past and current business operations, results thereof, financial condition and future prospects; (vii) the reported price and trading activity for the Company's common stock and Midlantic's Common Stock, including a comparison of certain financial and stock market information for the Company and Midlantic with similar information for certain other companies the securities

Board of Directors
Old York Road Bancorp, Inc.
________________, 1995
Page 2                                                                    DRAFT


of which are publicly traded; (viii) the financial terms of recent business combinations in the banking industry; (ix) the pro forma impact of the transaction on Midlantic; (x) the current market environment generally and the banking environment in particular; and (xi) such other information, financial studies, analyses and investigations and financial, economic and market criteria as we considered relevant.

     In performing our review, we have assumed and relied upon, without independent verification, the accuracy and completeness of all of the financial information, analyses and other information reviewed by and discussed with us, and we did not make any independent evaluation or appraisal of specific assets, the collateral securing assets or the liabilities of the Company or Midlantic or any of their subsidiaries, or the collectibility of any such assets (relying, where relevant, on the analyses and estimates of the Company and Midlantic). With respect to the financial projections reviewed with management, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of the respective future financial performances of each of the Company and Midlantic, and that such performances will be achieved. We have also assumed that there has been no material change in the Company's or Midlantic's assets, financial condition, results of operations, business or prospects since the date of the last financial statements made available to us. We have further assumed that the company will remain as a going concern for all periods relevant to our analysis, and that the conditions precedent in the Agreement are not waived.

     Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us of, the date hereof. Events occurring after the date hereof could materially affect the assumptions used in preparing this opinion. We have not undertaken to reaffirm or revise this opinion or otherwise comment upon any events occurring after the date hereof.

     We have acted as the Company's financial advisor in connection with the Merger and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the Merger. We have also received a fee for rendering this opinion. We have also provided general financial advisory services for the Company and have received fees for such services.

     In the ordinary course of our business, we may actively trade the equity securities of both the Company and Midlantic for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

     It is understood that this opinion is not to be quoted or referred to, in whole or in part, in a registration statement, prospectus or proxy statement, or in any other document used in connection with the offering or sale of securities, nor shall this letter be used for any other purposes, without Sandler O'Neill's prior written consent.

Board of Directors
Old York Road Bancorp, Inc.
________________, 1995
Page 3                                                                    DRAFT


     Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be paid by Midlantic to the holders of Shares pursuant to the Agreement is fair, from a financial point of view, to such holders.

                                       Very truly yours,

                                              DRAFT

                                       Sandler O'Neill & Partners, L.P.

                                                                      APPENDIX D
                             SUBCHAPTER 15D OF THE
                     PENNSYLVANIA BUSINESS CORPORATION LAW

                               DISSENTERS RIGHTS

Section
1571.        Application and effect of subchapter.
1572.        Definitions.
1573.        Record and beneficial holders and owners.
1574.        Notice of intention to dissent.
1575.        Notice to demand payment.
1576.        Failure to comply with notice to demand payment, etc.
1577.        Release of restrictions or payment for shares.
1578.        Estimate by dissenter of fair value of shares.
1579.        Valuation proceedings generally.
1580.        Costs and expenses of valuation proceedings.

ss. 1571.    Application and effect of subchapter

    (a) General rule.--Except as otherwise provided in subsection (b), any shareholder of a business corporation shall have the right to dissent from, and to obtain payment of the fair value of his shares in the event of, any corporate action, or to otherwise obtain fair value for his shares, where this part expressly provides that a shareholder shall have the rights and remedies provided in this subchapter. See:

     Section 1906(c) (relating to dissenters rights upon special treatment).

     Section 1930 (relating to dissenters rights).

     Section 1931(d) (relating to dissenters rights in share exchanges).

     Section 1932(c) (relating to dissenters rights in asset transfers).

     Section 1952(d) (relating to dissenters rights in division).

     Section 1962(c) (relating to dissenters rights in conversion).

     Section 2104(b) (relating to procedure).

     Section 2324 (relating to corporation option where a restriction on transfer of a security is held invalid).

     Section 2325(b) (relating to minimum vote requirement).

     Section 2704(c) (relating to dissenters rights upon election).

     Section 2705(d) (relating to dissenters rights upon renewal of election).

     Section 2907(a) (relating to proceedings to terminate breach of qualifying conditions).

     Section 7104(b)(3) (relating to procedure).

    (b)  Exceptions.--

         (1) Except as otherwise provided in paragraph (2), the holders of the shares of any class or series of shares that, at the record date fixed to determine the shareholders entitled to notice of and to vote at the meeting at which a plan specified in any of section 1930, 1931(d), 1932(c) or 1952(d) is to be voted on, are either:

               (i) listed on a national securities exchange; or

               (ii) held of record by more than 2,000 shareholders; shall not have the right to obtain payment of the fair value of any such shares under this subchapter.

          (2) Paragraph (1) shall not apply to and dissenters rights shall be available without regard to the exception provided in that paragraph in the case of:

               (i) Shares converted by a plan if the shares are not converted solely into shares of the acquiring, surviving, new or other corporation or solely into such shares and money in lieu of fractional shares.

               (ii) Shares of any preferred or special class unless the articles, the plan or the terms of the transaction entitle all shareholders of the class to vote thereon and require for the adoption of the plan or the effectuation of the transaction the affirmative vote of a majority of the votes cast by all shareholders of the class.

               (iii) Shares entitled to dissenters rights under section 1906(c) (relating to dissenters rights upon special treatment).

          (3) The shareholders of a corporation that acquires by purchase, lease, exchange or other disposition all or substantially all of the shares, property or assets of another corporation by the issuance of shares, obligations or otherwise, with or without assuming the liabilities of the other corporation and with or without the intervention of another corporation or other person, shall not be entitled to the rights and remedies of dissenting shareholders provided in this subchapter regardless of the fact, if it be the case, that the acquisition was accomplished by the issuance of voting shares of the corporation to be outstanding immediately after the acquisition sufficient to elect a majority or more of the directors of the corporation.

     (c) Grant of optional dissenters rights.--The bylaws or a resolution of the board of directors may direct that all or a part of the shareholders shall have dissenters rights in connection with any corporate action or other transaction that would otherwise not entitle such shareholders to dissenters rights.

     (d) Notice of dissenters rights.--Unless otherwise provided by statute, if a proposed corporate action that would give rise to dissenters rights under this subpart is submitted to a vote at a meeting of shareholders, there shall be included in or enclosed with the notice of meeting:

          (1) a statement of the proposed action and a statement that the shareholders have a right to dissent and obtain payment of the fair value of their shares by complying with the terms of this subchapter; and

          (2) a copy of this subchapter.

     (e) Other statutes.--The procedures of this subchapter shall also be applicable to any transaction described in any statute other than this part that makes reference to this subchapter for the purpose of granting dissenters rights.

     (f) Certain provisions of articles ineffective.--This subchapter may not be relaxed by any provision of the articles.

     (g) Cross references.--See sections 1105 (relating to restriction on equitable relief), 1904 (relating to de facto transaction doctrine abolished) and 2512 (relating to dissenters rights procedure).

ss. 1572. Definitions

     The following words and phrases when used in this subchapter shall have the meanings given to them in this section unless the context clearly indicates otherwise:

     "Corporation." The issuer of the shares held or owned by the dissenter before the corporate action or the successor by merger, consolidation, division, conversion or otherwise of that issuer. A plan of division may designate which of the resulting corporations is the successor corporation for the purposes of this subchapter. The successor corporation in a division shall have sole responsibility for payments to dissenters and other liabilities under this subchapter except as otherwise provided in the plan of division.

     "Dissenter." A shareholder or beneficial owner who is entitled to and does assert dissenters rights under this subchapter and who has performed every act required up to the time involved for the assertion of those rights.

     "Fair value." The fair value of shares immediately before the effectuation of the corporate action to which the dissenter objects, taking into account all relevant factors, but excluding any appreciation or depreciation in anticipation of the corporate action.

     "Interest." Interest from the effective date of the corporate action until the date of payment at such rate as is fair and equitable under all the circumstances, taking into account all relevant factors, including the average rate currently paid by the corporation on its principal bank loans.

ss. 1573. Record and beneficial holders and owners

     (a) Record holders of shares.--A record holder of shares of a business corporation may assert dissenters rights as to fewer than all of the shares registered in his name only if he dissents with respect to all the shares of the same class or series beneficially owned by any one person and discloses the name and address of the person or persons on whose behalf he dissents. In that event, his rights shall be determined as if the shares as to which he has dissented and his other shares were registered in the names of different shareholders.

     (b) Beneficial owners of shares.--A beneficial owner of shares of a business corporation who is not the record holder may assert dissenters rights with respect to shares held on his behalf and shall be treated as a dissenting shareholder under the terms of this subchapter if he submits to the corporation not later than the time of the assertion of dissenters rights a written consent of the record holder. A beneficial owner may not dissent with respect to some but less than all shares of the same class or series owned by the owner, whether or not the shares so owned by him are registered in his name.

ss. 1574. Notice of intention to dissent

     If the proposed corporate action is submitted to a vote at a meeting of shareholders of a business corporation, any person who wishes to dissent and obtain payment of the fair value of his shares must file with the corporation, prior to the vote, a written notice of intention to demand that he be paid the fair value for his shares if the proposed action is effectuated, must effect no change in the beneficial ownership of his shares from the date of such filing continuously through the effective date of the proposed action and must refrain from voting his shares in approval of such action. A dissenter who fails in any respect shall not acquire any right to payment of the fair value of his shares under this subchapter. Neither a proxy nor a vote against the proposed corporate action shall constitute the written notice required by this section.

ss. 1575. Notice to demand payment

     (a) General rule.--If the proposed corporate action is approved by the required vote at a meeting of shareholders of a business corporation, the corporation shall mail a further notice to all dissenters who gave due notice of intention to demand payment of the fair value of their shares and who refrained from voting in favor of the proposed action. If the proposed corporate action is to be taken without a vote of shareholders, the corporation shall send to all shareholders who are entitled to dissent and demand payment of the fair value of their shares a notice of the adoption of the plan or other corporate action. In either case, the notice shall:

          (1) State where and when a demand for payment must be sent and certificates for certificated shares must be deposited in order to obtain payment.

          (2) Inform holders of uncertificated shares to what extent transfer of shares will be restricted from the time that demand for payment is received.

          (3) Supply a form for demanding payment that includes a request for certification of the date on which the shareholder, or the person on whose behalf the shareholder dissents, acquired beneficial ownership of the shares.

          (4) Be accompanied by a copy of this subchapter.

     (b) Time for receipt of demand for payment.--The time set for receipt of the demand and deposit of certificated shares shall be not less than 30 days from the mailing of the notice.

ss. 1576. Failure to comply with notice to demand payment, etc.

     (a) Effect of failure of shareholder to act.--A shareholder who fails to timely demand payment, or fails (in the case of certificated shares) to timely deposit certificates, as required by a notice pursuant to section 1575 (relating to notice to demand payment) shall not have any right under this subchapter to receive payment of the fair value of his shares.

     (b) Restriction on uncertificated shares.--If the shares are not represented by certificates, the business corporation may restrict their transfer from the time of receipt of demand for payment until effectuation of the proposed corporate action or the release of restrictions under the terms of section 1577(a) (relating to failure to effectuate corporate action).

     (c) Rights retained by shareholder.--The dissenter shall retain all other rights of a shareholder until those rights are modified by effectuation of the proposed corporate action.

ss. 1577. Release of restrictions or payment for shares

     (a) Failure to effectuate corporate action.--Within 60 days after the date set for demanding payment and depositing certificates, if the business corporation has not effectuated the proposed corporate action, it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment.

     (b) Renewal of notice to demand payment.--When uncertificated shares have been released from transfer restrictions and deposited certificates have been returned, the corporation may at any later time send a new notice conforming to the requirements of section 1575 (relating to notice to demand payment), with like effect.

     (c) Payment of fair value of shares.--Promptly after effectuation of the proposed corporate action, or upon timely receipt of demand for payment if the corporate action has already been effectuated, the corporation shall either remit to dissenters who have made demand and (if their shares are certificated) have deposited their certificates the amount that the corporation estimates to be the fair value of the shares, or give written notice that no remittance under this section will be made. The remittance or notice shall be accompanied by:

          (1) The closing balance sheet and statement of income of the issuer of the shares held or owned by the dissenter for a fiscal year ending not more than 16 months before the date of remittance or notice together with the latest available interim financial statements.

          (2) A statement of the corporation's estimate of the fair value of the shares.

          (3) A notice of the right of the dissenter to demand payment or supplemental payment, as the case may be, accompanied by a copy of this subchapter.

     (d) Failure to make payment.--If the corporation does not remit the amount of its estimate of the fair value of the shares as provided by subsection (c), it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment. The corporation may make a notation on any such certificate or on the records of the corporation relating to any such uncertificated shares that such demand has been made. If shares with respect to which notation has been made shall be transferred, each new certificate issued therefor or the records relating to any transferred uncertificated shares shall bear a similar notation, together with the name of the original dissenting holder or owner of such shares. A transferee of such shares shall not acquire by such transfer any rights in the corporation other than those that the original dissenter had after making demand for payment of their fair value.

ss. 1578. Estimate by dissenter of fair value of shares

     (a) General rule.--If the business corporation gives notice of its estimate of the fair value of the shares, without remitting such amount, or remits payment of its estimate of the fair value of a dissenter's shares as permitted by section 1577(c) (relating to payment of fair value of shares) and the dissenter believes that the amount stated or remitted is less than the fair value of his shares, he may send to the corporation his own estimate of the fair value of the shares, which shall be deemed a demand for payment of the amount or the deficiency.

     (b) Effect of failure to file estimate.--Where the dissenter does not file his own estimate under subsection (a) within 30 days after the mailing by the corporation of its remittance or notice, the dissenter shall be entitled to no more than the amount stated in the notice or remitted to him by the corporation.

ss. 1579. Valuation proceedings generally

     (a) General rule.--Within 60 days after the latest of:

          (1) effectuation of the proposed corporate action;

          (2) timely receipt of any demands for payment under section 1575 (relating to notice to demand payment); or

          (3) timely receipt of any estimates pursuant to section 1578 (relating to estimate by dissenter of fair value of shares);

if any demands for payment remain unsettled, the business corporation may file in court an application for relief requesting that the fair value of the shares be determined by the court.

     (b) Mandatory joinder of dissenters.--All dissenters, wherever residing, whose demands have not been settled shall be made parties to the proceeding as in an action against their shares. A copy of the application shall be served on each such dissenter. If a dissenter is a nonresident, the copy may be served on him in the manner provided or prescribed by or pursuant to 42 Pa.C.S. Ch. 53 (relating to bases of jurisdiction and interstate and international procedure).

     (c) Jurisdiction of the court.--The jurisdiction of the court shall be plenary and exclusive. The court may appoint an appraiser to receive evidence and recommend a decision on the issue of fair value. The appraiser shall have such power and authority as may be specified in the order of appointment or in any amendment thereof.

     (d) Measure of recovery.--Each dissenter who is made a party shall be entitled to recover the amount by which the fair value of his shares is found to exceed the amount, if any, previously remitted, plus interest.

     (e) Effect of corporation's failure to file application.--If the corporation fails to file an application as provided in subsection (a), any dissenter who made a demand and who has not already settled his claim against the corporation may do so in the name of the corporation at any time within 30 days after the expiration of the 60-day period. If a dissenter does not file an application shall be paid the corporation's estimate of the fair value of the shares and no more, and may bring an action to recover any amount not previously remitted.

ss. 1580. Costs and expenses of valuation proceedings

     (a) General rule.--The costs and expenses of any proceeding under section 1579 (relating to valuation proceedings generally), including the reasonable compensation and expenses of the appraiser appointed by the court, shall be determined by the court and assessed against the business corporation except that any part of the costs and expenses may be apportioned and assessed as the court deems appropriate against all or some of the dissenters who are parties and whose action in demanding supplemental payment under section 1578 (relating to estimate by dissenter of fair value of shares) the court finds to be dilatory, obdurate, arbitrary, vexatious or in bad faith.

     (b) Assessment of counsel fees and expert fees where lack of good faith appears.--Fees and expenses of counsel and of experts for the respective parties may be assessed as the court deems appropriate against the corporation and in favor of any or all dissenters if the corporation failed to comply substantially with the requirements of this subchapter and may be assessed against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted in bad faith or in a dilatory, obdurate, arbitrary or vexatious manner in respect to the rights provided by this subchapter.

     (c) Award of fees for benefits to other dissenters.--If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and should not be assessed against the corporation, it may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20. Indemnification of Directors and Officers.

     The Registrant's Certificate of Incorporation provides that the Registrant shall indemnify to the full extent from time to time permitted by law any person (and the legal representative of any person) made or threatened to be made a party to, or a witness or other participant in, any threatened, pending or completed legal proceeding by reason of the fact that such person is or was a director, officer, employee or other agent of the Registrant or any of its subsidiaries or serves or served any other enterprise at the request of the Registrant. Any such person shall be indemnified against expenses, judgments, fines, penalties and amounts paid in settlement (including amounts paid pursuant to judgments or settlements in derivative actions, i.e., those brought by or in the right of the corporation).

     Statutory authority for indemnification of the Registrant's directors and officers is contained in the New Jersey Business Corporation Act (the "NJBCA"), in particular Section 14A:3-5 of the NJBCA, the material provisions of which may be summarized as follows:

     Derivative and Nonderivative Proceedings. Section 14A:3-5 of the NJBCA provides that in nonderivative proceedings (proceedings other than those brought by or in the right of the corporation), a corporation may indemnify "corporate agents" (defined to include directors, officers, employees and persons serving in other capacities at the corporation's request) against both "expenses" (defined as reasonable costs, disbursements and counsel fees) and "liabilities" (defined to include judgments, fines, settlements and penalties) if the corporate agent acted in good faith and in a manner such corporate agent reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, such corporate agent had no reasonable cause to believe the conduct was unlawful. The NJBCA also provides that in derivative proceedings (proceedings brought by or in the right of the corporation), a corporation may indemnify corporate agents against expenses if the corporate agent acted in good faith and in a manner such corporate agent reasonably believed to be in or not opposed to the best interests of the corporation. In all cases the NJBCA requires the corporation to indemnify against expenses, including counsel fees, to the extent that a corporate agent has been successful in a derivative or nonderivative proceeding on the merits or otherwise, or in defense of any claim, issue or matter therein, and permits a corporation to advance expenses upon an undertaking for repayment if it shall ultimately be determined that the corporate agent is not entitled to indemnification. The NJBCA states that the indemnification it provides "shall not exclude any other rights, including the right to be indemnified against liabilities and expenses incurred in proceedings by or in the right of the corporation," to which a corporate agent may be entitled "under a certificate of incorporation, by-law, agreement, vote of shareholders or otherwise," unless the agent has been adjudged guilty of a breach of loyalty, a failure to act in good faith, a knowing violation of law, or the receipt of an improper personal benefit.

     To the extent that the Registrant's Certificate of Incorporation requires indemnification against a judgment of settlement in a derivative action, it goes beyond the indemnification expressly required by the NJBCA but not beyond the indemnification a corporation is permitted to provide in its certificate of incorporation. Some courts have questioned the propriety of indemnification against amounts paid pursuant to judgments or settlements in derivative actions because of the circularity resulting from such indemnification payments. However, although there has been no judicial interpretation of relevant provisions of the NJBCA, the Registrant believes that the NJBCA permits indemnification in derivative actions if the indemnified person has not been adjudged guilty of a breach of loyalty, failure to act in good faith, a knowing violation of law or receipt of an improper personal benefit.

     Determinations Regarding Indemnification. Indemnification of a party (unless ordered by a court) is dependent upon a determination that such indemnification is proper because the party has met the applicable standards set forth above. Such a determination must be made (a) by the Board of Directors or a committee thereof acting by a majority vote of a quorum consisting of directors who were not parties to or otherwise involved in the proceedings, or (b) under certain circumstances, by independent legal counsel in a written opinion, or (c) by the shareholders.

     Other Material Provisions. The indemnification provided by statute is not exclusive of other rights of indemnification, and inures to the benefit of an officer's or director's legal representative, provided that a corporation may not indemnify an officer or director that has been adjudged guilty of a breach of loyalty, a failure to act in good faith, a knowing violation of law or the receipt of any improper personal benefit. A corporation may purchase and maintain insurance against expenses incurred by, and liabilities asserted against, directors, officers, employees or agents, whether or not the corporation would be empowered to provide such indemnity, and such insurance may be purchased from an insurer affiliated with such corporation, whether or not such insurer does business with any other insured.

                         ------------------------------

     The officers and directors of the Registrant are insured against certain liabilities which they may incur in their respective capacities as officers or directors pursuant to directors and officers liability insurance policies which provide coverage up to $50,000,000, subject to a corporate retention of $5,000,000.

Item 21. Exhibits

Exhibit No.         Description

A. 2(a)* Agreement and Plan of Merger, dated as of December 29, 1994, among Midlantic Corporation, Midlantic Bank National Association, Old York Road Bancorp, Inc. and Bank and Trust Company of Old York Road, included as Appendix A to the Proxy Statement/Prospectus.

   2(b)* Stock Option Agreement, dated as of December 29, 1994, between Midlantic Corporation and Old York Road Bancorp, Inc., included as Appendix B to the Proxy Statement/Prospectus.

   5 Opinion of Pitney, Hardin, Kipp & Szuch as to the legality of the securities to be registered.

   8 Opinion of Pitney, Hardin, Kipp & Szuch as to certain tax consequences of the Merger.

   13 Old York's Annual Report on Form 10-KSB for the year ended December 31, 1994.

   23(a)    Consent of Coopers & Lybrand L.L.P.

   23(b)    Consent of Rudolph, Palitz LLP.

   23(c)    Consent of Pitney, Hardin, Kipp & Szuch (included in Exhibit 5 and
            Exhibit 8 hereto).

   23(d)    Consent of Sandler O'Neill & Partners, L.P.

   24       Powers of Attorney

   99(a)    Form of Proxy Card to be utilized by the Board of Directors of Old
            York.

C. 4(b)* Fairness Opinion of Sandler, O'Neill & Partners, L.P. (included as Appendix C to the Proxy Statement/Prospectus)

- ----------
*  Included elsewhere in this registration statement.
** Incorporated by Reference from other filed documents, as indicated.

Item 22.  Undertakings

1. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933 (the "Act"), each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

2. The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

3. The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph 2 immediately preceding, or (ii) that purports to meet the requirements of Section 10(a) (3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Act, each such post effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

4. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

5. The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

6. Subject to appropriate interpretation, the undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it becomes effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-4 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Edison, State of New Jersey, on the 28th day of April, 1995.


                                    MIDLANTIC CORPORATION


                                    By: GARRY J. SCHEURING
                                        ------------------------------------
                                        Garry J. Scheuring,
                                        Chairman and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


      Signature                       Title                        Date
      ---------                       -----                        ----

GARRY J. SCHEURING            Chairman of the Board               April 28, 1995
- ------------------------      and Director (Chief
Garry J. Scheuring            Executive Officer)

HOWARD I. ATKINS
- ------------------------      Executive Vice President            April 28, 1995
Howard I. Atkins              and Chief Financial Officer

JAMES E. KELLY
- ------------------------      Controller                          April 28, 1995
James E. Kelly

        *                     Director                            April 28, 1995
- ------------------------
Charles E. Ehinger

        *                     Director                            April 28, 1995
- ------------------------
David F. Girard-di Carlo

        *                     Director                            April 28, 1995
- ------------------------
Frederick C. Haab

        *                     Director                            April 28, 1995
- ------------------------
Kevork S. Hovnanian

        *                     Director                            April 28, 1995
- ------------------------
Arthur J. Kania

      Signature                       Title                        Date
      ---------                       -----                        ----

        *                     Director                            April 28, 1995
- ------------------------
Aubrey C. Lewis

        *                     Director                            April 28, 1995
- ------------------------
David F. McBride

        *                     Director                            April 28, 1995
- ------------------------
Desmond P. McDonald

        *                     Director                            April 28, 1995
- ------------------------
William E. McKenna

        *                     Director                            April 28, 1995
- ------------------------
Roy T. Peraino

        *                     Director                            April 28, 1995
- ------------------------
Ernest L. Ransome, III

        *                     Director                            April 28, 1995
- ------------------------
B.P. Russell

        *                     Director                            April 28, 1995
- ------------------------
Fred R. Sullivan

        *                     Director                            April 28, 1995
- ------------------------
Marcy Syms

        *                     Director                            April 28, 1995
- ------------------------
Harold L. Yoh, Jr.



* Joseph H. Kott, by signing his name hereto, does sign this document on behalf of each of the persons named above, pursuant to powers of attorney duly executed by such persons and filed with the Securities and Exchange Commission.

By JOSEPH H. KOTT
   --------------------
   Joseph H. Kott,
   As Attorney-In-Fact

                               INDEX TO EXHIBITS

Exhibit No.    Description
- -----------    -----------

2(a)* Agreement and Plan of Merger, dated as of December 29, 1994, among Midlantic Corporation, Midlantic Bank National Association, Old York Road Bancorp, Inc. and Bank and Trust Company of Old York Road, included as Appendix A to the Proxy
               Statement/Prospectus.

2(b)* Stock Option Agreement, dated as of December 29, 1994, between Midlantic Corporation and Old York Road Bancorp, Inc., included as Appendix B to the Proxy Statement/Prospectus.

5 Opinion of Pitney, Hardin, Kipp & Szuch as to the legality of the securities to be registered.

8 Opinion of Pitney, Hardin, Kipp & Szuch as to certain tax consequences of the Merger.

13             Old York's Annual Report on Form 10-KSB for the year ended
               December 31, 1994.

23(a)          Consent of Coopers & Lybrand L.L.P.

23(b)          Consent of Rudolph, Palitz LLP.

23(c) Consent of Pitney, Hardin, Kipp & Szuch (included in Exhibit 5 and Exhibit 8 hereto).

23(d)          Consent of Sandler O'Neill & Partners, L.P.

24             Powers of Attorney

99(a) Form of Proxy Card to be utilized by the Board of Directors of Old York.

4(b)* Fairness Opinion of Sandler, O'Neill & Partners, L.P. (included as Appendix C to the Proxy Statement).

- -------------
*  Included elsewhere in this registration statement.

** Incorporated by Reference from other filed documents, as indicated.